SCHEDULE 14A INFORMATION

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Saia, Inc.

(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 26, 2018

To Our Stockholders:

We cordially invite you to attend the 2018 annual meeting of stockholders of Saia, Inc. The meeting will take place at the Renaissance Concourse Atlanta Airport Hotel, One Hartsfield Centre Parkway, Atlanta, Georgia 30354 on April 26, 2018 at 10:30 a.m. local time. We look forward to your attendance, either in person or by proxy.

The purpose of the meeting is to:

1.	Elect four directors, each for a term of three years;
2.	Vote to approve the Saia, Inc. 2018 Omnibus Incentive Plan;
3.	Vote on an advisory basis to approve the compensation of Saia’s Named Executive Officers;
4.	Ratify the appointment of KPMG LLP as Saia’s independent registered public accounting firm for fiscal year 2018; and
5.	Transact any other business that may properly come before the meeting and any postponement or adjournment of the meeting.

Only stockholders of record at the close of business on March 7, 2018 may vote at the meeting or any postponements or adjournments of the meeting.

By order of the Board of Directors,

Frederick J. Holzgrefe, III
Secretary

March 20, 2018

Please complete, date, sign and return the accompanying proxy card or vote by telephone or the internet. The enclosed return envelope requires no additional postage if mailed in either the United States or Canada. Alternatively, you may vote electronically via the internet. Go to www.investorvote.com/saia and follow the steps outlined on the secure website.

If you are a registered stockholder, you may elect to have next year’s proxy statement and annual report made available to you via the internet. We strongly encourage you to enroll in this service. It is a cost-effective way for us to send you proxy materials and annual reports.

Your vote is very important. Please vote whether or not you plan to attend the meeting.

PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider and you should read the entire proxy statement before voting. For more complete information regarding the 2017 performance of Saia, Inc. (the “Company”), please review the Company’s Annual Report on Form 10-K.

2018 Annual Meeting of Stockholders

•	Date and Time:

April 26, 2018, 10:30 a.m., local time

•	Place:

Renaissance Concourse Atlanta Airport Hotel

One Hartsfield Centre Parkway

Atlanta, Georgia 30354

•	Record Date:

March 7, 2018

Voting Matters and Board Recommendations

Our Board’s Recommendation
Election of Four Directors (page 5)	FOR each Director Nominee
Approval of the Saia, Inc. 2018 Omnibus Incentive Plan (page 59)	FOR
Advisory Vote to Approve Executive Compensation (page 69)	FOR
Ratification of Appointment of Independent Registered Public Accounting Firm (page 70)	FOR

2017 Business Highlights

In 2017, the Company continued to effectively execute its long-term strategic plan and delivered strong operating results. The following illustrates the three-year directional relationship between Company performance, based on four of the Company’s key operating metrics, and the compensation (as defined below) of Saia’s President and Chief Executive Officer.

i

Director Nominees (page 5)

The Board of Directors consists of ten directors divided into three classes. Directors in each class are elected to serve for three-year terms that expire in successive years. The terms of the Class I directors will expire at the upcoming annual meeting. The Board of Directors has nominated the following persons for election as Class I directors for three-year terms expiring at the annual meeting of stockholders to be held in 2021. Each nominee is currently a director of Saia.

Name	Age	Director Since	Primary Occupation	Committee Memberships
Di-Ann Eisnor*	45	2017	Director of Growth of Waze Inc.	Compensation
William F. Evans*	70	2013	Retired Chief Financial Officer of Witness Systems, Inc.	Audit
Herbert A. Trucksess, III±	68	2000	Chairman of the Board and Retired Chief Executive Officer of Saia, Inc.	None
Jeffrey C. Ward*	59	2006	Vice President of A.T. Kearney, Inc.	Compensation; Nominating and Governance
*	Independent Director
±	Chairman of the Board of Directors

Management Proposals (pages 59-71)

1.

Approval of the Saia, Inc. 2018 Omnibus Incentive Plan. We are asking stockholders to approve the Saia, Inc. 2018 Omnibus Incentive Plan in order to make available 1,100,000 shares of common stock to be awarded to participants in the plan in the form of stock, restricted stock, restricted stock units, stock options, stock appreciation rights and performance stock units.

2.

Advisory Vote to Approve Executive Compensation. We are asking stockholders to approve on an advisory basis our Named Executive Officer compensation. The Board recommends a FOR vote because it believes that our compensation policies and practices are effective in attracting, motivating and retaining talented executive officers and aligning the executives’ long-term interests with those of our stockholders.

3.

Ratification of Appointment of Independent Registered Public Accounting Firm. As a matter of good governance, we are asking our stockholders to ratify the selection of KPMG LLP as our auditors for 2018.

Corporate Governance (page 12)

Saia has the following corporate governance provisions and policies:

•

Separate Chief Executive Officer and Chairman of the Board. The Chief Executive Officer is responsible for implementing the strategic direction of the Company and managing the day-to-day operation and performance of the Company, while the Chairman provides guidance to the Chief Executive Officer, sets the agenda for Board meetings and presides over meetings of the full Board.

•

The Board has a Lead Independent Director. The Lead Independent Director position ensures the Board has a director in a leadership position that is “independent” under all applicable rules of the NASDAQ Global Select Market and the Securities and Exchange Commission. The Lead Independent Director is elected annually by the independent directors. For 2017, the Lead Independent Director was Björn E. Olsson.

•

Majority Voting for Director Elections. Saia’s Bylaws require that, in an uncontested election, a nominee to the Board must receive more votes cast for than against his or her election in order to be elected to the Board. If an incumbent director fails to receive a majority of the vote for reelection, the Nominating and Governance Committee recommends to the full Board whether to accept or reject the nominee’s previously submitted resignation, and the full Board makes the final determination. We believe the ability of stockholders to vote for or against a director, as opposed to merely withholding a vote for a director, increases accountability to stockholders. The election of directors at the 2018 annual meeting of stockholders is an uncontested election.

•

Three Standing Committees of the Board of Directors: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. Saia’s Board committees are comprised entirely of independent directors. Saia’s committee charters are available free of charge on the Company’s website (www.saiacorp.com) under the investor relations section.

•

Stock Ownership Guidelines. The Company has adopted stock ownership guidelines that apply to all officers who are eligible to receive long-term incentives, including all Named Executive Officers, and to Saia’s directors.

•

Clawback Policy. The Company has a “clawback” policy for performance-based compensation where the payment was predicated on the achievement of financial results that were subsequently the subject of a material restatement and a lower payment would have been made based on the restated financial results.

•

Policy Against Hedging and Pledging of Saia Stock. Directors and employees subject to the Company’s insider trading policies may not engage in short sales of Saia common stock, in transactions involving puts, calls, or other derivative securities of the Company or in hedging transactions with respect to the Company. Additionally, directors and such employees are prohibited from holding Saia stock in a margin account and from pledging Saia common stock as collateral for indebtedness.

Executive Compensation Highlights (page 21)

•

2017 Say-on-Pay Results. In 2017, holders of 96.5% of our stock voting on the question approved on an advisory basis the compensation paid to our Named Executive Officers as described in the 2017 proxy statement. The chart below shows the Company’s “say-on-pay” results over the past five years:

•

Saia Company Performance Outpaces CEO Compensation. As part of the 2017 compensation analysis performed by Mercer US, Inc., independent compensation consultant to the Compensation Committee, the Committee reviewed the Company’s three-year total stockholder return (“TSR”) and three-year CEO “total direct compensation” for the period from 2014 – 2016. The graph below shows three-year TSR percentiles of the Company and other peer group companies. Saia’s three-year CEO total direct compensation (64th percentile) and three-year TSR (73[r]d percentile) reflect that Saia’s performance outpaces the compensation of its CEO over that period.

3-Year CEO Total Direct Compensation(1) vs. 3-Year Stockholder Return(2)

(1)

CEO total direct compensation reflects actual cash compensation earned for 2014 – 2016, in-the-money value of stock options, restricted stock and performance shares granted during 2014 – 2016 as of December 31, 2016 (for performance shares where performance period is complete, analysis reflects the actual number of shares earned; in other cases, the target number of shares was used). 2016 is the most recent year for which sufficient peer group data is available. TSR data was sourced by Mercer and compensation data is based on proxy statement disclosure for the peer group companies.

(2)

The shaded boxes represent the TSR of the Company and other peer group companies for the period from 2014 – 2016. Certain companies within our peer group were excluded from this analysis due to lack of sufficient data.

2017 Compensation Summary

Below is a summary of compensation awarded to, earned by or paid to the Named Executive Officers for services rendered in all capacities within Saia during the fiscal year ended December 31, 2017.

Name & Principal Position	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Richard D. O'Dell,	727,371	—	1,076,247	303,707	734,095	63,168	2,904,588
President & Chief Executive Officer (PEO)

Frederick J. Holzgrefe, III,	434,492	—	614,478	95,867	329,959	46,178	1,520,974
Executive Vice President & Chief Financial Officer (PFO)

Raymond R. Ramu,	372,443	—	396,069	55,445	198,571	34,313	1,056,840
Executive Vice President & Chief Customer Officer

T. Michelle Richard	264,981	—	107,810	30,510	133,716	28,934	565,951
Vice President of Human Resources

Craig A. Thompson	278,275	—	255,024	26,948	141,174	17,297	718,718
Executive Vice President Operations

Mark H. Robinson	305,048	—	169,224	47,856	170,580	39,780	732,488
Retired Vice President & Chief Information Officer

See also the narrative and footnotes accompanying the 2017 Summary Compensation Table on page 39.

Important Dates for 2019 Annual Meeting of Stockholders (page 74)

Any stockholder who intends to present a proposal at the annual meeting in 2019 must deliver such proposal to Saia’s corporate Secretary at 11465 Johns Creek Parkway, Suite 400, Johns Creek, Georgia 30097:

•	Not later than November 20, 2018, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.
•

On or after December 27, 2018, and on or before January 26, 2019, if the proposal is submitted pursuant to Saia’s By-Laws, in which case we are not required to include the proposal in our proxy materials.

v

SAIA, INC.

11465 Johns Creek Parkway, Suite 400

Johns Creek, Georgia 30097

2018 PROXY STATEMENT

The Board of Directors (the “Board”) of Saia, Inc. (“Saia” or the “Company”) is furnishing you this proxy statement in connection with the solicitation of proxies on its behalf for the 2018 annual meeting of stockholders. The meeting will take place at the Renaissance Concourse Atlanta Airport Hotel, One Hartsfield Centre Parkway, Atlanta, Georgia 30354 on April 26, 2018 at 10:30 a.m. local time. At the meeting, stockholders will vote on (a) the election of four directors, (b)  the Saia, Inc. 2018 Omnibus Incentive Plan, (c) an advisory basis to approve the compensation of Saia’s Named Executive Officers, (d) the ratification of the appointment of KPMG LLP as Saia’s independent registered public accounting firm for fiscal year 2018, and (e) the transaction of any other business that may properly come before the meeting, and any postponement or adjournment of the meeting, although we know of no other business to be presented.

By submitting your proxy (either by signing and returning the enclosed proxy card or by voting electronically on the internet or by telephone), you authorize Bjorn E. Olsson, Lead Independent Director, Richard D. O’Dell, Saia’s President and Chief Executive Officer, and Frederick J. Holzgrefe, III, Saia’s Executive Vice President & Chief Financial Officer and Secretary, to represent you and vote your shares at the meeting in accordance with your instructions. They also may vote your shares to adjourn the meeting and will be authorized to vote your shares at any postponements or adjournments of the meeting.

Saia’s Annual Report to Stockholders for the fiscal year ended December 31, 2017, which includes Saia’s audited annual consolidated financial statements, accompanies this proxy statement. Although the Annual Report is being distributed with this proxy statement, it does not constitute a part of the proxy solicitation materials and is not incorporated by reference into this proxy statement.

We are first sending this proxy statement, form of proxy and accompanying materials to stockholders on or about March 20, 2018.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY SUBMIT YOUR PROXY EITHER IN THE ENCLOSED ENVELOPE, VIA THE INTERNET OR BY TELEPHONE.

INFORMATION ABOUT THE ANNUAL MEETING

What is the purpose of the annual meeting?

At the annual meeting, the stockholders will be asked to:

1.	Elect four directors, each for a term of three years;
2.	Vote to approve the Saia, Inc. 2018 Omnibus Incentive Plan;
3.	Vote on an advisory basis to approve the compensation of Saia’s Named Executive Officers; and
4.	Ratify the appointment of KPMG LLP as Saia’s independent registered public accounting firm for fiscal year 2018.

Stockholders also will transact any other business that may properly come before the meeting. Members of Saia’s management team and a representative of KPMG LLP, Saia’s independent registered public accounting firm, will be present at the annual meeting to respond to appropriate questions from stockholders.

Who is entitled to vote?

You may vote if you owned shares of our common stock at the close of business on March 7, 2018, the record date for the annual meeting, provided such shares are held directly in your name as the stockholder of record or are held for you as the beneficial owner through a bank, broker or other nominee. Each outstanding share of common stock is entitled to one vote for all matters that properly come before the annual meeting for a vote. At the close of business on the record date, there were 25,676,455 shares of Saia common stock outstanding and entitled to vote.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

Stockholders of Record. If your shares are registered directly with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to us through the enclosed proxy card or to vote in person at the annual meeting.

Beneficial Owners. Many of our stockholders hold their shares through a bank, broker or other nominee rather than directly in their own name. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials (including a voting instruction card) are being forwarded to you by your bank, broker or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your bank, broker or nominee on how to vote your shares. As the beneficial owner of shares, you are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the annual meeting unless you obtain a legal proxy from your bank, broker or nominee and present it at the 2018 annual meeting. Your bank, broker or nominee has enclosed a voting instruction card for you to use in directing the bank, broker or nominee regarding how to vote your shares.

How do I vote?

Stockholders of Record.

1.You May Vote by Mail. If you properly complete and sign the accompanying proxy card and return it in the enclosed envelope, it will be voted in accordance with your instructions. The enclosed envelope requires no additional postage if mailed in either the United States or Canada.

2.You May Vote by Telephone or the Internet. You may vote by telephone or on the internet by following the instructions included on the proxy card. If you vote by telephone or on the internet, you do not have to mail in your proxy card. Internet and telephone voting are available 24 hours a day. Votes submitted through the internet (www.investorvote.com/SAIA) or by telephone (1-800-652-8683) must be received by 11:59 p.m. Eastern time on April 25, 2018.

NOTE:

If you are a registered stockholder, you may elect to have next year’s proxy statement and annual report made available to you via the internet. We strongly encourage you to enroll in this service. It is a cost-effective way for us to send you proxy materials and annual reports.

3.You May Vote in Person at the Meeting. You may deliver your completed proxy card in person. Additionally, we will pass out written ballots to registered stockholders who wish to vote in person at the meeting.

Beneficial Owners.

If you hold your shares in street name, follow the voting instruction card you receive from your bank, broker or other nominee. If you want to vote in person at the annual meeting, you must obtain a legal proxy from your bank, broker or nominee and present it at the annual meeting.

Can I change my vote?

Stockholders of Record. You may change your vote at any time before the proxy is exercised by voting in person at the annual meeting, giving written notice to Saia’s Secretary revoking your proxy, submitting a properly signed proxy bearing a later date or voting again by telephone or on the internet (your latest telephone or internet vote is counted).

Beneficial Owners. If you hold your shares through a bank, broker or other nominee, you may change your vote by submitting new voting instructions following the instructions provided by your bank, broker or nominee.

What if I do not vote for some of the items listed on the proxy card or voting instruction card?

Stockholders of Record. If you indicate a choice with respect to any matter to be acted upon on your proxy card, the shares will be voted in accordance with your instructions. Proxy cards that are signed and returned, but do not contain voting instructions with respect to a proposal, will be voted in accordance with the recommendations of the Board with respect to that proposal.

Beneficial Owners. If you indicate a choice with respect to any matter to be acted upon on your voting instruction card, the shares will be voted in accordance with your instructions. If you do not indicate a choice with respect to a proposal or do not return your voting instruction card, the bank, broker or other nominee will determine if it has the discretionary authority to vote your shares. Regulations prohibit banks, brokers and other nominees from voting shares in elections of directors, with respect to the Saia, Inc. 2018 Omnibus Incentive Plan or as to compensation of the Named Executive Officers, unless the beneficial owners indicate how the shares are to be voted. Therefore, unless you instruct your bank, broker or nominee on how to vote your shares with respect to the election of directors, the Saia, Inc. 2018 Omnibus Incentive Plan or the compensation of Saia’s Named Executive Officers, your bank, broker or nominee will be prohibited from voting on your behalf on any such matter for which your instructions are not provided. As such, it is critical that you cast your vote if you want it to count for the proposals regarding the aforementioned matters. Your bank, broker or nominee will, however, continue to have discretionary authority to vote uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm.

How many shares must be present to hold the meeting?

A quorum must be present at the annual meeting for any business to be conducted. The presence at the annual meeting, in person or by proxy, of the holders of a majority of the shares of Saia common stock outstanding on the record date will constitute a quorum. Abstentions and broker non-votes (which occur when a bank, broker or other nominee holding shares for a beneficial owner does not have discretionary voting authority with respect to a proposal and has not received instructions with respect to that proposal from the beneficial owner) will be treated as shares present for purposes of determining whether a quorum is present.

What if a quorum is not present at the meeting?

If a quorum is not present at the start of the meeting, the stockholders who are represented may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and so long as the adjournment is not for longer than 30 days, no other notice will be given.

How does the Board of Directors recommend I vote on the proposals?

Your Board recommends that you vote:

•	FOR the election of the four nominees to the Board of Directors;
•	FOR the Saia, Inc. 2018 Omnibus Incentive Plan;
•	FOR the compensation of Saia’s Named Executive Officers as presented in Proposal 3; and
•	FOR the ratification of KPMG LLP as Saia’s independent registered public accounting firm.

Will any other business be conducted at the meeting?

We know of no other business that will be presented at the meeting. If any other matter properly comes before the stockholders for a vote at the meeting, the proxy holders will vote your shares in accordance with their best judgment.

Who will count the votes?

Saia’s transfer agent, Computershare Trust Company, N.A., will tabulate and certify the votes. Douglas L. Col, the Company’s Treasurer and Assistant Secretary, will serve as the inspector of elections.

How many votes are required to elect the director nominees?

Because this is considered an uncontested election under the Company’s Bylaws, a nominee for director is elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. Abstentions will not affect the election of directors. In tabulating the voting results for the election of directors, only “FOR” and “AGAINST” votes are counted. If an incumbent director fails to receive a majority of the vote for re-election, the Nominating and Governance Committee of the Board will act on an expedited basis to determine whether to accept the director’s previously tendered irrevocable resignation and will submit such recommendation for prompt consideration by the Board. In considering whether to accept or reject the tendered resignation, the Nominating and Governance Committee and the Board will consider any factors they deem relevant. Any director who fails to receive a majority of the vote for re-election pursuant to this provision of the Corporate Governance Guidelines will not participate in the Nominating and Governance Committee recommendation or Board consideration regarding whether or not to accept the tendered resignation.

What happens if a nominee is unable to stand for election?

If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee unless you have withheld authority.

How many votes are required to approve the proposals other than the director nomination proposal?

The approval of the Saia, Inc. 2018 Omnibus Incentive Plan, the advisory approval of the compensation of Saia’s Named Executive Officers and the ratification of the appointment of KPMG LLP as Saia’s independent registered public accounting firm each require the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote.

What effect will abstentions and broker non-votes have on the proposals?

Shares voting “ABSTAIN” with respect to any nominee for director will be excluded entirely from the vote and will have no effect on the proposal. Shares voting “ABSTAIN” on the approval of the Saia, Inc. 2018 Omnibus Incentive Plan, the advisory vote on executive compensation, and the ratification of the appointment of the Company’s independent registered public accounting firm will be treated as shares present for quorum purposes and entitled to vote, so they will have the same practical effect as votes against the proposals. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained.

When will the Company announce the voting results?

We will announce the preliminary voting results at the annual meeting. The Company will report the final results in a Current Report on Form 8-K filed with the Securities and Exchange Commission within four business days following the annual meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors currently consists of ten directors divided into three classes (Class I, Class II and Class III). Directors in each class are elected to serve for three-year terms that expire in successive years. The terms of the Class I directors will expire at the upcoming annual meeting. The Board of Directors has nominated Di-Ann Eisnor, William F. Evans, Herbert A. Trucksess, III and Jeffrey C. Ward for election as Class I directors for three-year terms expiring at the annual meeting of stockholders to be held in 2021 and until their successors are elected and qualified. Ms. Eisnor and Messrs. Evans, Trucksess and Ward currently serve as Class I directors.

Each nominee has consented to being named in this proxy statement and has agreed to serve if elected. If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority.

Because this is considered an uncontested election under the Company’s Bylaws, a nominee for director is elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. Abstentions will not affect the election of directors. In tabulating the voting results for the election of directors, only “FOR” and “AGAINST” votes are counted. If an incumbent director fails to receive a majority of the vote for re-election, the Nominating and Governance Committee of the Board will act on an expedited basis to determine whether to accept the director’s previously tendered irrevocable resignation and will submit such recommendation for prompt consideration by the Board. In considering whether to accept or reject the tendered resignation, the Nominating and Governance Committee and the Board will consider any factors they deem relevant. Any director who fails to receive a majority of the vote for re-election pursuant to this provision of the Corporate Governance Guidelines will not participate in the Nominating and Governance Committee recommendation or Board consideration regarding whether or not to accept the tendered resignation.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE FOUR NOMINEES.

The following tables set forth certain information regarding each nominee for director and continuing director of the Company. The information presented includes information provided to the Company by each nominee and continuing director including such person’s name, age, principal occupation and business experience for at least the past five years, the names of other publicly-held companies of which such person currently serves as a director or has served as a director during the past five years and the year in which the nominee first became a director of Saia.

The Board of Directors has determined that the following directors are deemed “independent” pursuant to the NASDAQ Global Select Market’s (“NASDAQ”) definition of independent director: Di-Ann Eisnor, William F. Evans, John P. Gainor, Jr., John J. Holland, Randolph W. Melville, Björn E. Olsson, Douglas W. Rockel and Jeffrey C. Ward.

In addition to the information presented below regarding the specific experience, qualifications, attributes and skills of each nominee and director that led the Board of Directors to the conclusion that such person should serve as a director, the Board also believes that all of the nominees and continuing directors have a reputation for high personal and professional ethics, integrity, values and character. Each nominee and continuing director brings a strong and unique background and set of skills to the Board of Directors giving the Board as a whole competence and experience in a wide variety of areas, including corporate governance and board service, executive management, sales and marketing, the less-than-truckload (“LTL”) and transportation industry, accounting and finance, and risk assessment. They have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to the Company and the Board. Each nominee and continuing director is committed to achieving, monitoring and improving on the Company’s business strategy.

The Board of Directors assesses diversity in its broadest sense and considers the backgrounds, experiences and viewpoints of its members and director candidates.  When identifying candidates for director, the Board endeavors to search for highly qualified women and individuals from minority groups to include in the pool from which directors are chosen.

Current Nominees

NOMINEES FOR ELECTION AS

CLASS I DIRECTORS FOR A THREE-YEAR TERM

EXPIRING AT THE 2021 ANNUAL MEETING

Director	Age	Principal Occupation, Business Experience and Directorships
Di-Ann Eisnor Director since: 2017	45

Ms. Eisnor is Director of Growth of Waze Inc., a crowd-sourced navigation and real-time traffic application owned by Alphabet, Inc. Ms. Eisnor has been with Waze since 2009, when she founded its U.S. office.  Prior to joining Waze, Ms. Eisnor was co-founder and Chief Executive Officer of Platial Inc., a collaborative, user-generated cartographic website.  Ms. Eisnor was originally identified to the Nominating and Governance Committee by a third party executive search firm which received customary compensation for its services.

Ms. Eisnor brings to the Board significant entrepreneurial experience with disruptive technologies focused on the transportation industry and in building and leading marketing services and geo-mapping businesses.

William F. Evans Director since: 2013	70

From May 2002 to June 2007, Mr. Evans was Executive Vice President and Chief Financial Officer of Witness Systems, Inc., a publicly-traded workforce optimization services and software provider. He was a director of ValueVision Media, Inc., a publicly-traded multichannel electronics retailer, from 2011 to 2014. From 1993 to 2011, he served as a director of SFN Group, Inc., a publicly-traded company that provided temporary and permanent staffing solutions to businesses. From 2008 to 2010, he served as a director of Wolverine Tube, Inc., a publicly-traded company in the tubing, fabricated products and metal joining products industry.

Mr. Evans brings to the Board professional experience as a Chief Financial Officer of multiple publicly-traded companies, significant finance and accounting expertise as a director of other public companies and experience as a partner in a public accounting firm. Mr. Evans qualifies as an “audit committee financial expert.”

Herbert A. Trucksess, III Director since: 2000	68

Mr. Trucksess is Chairman of the Board of Directors of Saia. He was named President and Chief Executive Officer of the Yellow Regional Transportation Group (now Saia, Inc.) in February 2000 and served as Chief Executive Officer until December 2006. Prior to leading Saia, Mr. Trucksess was Chief Financial Officer at Saia’s former parent, Yellow Corporation, and previously held executive positions with Preston Corporation, a holding company for regional LTL carriers that included the predecessor of Saia. Mr. Trucksess also served as a director of School Specialty, Inc., a publicly-traded provider of educational products and services, from 2007 to 2013.

Mr. Trucksess brings to the Board more than 30 years of experience in the LTL industry, extensive knowledge of the Company’s operations as the Company’s former Chief Executive

Officer, extensive finance and accounting expertise, prior experience as the Chief Financial Officer of Yellow Corporation and experience as a director and audit committee chair of another public company.

Jeffrey C. Ward Director since: 2006	59

Mr. Ward is a Vice President of A.T. Kearney, Inc., a global management consulting firm. Mr. Ward joined A.T. Kearney, Inc. in 1991. Mr. Ward’s experience at A.T. Kearney is focused on the North American transportation market. Additionally, he has experience in a privately-held LTL company.

Mr. Ward brings to the Board significant knowledge in the areas of transportation, corporate and marketing strategy, post-merger integration, restructuring and privatization, network operations, mergers and acquisitions and operations effectiveness.

Continuing Directors

CLASS II DIRECTORS CONTINUING IN OFFICE
WHOSE TERMS EXPIRE AT THE 2019 ANNUAL MEETING

Director	Age	Principal Occupation, Business Experience and Directorships
John J. Holland Director since: 2002	68

Mr. Holland has served as the President of Greentree Advisors, LLC, a business advisory firm, since October 2004.  From February 2012 to November 2015, Mr. Holland also served as President of the International Copper Association, Ltd., an international trade association. From September 2008 to October 2009, Mr. Holland served as President, Chief Operating Officer and Chief Financial Officer of MMFX Technologies Corporation, a privately-held steel manufacturing firm. Previously, Mr. Holland served as Executive Vice President and Chief Financial Officer of Alternative Energy Sources, Inc., a publicly-traded ethanol company, from August 2006 to June 2008. Prior to that, Mr. Holland was the President and Chief Executive Officer and a director of Butler Manufacturing Company, a publicly-traded manufacturer of prefabricated buildings, from July 1999 to October 2004 and Chairman of the Board of Directors of Butler from November 2001 to October 2004. Mr. Holland has served as a member of the Board of Directors of Cooper Tire and Rubber Company since 2003 and NCI Building Systems, Inc., an integrated manufacturer and marketer of metal products, since 2009.

Mr. Holland brings to the Board operational and leadership experience as the Chief Executive Officer and Chief Financial Officer of publicly-traded companies, significant finance and accounting expertise, qualifying as an “audit committee financial expert,” experience as a director of other public companies and experience in public accounting as a certified public accountant. Mr. Holland also has extensive knowledge of Saia and the LTL industry having served on the Board of Saia since 2002.

Richard D. O’Dell Director since: 2006	56

Mr. O’Dell has been President and Chief Executive Officer of Saia since December 2006 and has served as President of Saia since July 2006. In 1997, Mr. O’Dell joined Saia LTL Freight, the principal operating subsidiary of the Company, as Chief Financial Officer. He continued in that position until his appointment as President and CEO of Saia LTL Freight in 1999.

As a long-time executive of the Company, Mr. O’Dell brings extensive knowledge and understanding of the Company and the LTL industry to the Board. Additionally, he has experience in public accounting as a certified public accountant.

Douglas W. Rockel Director since: 2002	61

Mr. Rockel has been President, Chief Executive Officer and Chairman of the Board of Directors of Roots, Inc., a private commercial real estate development and investment company, since August 2001. Prior to that, he was a Senior Vice President with ABN Amro Securities (formerly ING Barings) from February 1997 to July 2001.

Mr. Rockel’s approximately 15 years of experience as a securities analyst with a particular focus on the transportation industry and his experience with a development and investment company give him significant insight in our industry and in how to build and maintain value for stockholders. Further, Mr. Rockel has extensive finance and accounting expertise and qualifies as an “audit committee financial expert.” Mr. Rockel also has extensive knowledge of Saia and the LTL industry having served on the Board of Saia since 2002.

CLASS III DIRECTORS CONTINUING IN OFFICE WHOSE TERMS EXPIRE AT THE 2020 ANNUAL MEETING

Director	Age	Principal Occupation, Business Experience and Directorships
John P. Gainor, Jr. Director since: 2016	61

Mr. Gainor served as the President and CEO of International Dairy Queen, a subsidiary of Berkshire Hathaway, from 2008 until his retirement in 2017.  Mr. Gainor was with International Dairy Queen starting in 2003 and served as its Chief Supply Chain Officer prior to being named President and CEO.  From 2000-2003, Mr. Gainor was President and Co-Founder of Supply Solutions, Inc., a company that focused on designing and implementing supply chain solutions and business expansion models for major restaurant chains and consumer products companies.  Mr. Gainor has also held various executive positions focusing on logistics, supply chain and transportation with Consolidated Distribution Corporation, AmeriServe Distribution Corporation, and Warner Lambert Corporation.

Mr. Gainor brings significant business experience to the Board as President and CEO of an internationally-known fast food restaurant chain, and over thirty years of experience in logistics, supply chain and transportation.

Randolph W. Melville Director since: 2015	59

Mr. Melville was the Senior Vice President and General Manager for the Western Division of PepsiCo’s Frito-Lay North America until his retirement in 2017.  In that position, he was accountable for all aspects of the company’s western division performance, including sales, operations, supply chain, finance, human resources and strategic planning.  Prior to his 20-plus years at Frito-Lay, Mr. Melville served as a Senior Vice President at Maytag Corporation from 1999-2001 and held various sales and marketing leadership positions with Procter & Gamble Distributing Company from 1981 to 1993.  Mr. Melville also served as an independent director and member of the compensation committee of Interline Brands, Inc.

Mr. Melville brings significant national sales, marketing and operations experience to the Board. Mr. Melville also has substantial expertise in the areas of distribution, international business and human resources and adds valuable perspectives complementing those of the current board members.

Björn E. Olsson Director since: 2005	72

Mr. Olsson served on the Resident Management Team at George K. Baum & Company, an investment bank, from September 2001 to September 2004. Prior to that time Mr. Olsson was President and Chief Executive Officer/Chief Operating Officer of Harmon Industries, Inc., a publicly-traded supplier of signal and train control systems to the transportation industry, from August 1990 to November 2000.

Mr. Olsson brings to the Board operational and leadership experience as the Chief Executive Officer of a publicly-traded supplier of equipment to the railroad industry. Additionally, Mr. Olsson’s experience as a former director of three public companies and the Chief Financial Officer of a public company in Sweden aids his service to the Board. Mr. Olsson also has extensive knowledge of Saia and the LTL industry having served on the Board of Saia since 2005. Mr. Olsson serves as Lead Independent Director.

CORPORATE GOVERNANCE

The system of governance practices followed by the Company is memorialized in the Company’s Bylaws, in the charters of the three standing committees of the Board of Directors (the Audit Committee, the Compensation Committee and the Nominating and Governance Committee) and in the Company’s Corporate Governance Guidelines. The committee charters and Corporate Governance Guidelines are intended to provide the Board with the necessary authority and practices to review and evaluate the Company’s business and to make decisions independent of the influence of the Company’s management. The Corporate Governance Guidelines establish guidelines for the Board with respect to Board meetings, Board composition, selection and election of directors, director responsibility, director access to management and independent advisors and non-employee director compensation.  The committee charters and the Corporate Governance Guidelines are reviewed annually by the Board and updated as necessary to reflect evolving governance practices and changes in regulatory requirements.

The Company has adopted a Code of Business Conduct and Ethics applicable to all directors, officers and employees, including its principal executive officer, principal financial officer and principal accounting officer. The Code of Business Conduct and Ethics is filed as Exhibit 14.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Securities and Exchange Commission.  The Code of Business Conduct and Ethics, the Corporate Governance Guidelines and each of the Board’s committee charters are available free of charge under the “Investor Relations – Governance” page of the Company’s website (www.saiacorp.com).

Board Leadership Structure

Saia’s Board structure provides for a Chief Executive Officer separate from the Chairman of the Board. The Board believes having a separate Chairman and Chief Executive Officer allows each to more fully focus on their applicable responsibilities. Further, maintaining separate roles allows the Chairman to oversee the Chief Executive Officer’s performance and remain more impartial when governing the Board. The Chief Executive Officer is responsible for implementing the strategic direction of the Company and managing the day-to-day operation and performance of the Company, while the Chairman provides guidance to the Chief Executive Officer, sets the agenda for Board meetings and presides over meetings of the full Board.

The Lead Independent Director is “independent” under all applicable rules of the NASDAQ Global Select Market and the Securities and Exchange Commission and is elected annually by the independent directors. For 2017, the Lead Independent Director was Björn E. Olsson. The primary responsibilities of the Lead Independent Director are to:

•	set jointly with the Chairman of the Board the schedule for Board meetings and provide input to the Chairman concerning the agenda for Board meetings;
•	advise the Chairman as to the quality, quantity and timeliness of the flow of information to the non-employee directors;
•	chair all meetings of the Board at which the Chairman is not present;
•	coordinate, develop the agenda for, chair and moderate meetings of independent directors, and generally act as principal liaison between the independent directors and the Chairman;
•	provide input to the Board concerning the Chief Executive Officer’s performance; and
•	provide input to the Nominating and Governance Committee regarding the appointment of chairs and members of the various committees.

In addition, the Lead Independent Director has the authority to call meetings of independent directors. If requested by major stockholders, the Lead Independent Director will make himself reasonably available for direct communication.

Meetings

The Board of Directors held five meetings in 2017. Each director attended at least 75% of the meetings convened by the Board and the applicable committees during such director’s service on the Board during 2017.

Executive sessions of non-employee directors and separate executive sessions of independent directors are held as part of each regularly scheduled meeting of the Board. The sessions of the independent directors are chaired by the Lead Independent Director.

Board Committees

The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee, each of which is comprised entirely of independent directors. Current Committee memberships are as follows:

Audit Committee	Compensation Committee	Nominating and Governance Committee
William F. Evans, Chair John P. Gainor, Jr. John J. Holland Douglas W. Rockel	John J. Holland, Chair Di-Ann Eisnor Randolph W. Melville Jeffrey C. Ward	Björn E. Olsson, Chair Douglas W. Rockel Jeffrey C. Ward

Audit Committee

The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act of 1934”). The Audit Committee held five meetings in 2017. The functions of the Audit Committee are described in the Audit Committee charter and include, among others, the following:

•	review the adequacy and quality of Saia’s accounting and internal control systems;
•	review Saia’s financial reporting process on behalf of the Board of Directors;
•	oversee the entire audit function, both internal and independent, including the selection of the independent registered public accounting firm;
•	review the Company’s major financial reporting exposures concerning risk assessment and management and the steps management has taken to monitor and control such exposures; and
•	provide an effective communication link between the auditors (internal and independent) and the Board of Directors.

Each member of the Audit Committee meets the independence and experience requirements for audit committee members as established by The NASDAQ Global Select Market. The Board of Directors has determined that Mr. Evans, Mr. Holland and Mr. Rockel are “audit committee financial experts,” as defined by applicable rules of the Securities and Exchange Commission.

Compensation Committee

The Compensation Committee held seven meetings in 2017. The functions of the Compensation Committee are described in the Compensation Committee charter and include, among others, the following:

•

determine the salaries, bonuses and other remuneration and terms and conditions of employment of the Named Executive Officers of Saia, except as to the Chief Executive Officer, the Committee makes a recommendation as to salary, which is then finally determined by the Board;

•	supervise the administration of Saia’s incentive compensation and equity-based compensation plans and approve grants under those plans; and

•	establish Saia’s executive officer compensation policies and recommend to the Board the compensation of non-employee directors.

Each member of the Compensation Committee qualifies as (i) an independent director under applicable NASDAQ rules and Rule 10C-1 of the Securities Exchange Act of 1934; (ii) an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986 (the “Internal Revenue Code”), as amended; and (iii) a “non-employee director” for purposes of Rule 16b-3 of the Securities Exchange Act of 1934.

Compensation Consultant

The Compensation Committee has retained Mercer US, Inc. (“Mercer”) as its executive compensation consultant to provide information, analysis and recommendations regarding executive and director compensation. While it is necessary for the Committee’s consultant to interact with management to gather information, the Committee has adopted protocols governing if and when the consultant’s advice and recommendations can be shared with management. The Committee regularly meets with the Mercer consultant outside the presence of management to discuss executive compensation philosophy and specific levels of compensation and to ensure that Mercer receives from management the information required to perform its duties on a timely basis. The Compensation Committee formally evaluates the performance of Mercer on an annual basis and may terminate the services of Mercer at any time.

For 2017, the Company paid Mercer $93,472 for executive and director compensation services rendered to the Compensation Committee. Mercer is a wholly-owned subsidiary of Marsh & McLennan Companies, Inc. (“MMC”). For the past few years, including during 2017, the Company has used Marsh USA, Inc., an affiliate of MMC, to provide insurance brokerage services, based on a determination made by management in consideration of the expertise of Marsh USA, Inc. in providing insurance brokerage services for the transportation industry. The Company paid Marsh USA, Inc. $663,320 in fees in 2017 for such insurance brokerage services (this amount does not include insurance premiums that are paid through Marsh USA, Inc. to insurance carriers on behalf of Saia).

In connection with the Committee’s consideration of the independence of Mercer, the Committee confirmed with Mercer that:

•	The Mercer consultant receives no incentive or other compensation based on the fees charged to the Company for other services provided by Mercer or any of its affiliates;
•	The consultant is not responsible for selling other Mercer or affiliate services to the Company;
•

Mercer’s professional standards prohibit the individual consultant from considering any other relationships Mercer or any of its affiliates may have with the Company in rendering their advice and recommendations;

•	The Mercer consultant has no business or personal relationships with any members of Saia management or the Board other than providing executive compensation consulting; and
•	The individual consultant and his immediate family members own no shares of Saia’s common stock.

In its evaluation of the relationship with Mercer, the Committee also reviewed the protocols used by the Committee in its dealings with Mercer which include:

•	The Committee has sole authority to retain and terminate Mercer at any time;
•	The Mercer consultant has direct access to the Compensation Committee without management intervention;
•	The Committee has in place a process to formally evaluate the quality and objectivity of the services provided by Mercer each year and determine whether to continue to retain Mercer;

•	The Committee has in place rules for the engagement which limit how the individual Mercer consultant may interact with management; and
•

The Committee regularly meets with the Mercer consultant outside the presence of management to discuss executive compensation philosophy and specific levels of compensation and ensure that Mercer receives from management the information required to perform its duties in a timely manner.

Following this assessment of the relationship of Mercer and its affiliates with the Company, the Compensation Committee concluded that Mercer’s work for the Committee does not raise any conflict of interest and that Mercer qualified as independent.

Nominating and Governance Committee

The Nominating and Governance Committee held two meetings in 2017. The functions of the Nominating and Governance Committee are described in the Nominating and Governance Committee charter and include, among others, the following:

•	review the size and composition of the Board and make recommendations to the Board as appropriate;
•

review criteria for election to the Board and recommend candidates for Board membership; In identifying candidates for the Board, the Committee is to search for highly qualified women and individuals from minority groups to include in the pool from which directors are chosen;

•	review the structure and composition of Board committees and make recommendations to the Board as appropriate;
•	develop and oversee an annual self-evaluation process for the Board and its committees;
•	review the Company’s major enterprise risk assessment and management processes for matters other than financial reporting risk matters;
•	provide oversight of corporate ethics issues and at least annually assess the adequacy of the Company’s Code of Business Conduct and Ethics; and
•	provide oversight on management succession issues.

Each member of the Nominating and Governance Committee meets the definition of an independent director under applicable NASDAQ rules.

Risk Oversight

The Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of Company objectives, improve long-term Company performance and create stockholder value. A fundamental part of risk management is not only understanding the risks the Company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the full Board of Directors in setting the Company’s business strategy and objectives is integral to the Board’s assessment of the Company’s risk and in determining what constitutes an appropriate level of risk for the Company. The full Board of Directors conducts an annual risk assessment of the Company’s financial risk, legal/compliance risk and operational/strategic risk. The Board typically reviews at least one risk element in detail at each regular Board meeting and addresses individual risk issues throughout the year as necessary.

While the Board of Directors has the ultimate oversight responsibility for the risk management process, the Board delegates responsibility for certain aspects of risk management to its committees. In particular, the Audit Committee focuses on key business and financial risks and related controls and processes. Per its charter, the Audit Committee discusses with management the Company’s major financial reporting exposures concerning risk assessment and management and the steps management has taken to monitor and control such exposures. The Company’s Compensation Committee strives to create incentives that encourage a level of risk-taking behavior consistent with the Company’s business strategy and objectives and helps ensure that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. The Compensation Committee structures the Company’s executive compensation program to reduce the possibility that Saia’s executive officers, either individually or as a group, make excessively risky business decisions that could maximize short-term results at the expense of long-term value.

Finally, the Company’s Nominating and Governance Committee is responsible for overseeing the Company’s major non-financial reporting enterprise risk assessment and management processes. The Chair of the Nominating and Governance Committee discusses with both the Audit Committee and the Compensation Committee the processes used in the oversight of the non-financial reporting enterprise risk assessment and management processes.

The Board believes its leadership structure enhances overall risk oversight. While the Board requires risk assessments from management, the combination of Board member experience, continuing education and independence of governance processes provide an effective basis for testing, overseeing and supplementing management assessments of risk.

ELECTION OF DIRECTORS

Election to the Company’s Board of Directors in a contested election is by a plurality of the votes cast at any meeting of stockholders having a quorum. An election will be considered contested if (i) the Secretary of the Company receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees for director set forth in the Company’s Bylaws and (ii) such nomination has not been withdrawn by such stockholder on or before the 10th day before the Company first mails its notice of meeting for such meeting to the stockholders. If directors are to be elected by a plurality of the votes cast, stockholders are not permitted to vote against a nominee.

In an uncontested election, directors are elected by a majority of the votes cast “FOR” and “AGAINST” at any meeting of stockholders having a quorum. If an incumbent director fails to receive a majority of the vote for re-election in an uncontested election, the Nominating and Governance Committee will act on an expedited basis to determine whether to accept the director’s previously tendered irrevocable resignation and will submit such recommendation for prompt consideration by the Board. In considering whether to accept or reject the tendered resignation, the Nominating and Governance Committee and the Board will consider any factors they deem relevant. Any director who fails to receive a majority of the vote for re-election pursuant to this provision of the Corporate Governance Guidelines will not participate in the Nominating and Governance Committee recommendation or Board consideration regarding whether or not to accept the tendered resignation. The election of directors at the 2018 annual meeting of the Company’s stockholders is an uncontested election.

The Board will nominate for election or re-election as director only candidates who agree to tender irrevocable resignations that will be effective upon (i) the failure to receive the required vote at the next annual meeting at which they will face re-election and (ii) Board acceptance of such resignation. The Board will fill director vacancies and new directorships only with candidates who agree to tender, promptly following their appointment to the Board, the same form of resignation tendered by other directors in accordance with the Corporate Governance Guidelines.

CONSIDERATION OF DIRECTOR NOMINEES

Director Qualifications and Selection

The Nominating and Governance Committee is responsible for recommending director candidates to the Board of Directors. The Nominating and Governance Committee will apply the criteria set forth in the Corporate Governance Guidelines when considering whether to recommend any candidate as a director nominee, including candidates recommended by stockholders. The Nominating and Governance Committee seeks nominees with a broad range of experience, professions, skills, geographic representation and backgrounds. The Nominating and

Governance Committee believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

The Board assesses diversity in its broadest sense and considers the backgrounds, experiences and viewpoints of its members and director candidates. When identifying candidates for director, the Board endeavors to search for highly qualified women and individuals from minority groups to include in the pool from which directors are chosen.

The Corporate Governance Guidelines include director qualification standards that provide as follows:

•	A majority of the members of the Board of Directors must qualify as independent directors in accordance with the rules of The NASDAQ Global Select Market;
•	No member of the Board of Directors should serve on the Board of Directors of more than three other public companies;
•	No person may stand for election as a director of the Company after reaching age 72; and
•	No director shall serve as a director, officer or employee of a competitor of the Company.

While the selection of qualified directors is a complex, subjective process that requires consideration of many intangible factors, the Corporate Governance Guidelines provide that directors and candidates for director generally should, at a minimum, meet the following criteria:

•	Directors and candidates should have high personal and professional ethics, integrity, values and character and be committed to representing the best interests of the Company and its stockholders;
•	Directors and candidates should have experience and a successful track record at senior policy-making levels in business, government, technology, accounting, law and/or administration;
•	Directors and candidates should have sufficient time to devote to the affairs of the Company and to enhance their knowledge of the Company’s business, operations and industry; and
•

Directors and candidates should have expertise or a breadth of knowledge about issues affecting the Company that is useful to the Company and complementary to the background and experience of other Board members.

If a vacancy arises or the Board decides to expand its membership, the Nominating and Governance Committee may seek recommendations of potential candidates from a variety of sources (including incumbent directors, stockholders, the Company’s management and professional recruitment firms). The Nominating and Governance Committee evaluates each potential candidate’s educational background, employment history, outside commitments and other relevant factors to determine whether he or she is potentially qualified to serve on the Board. The Nominating and Governance Committee seeks to identify and recruit the best available candidates and it evaluates qualified candidates recommended by stockholders on the same basis as those submitted by other sources.

If the process yields one or more desirable candidates, the Nominating and Governance Committee Chair, or another director designated by the Nominating and Governance Committee Chair, will then contact the candidate(s) to set up interviews with the Nominating and Governance Committee, other non-employee directors and members of senior management, as determined by the Nominating and Governance Committee. Based upon interview results, the candidate’s qualifications and customary background checks, the Nominating and Governance Committee then decides whether it will recommend the candidate’s nomination to the full Board.

Procedures for Recommendations and Nominations by Stockholders

Stockholder Recommendations

The Nominating and Governance Committee has adopted policies concerning the process for the consideration of director candidates recommended by stockholders. Any stockholder wishing to recommend a candidate for consideration should send the following information to the Secretary of the Company, Saia, Inc., 11465 Johns Creek Parkway, Suite 400, Johns Creek, Georgia 30097:

•	The name and address of the recommending stockholder as it appears on the Company’s books;
•	The number of shares owned beneficially and of record by such stockholder, the length of period held and proof of ownership of such shares;
•

If the recommending stockholder is not a stockholder of record, a statement from the record holder of the shares (usually a broker or bank) verifying the holdings of the stockholder and a statement from the recommending stockholder of the length of time that the shares have been held (or a current Schedule 13D, Schedule 13G, Form 3, Form 4 or Form 5 filed with the Securities and Exchange Commission reflecting the holdings of the stockholder, together with a statement of the length of time that the shares have been held); and

•	A statement whether the recommending stockholder has a good faith intention to continue to hold the reported shares through the date of the Company’s next annual meeting of stockholders.

The recommendation must be accompanied by the information concerning the candidate required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to the Securities Exchange Act of 1934 and rules adopted thereunder, generally providing for the disclosure of:

•

The name and address of the candidate, any arrangements or understanding regarding nomination, the candidate’s business experience and public company directorships during the past five years and information regarding certain types of legal proceedings within the past ten years involving the candidate and a statement of the particular experience, qualifications, attributes or skills that made the candidate appropriate for service on the Board;

•	The candidate’s ownership of securities in the Company; and
•	Transactions between the Company and the candidate valued in excess of $120,000 and certain other types of business relationships with the Company.

The recommendation must describe all relationships between the candidate and the recommending stockholder and any agreements or understandings between the recommending stockholder and the candidate regarding the recommendation. The nominating recommendation shall describe all relationships between the candidate and any of the Company’s competitors, customers, suppliers or other persons with special interests regarding the Company.

The recommending stockholder must furnish a statement supporting its view that the candidate possesses the minimum qualifications prescribed by the Nominating and Governance Committee for director nominees, and briefly describing the contributions that the nominee would be expected to make to the Board and to the governance of the Company. The recommending stockholder must state whether, in the view of the stockholder, the candidate, if elected, would represent all stockholders and not serve for the purpose of advancing or favoring any particular stockholder or other constituency of the Company.

The nominating recommendation must be accompanied by the consent of the candidate to be interviewed by the Nominating and Governance Committee, if the Committee chooses to do so in its discretion (and the recommending stockholder must furnish the candidate’s contact information for this purpose), and, if nominated and elected, to serve as a director of the Company.

If a recommendation is submitted by a group of two or more stockholders, the information regarding recommending stockholders must be submitted with respect to each stockholder in the group.

The Secretary of Saia will promptly forward such materials to the Nominating and Governance Committee Chair and the Chairman of the Board of Saia. The Secretary will also maintain copies of such materials for future reference by the Committee when filling Board positions.

Stockholder Nominations at Annual Meetings

To nominate a director candidate for election at an annual meeting, a stockholder must deliver timely notice of such nomination to the principal executive offices of the Company in accordance with, and containing the information required by, the Company’s Bylaws. To be timely, the notice must be received at the Company’s principal executive offices no later than the close of business on the 90th calendar day or earlier than the 120th calendar day prior to the first anniversary date of the immediately preceding year’s annual meeting. The process outlined in the Company’s Bylaws is the exclusive means for a stockholder to make director nominations at an annual meeting of stockholders.

The summary above is qualified entirely by reference to the applicable provisions of the Company’s Bylaws, which have been filed with the Securities and Exchange Commission and copies of which are available from the Company upon request. No stockholder nominations or proposals have been made in connection with the 2018 annual meeting of stockholders.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Board of Directors has adopted procedures for stockholders to send communications to the Board or individual directors of the Company as follows:

Stockholders seeking to communicate with the Board of Directors should submit their written comments to the Secretary of the Company, Saia, Inc., 11465 Johns Creek Parkway, Suite 400, Johns Creek, Georgia 30097. The Secretary of the Company will forward all such communications (excluding routine advertisements and business solicitations and communications which the Secretary of the Company, in his or her sole discretion, deems to be a security risk or for harassment purposes) to each member of the Board of Directors, or if applicable, to the individual director(s) named in the correspondence. Subject to the following, the Chairman of the Board and the Lead Independent Director will receive copies of all stockholder communications, including those addressed to individual directors, unless such communications address allegations of misconduct or mismanagement on the part of the Chairman or Lead Independent Director. In such event, the Secretary of the Company will first consult with and receive the approval of the Lead Independent Director or Chairman, as applicable, before disclosing or otherwise discussing the communication with the director subject to the allegation.

The Company reserves the right to screen materials sent to its directors for potential security risks and/or harassment purposes and the Company also reserves the right to verify ownership status before forwarding stockholder communications to the Board of Directors.

The Secretary of the Company will determine the appropriate timing for forwarding stockholder communications to the directors. The Secretary will consider each communication to determine whether it should be forwarded promptly or compiled and sent with other communications and other Board materials in advance of the next scheduled Board meeting.

Stockholders also have an opportunity to communicate with the Board of Directors at the Company’s annual meeting of stockholders. The Company’s Corporate Governance Guidelines provide that absent unusual circumstances, directors are expected to attend all annual meetings of stockholders.  All members of the Board of Directors attended the 2017 annual meeting of stockholders.

STOCK OWNERSHIP

Directors and Executive Officers

The following table sets forth the amount of Saia’s common stock beneficially owned by each director and each executive officer named in the Summary Compensation Table on page 39 and all directors and executive officers as a group, as of January 15, 2018. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power.

	Common Stock Beneficially Owned
Name of Beneficial Owner	Shares Beneficially Owned(1)	Rights to Acquire Beneficial Ownership(2)	Total	Percent of Class(3)	Shares Held Under Deferral Plans(4)
Di-Ann Eisnor	956	—	956	*	—
William F. Evans	669	—	669	*	11,418
John P. Gainor, Jr.	400	—	400	*	7,430
John J. Holland	1,028	—	1,028	*	56,765
Randolph W. Melville	—	—	—	*	11,866
Richard D. O’Dell	194	41,950	42,144	*	59,362
Björn E. Olsson	3,000	—	3,000	*	47,124
Douglas W. Rockel	7,315	—	7,315	*	45,075
Herbert A. Trucksess, III	158,442	—	158,442	*	2,199
Jeffrey C. Ward	9,279	—	9,279	*	46,549
Frederick J. Holzgrefe, III	—	13,110	13,110	*	2,436
Stephanie R. Maschmeier	2,585	4,220	6,805	*	8,564
Raymond R. Ramu	4,962	4,500	9,462	*	8,488
T. Michelle Richard	—	—	—	*	—
Craig A. Thompson	—	—	—	*	372
Mark H. Robinson	6,042	21,100	27,142	*	16,183

All directors and executive officers as a group (16 persons)	194,870	84,880	279,750	1.1%	323,831

*	Denotes less than 1%
(1)	Includes common stock owned directly and indirectly.
(2)

Number of shares that can be acquired on January 15, 2018 or within 60 days thereafter through the exercise of stock options or vesting of restricted stock. These shares are excluded from the “Shares Beneficially Owned” column.

(3)

Based on the number of shares outstanding on January 15, 2018 (25,572,717) and includes the number of shares subject to acquisition by the relevant beneficial owner within 60 days thereafter. Including the number of shares subject to acquisition by the relevant beneficial owner pursuant to the Company’s Directors’ Deferred Fee Plan or Executive Capital Accumulation Plan upon such beneficial owner’s termination of services as a director or employee, the Percent of Class for all directors and executive officers as a group equals 2.35%.

(4)

Represents shares of common stock from phantom stock units on an as converted basis as of January 15, 2018, receipt of which has been deferred pursuant to the Company’s Directors’ Deferred Fee Plan or Executive Capital Accumulation Plan. The value of the phantom stock units deferred pursuant to the Company’s Directors’ Deferred Fee Plan and Executive Capital Accumulation Plan track the performance of the Company’s common stock and the phantom stock units are payable in stock upon the relevant beneficial owner’s termination of service as director or employee.

COMPENSATION DISCUSSION AND ANALYSIS

The Named Executive Officers who appear in the compensation tables of this proxy statement are:

•	Richard D. O’Dell, President & Chief Executive Officer
•	Frederick J. Holzgrefe, III, Executive Vice President & Chief Financial Officer
•	Raymond R. Ramu, Executive Vice President & Chief Customer Officer
•	T. Michelle Richard, Vice President of Human Resources
•	Craig A. Thompson, Executive Vice President Operations
•	Mark H. Robinson, Retired Vice President & Chief Information Officer

Executive Summary

The following provides an overview of Saia, Inc.’s compensation philosophy and programs, including the focus on pay for performance, best practice pay programs and alignment of the interests of Saia’s executives with those of Saia’s stockholders. Details about the compensation awarded to Saia’s Named Executive Officers can be found in the Summary Compensation Table and related compensation tables.

•	Saia focuses pay on performance to incent executives to achieve corporate objectives.

The Company’s executive compensation program is designed to link pay with performance by requiring that a significant portion of each executive’s target compensation is at risk and is earned based on achieving corporate financial and operating targets, total stockholder return and stock price appreciation.

•	Saia aligns executives’ interests with those of the stockholders.

All significant elements of long-term compensation are paid through equity awards in the form of performance shares, stock options and restricted stock.  The Company maintains stock ownership guidelines for the executive officers to further align the interests of our executive officers with our stockholders.

•	Saia annually benchmarks its executive compensation programs.

The Compensation Committee designs the Company’s executive compensation program to attract, motivate, reward and facilitate the retention of executive talent to achieve corporate objectives.  The program is comprised of base salary, cash-based annual incentive awards, equity-based long-term incentive awards, customary benefits and perquisites and severance benefits.  Elements of the program are generally targeted to provide compensation opportunity around the 50th percentile of the peer group, but can be higher or lower based on individual performance, tenure and for executive retention and succession planning purposes.  The Committee works with Mercer US, Inc., its executive compensation consultant, each year to benchmark our program against our transportation industry peers and general industry.

•	2017 Say-on-Pay results affirmed the current compensation policies.

In accordance with the recommendations of our stockholders in 2011 and 2017, Saia holds a stockholder advisory “say-on-pay” vote on an annual basis. In 2017, holders of 96.5% of Saia’s stock voting on the matter approved, on an advisory basis, the compensation paid to Saia’s Named Executive Officers as described in the 2017 proxy statement.  The Compensation Committee believes that this level of approval of our executive compensation program is indicative of our stockholders’ strong support of our compensation philosophy and goals and the decisions made by the Committee. Based on these favorable results, the Committee reaffirmed the Company’s executive compensation philosophy and programs.

Key Features of Saia’s Executive Compensation Program

What Saia Does	What Saia Doesn’t Do
✓ Links pay and performance by having annual incentive compensation and 50% of long-term compensation subject to achievement of performance objectives	✘ No “single-trigger” change-of-control cash payments
✓ Encourages stock ownership by using stock ownership guidelines for all officers at two to five times their base salary	✘ No re-pricing of stock options
✓ Maintains a clawback policy for performance-based compensation	✘ No hedging transactions, pledges or margin accounts with respect to Company stock
✓ Benchmarks against a representative and relevant peer group to assist in setting compensation	✘ No excessive perquisites
✓ Uses an independent compensation consultant ✓ Uses a compensation program that doesn’t encourage excessive risk taking	✘ No significant Company cash payments upon death or disability

Financial and Operating Performance

The following tables highlight Saia’s financial performance for fiscal years 2015-2017:

(1)	Operating ratio is the calculation of operating expenses divided by operating revenue.
(2)	$100 invested on December 31, 2014 in the Company’s common stock.

Executive Compensation Oversight

Compensation Committee

Saia’s executive compensation program is administered by the Compensation Committee, which is made up entirely of independent directors.  The Compensation Committee, with the assistance of Mercer US, Inc., as independent compensation consultant, annually reviews the Company’s compensation philosophy, the overall design of the compensation program and the design elements of each component of compensation. In making decisions about compensation for the Named Executive Officers as described in the compensation tables in this proxy statement, the Compensation Committee takes the following factors into consideration, among others, although none of these factors is determinative individually:

•	The competitive environment for recruiting and retaining senior executives, including compensation trends, best practices, and executive compensation paid by our industry peers;
•	The individual’s performance, experience and future advancement potential;
•	The Company’s financial and operating performance in the last 12 to 24 months, as well as the strategic plan for future periods;
•	The current economic conditions and the competitive market environment in which the Company operates;
•	The Company’s stock ownership and retention policies;
•

Each Named Executive Officer’s historical total compensation, including the value of all outstanding equity awards granted to the Named Executive Officer, and future compensation opportunities based on tally sheets; and

•	Internal pay equity.

The Compensation Committee reviews and approves all elements of our executive compensation program, other than Mr. O’Dell’s base salary, which is approved by the Board, based on a formal assessment of his performance conducted by the Board and based on the recommendation of the Compensation Committee.  Mr. O’Dell makes recommendations to the Compensation Committee as to elements of compensation for his direct reports and provides performance reviews to assist the Compensation Committee in setting executive compensation.

Compensation Consultant

The Committee enters into a consulting agreement with the outside consultant on an annual basis. The Committee has retained Mercer US, Inc. (“Mercer”) as its executive compensation consultant to provide information, market analysis and recommendations regarding executive and director compensation. While it is necessary for the Committee’s consultant to interact with management to gather information, the Committee has adopted protocols governing if and when the consultant’s advice and recommendations can be shared with management. The Committee regularly meets with the Mercer consultant outside the presence of management to discuss executive compensation philosophy and specific levels of compensation and to ensure that Mercer receives from management the information required to perform its duties on a timely basis. The Committee formally evaluates the performance of Mercer on an annual basis and may terminate the services of Mercer at any time.

Additional Information

Additional information about the structure and practices of the Compensation Committee and role of the compensation consultant is presented under the heading Corporate Governance – Compensation Committee in this proxy statement.

Executive Compensation Philosophy

The Compensation Committee believes the executive compensation program should link pay with performance and should attract, motivate, reward and facilitate the retention of the executive talent required to achieve corporate objectives and to create value for the Company’s stockholders. To this end, Saia integrates several key compensation components that are designed to align rewards with the short- and long-term performance of the Company and of each executive. These components are:

Component	Key Characteristics	Objective
Base Salary — Cash	Fixed compensation component. Reviewed annually and adjusted if and when appropriate.	Provide a fixed form of executive compensation for performing daily responsibilities.
Annual Incentives — Cash	Variable compensation component. Performance-based award opportunity, payable upon attaining specific targets.	Motivate and reward executives for achieving specific annual corporate performance objectives.
Long-Term Incentives — Stock and Stock Options

Variable compensation component.  Performance-based award opportunity, generally granted annually as a combination of performance shares, restricted stock and stock options.  Amounts actually earned will vary based on stock price appreciation and corporate performance.

Motivate and reward executives for achieving over a three- to seven-year period increased stockholder value and superior performance in the industry. Also used for executive retention.
Other Benefits and Perquisites — Various Forms	Fixed compensation component.	Provide employee benefits consistent with those provided by the peer group and for executive retention.
Post-Employment Compensation — Cash and Benefits	Fixed compensation component.	Promote recruitment and retention and support non-competition, non-disclosure and non-solicitation agreements.

Pay equity

To create stockholder value and motivate its employees, the Company is committed to internal and external pay equity. With respect to internal equity, the Compensation Committee reviews each year the relationship between the compensation of the Chief Executive Officer to that of other Named Executive Officers and salaried employees generally.

The Company does not have a policy regarding the target ratio of total compensation of the Chief Executive Officer to that of the other Named Executive Officers or salaried personnel, but the Committee does review compensation levels to ensure that appropriate equity exists. During the past three years, the Chief Executive Officer’s total direct compensation (salary and short- and long-term incentive awards) has been approximately two times the total direct compensation of the next highest paid Named Executive Officer, which the Committee believes is an appropriate multiple. See also CEO Pay Ratio, elsewhere in this proxy statement.

To test external pay equity, the Committee annually reviews compensation data for similar positions at peer group companies, described below, in the transportation industry with revenue levels comparable to Saia’s.

Compensation Review Peer Group

To assist the Compensation Committee in determining the appropriate design, components and levels of compensation for the Company’s executive officers, the Committee annually reviews compensation data for similar positions at comparable, like-sized companies in the transportation industry. The peer group companies are selected with input from Mercer and are comprised of U.S. publicly-traded transportation companies with annual revenues of approximately one-half to two and one-half times Saia’s revenues. The Committee focuses on these transportation peers because it believes transportation companies with a scale comparable to Saia’s are our primary competitors for executive talent and provide a sound basis to assess Saia’s executive compensation.  This peer group was used to review base salary, annual incentives and long-term incentives. The Committee generally uses the market 50th percentile or market median (using the peer group) as the targeted positioning for compensation of the Company’s executives, but will adjust compensation above or below that level based on individual performance, tenure and, in some cases, for executive retention and succession planning purposes.

The peer group used in the review for 2017 and 2018 was:

Company	Transportation Business	2016 Revenues (in millions)
Air Transport Services Group, Inc.	Air Freight & Logistics	$769
ArcBest Corporation	Trucking	$2,700
Celadon Group, Inc.	Trucking	$1,065
Covenant Transportation Group, Inc.	Trucking	$671
Echo Global Logistics, Inc.	Air Freight & Logistics	$1,716
Forward Air Corporation	Air Freight & Logistics	$983
Genesee & Wyoming, Inc.	Railroad	$2,002
Heartland Express, Inc.	Trucking	$613
Hub Group, Inc.	Trucking	$3,573
Kansas City Southern	Railroad	$2,334
Knight Transportation, Inc.	Trucking	$1,118
Landstar System, Inc.	Trucking	$3,168
Marten Transport, Ltd.	Trucking	$671
Old Dominion Freight Line, Inc.	Trucking	$2,992
Roadrunner Transportation Systems, Inc.	Trucking	$2,033
Universal Logistics Holdings	Trucking	$1,073
USA Truck, Inc.	Trucking	$429
Werner Enterprises, Inc.	Trucking	$2,009
Saia, Inc.	Trucking	$1,218

Some of the peer group companies have substantial stock ownership by executives. If the ownership amounts were disclosed by the peer group company to have a material impact on executive compensation levels, the specific compensation element is excluded from the competitive data and associated analysis.

Executive Compensation Decisions for 2017

Based on the Committee’s annual executive compensation reviews conducted in 2016 and 2017, the Committee believes that the compensation awarded to the Named Executive Officers for 2017 is reasonable given then-current Company financial performance and meets the objectives of attracting, retaining, motivating, and rewarding talented executives who can contribute to Saia’s long-term success and thereby build value for Saia stockholders. Decisions with respect to each component of executive compensation are described below.

Pay Mix

The following graph sets forth the key components of compensation and pay mix for the Named Executive Officers based on target payout levels for 2017:

(1)	Refer to the Restricted Stock section below for further details surrounding Messrs. Holzgrefe, Ramu and Thompson’s 2017 compensation.

Base Salary

The Committee sets base salary for all executive officers based on an annual review of several factors, including base salaries paid by the peer group companies, individual and Company performance, pay mix, internal pay equity, executive retention and succession planning.  In July 2017, the Company implemented salary and wage increases of approximately 3% for all of its employees, including each of the Named Executive Officers.  In February 2018, the Board approved a Company-wide salary and wage increase of 3%, effective July 1, 2018, that also includes each of the Named Executive Officers.

In August 2017, the Company made changes involving several members of its senior executive group.  As part of the changes, Mr. Holzgrefe was named Executive Vice President & Chief Financial Officer, and he assumed additional oversight for the Company’s pricing, information technology and maintenance and property functions.  The Compensation Committee increased his base salary from $406,000 to $500,000.  Mr. Ramu’s title was changed to Executive Vice President & Chief Customer Officer and his base salary was increased from $359,000 to $410,000.  As part of the executive changes and as a result of the retirement of Brian Balius as Vice President of Transportation and Engineering, Mr. Thompson was promoted from Vice President Operations East to Executive Vice President Operations for which he is responsible for operations, industrial engineering and transportation functions.  Mr. Thompson’s base salary in the new position was set at $320,000.  In determining the base salaries for Mr. Holzgrefe, Mr. Ramu and Mr. Thompson, the Compensation Committee reviewed data provided by Mercer of base salaries of comparable executives of the peer group firms and considered other factors, including job performance, additional responsibilities, executive retention and succession planning.

Over the past several years, the Committee has made adjustments to the base salaries of the Named Executive Officers as part of a continuing, multi-year process to better align their base salaries with the market median, provide for executive retention and recognize individual performance.  Effective January 1, 2018, the Committee increased Ms. Richard’s base salary from $269,000 to $300,000 to align her salary with market median.

The following sets forth the annual salaries for the Named Executive Officers for 2017 and 2018:

Named Executive Officer	Title	Annual Salary 2017	Annual Salary 2018
Richard D. O’Dell	President & Chief Executive Officer	$727,371	$739,032
Frederick J. Holzgrefe, III	Executive Vice President & Chief Financial Officer	$434,492	$500,000
Raymond R. Ramu	Executive Vice President & Chief Customer Officer	$372,443	$410,000
T. Michelle Richard	Vice President of Human Resources	$264,981	$300,000
Craig A. Thompson	Executive Vice President Operations	$278,275	$320,000
Mark H. Robinson	Retired Vice President & Chief Information Officer	$305,048	$—

Annual Cash Incentives

Annual cash incentive awards are used to reward executives for achievement of corporate financial and operating targets for the year.  For 2017, the annual incentive awards for the Named Executive Officers were based 50% on achieving the Company’s annual operating income target and 50% on achieving the Company’s operating ratio target.

The Committee believes using an operating income target rather than an earnings-per-share target more closely reflects actual performance of management for the year by eliminating the impact of changes to the effective tax rate.  Saia uses operating ratio as a performance goal because it is an objective measure of profitability of Saia’s business, is a common measure of profitability within the industry and has a direct impact on Saia’s stock price.  Operating ratio is defined as operating expenses divided by operating revenue.

The annual incentive awards include a threshold, target and maximum payout level for each executive based on an evaluation of annual incentive compensation at peer group companies.  As part of the executive changes in August 2017, the Committee approved increases to the target annual incentive plan for Mr. Holzgrefe, Mr. Ramu and Mr. Thompson.  Mr. Holzgrefe’s target annual incentive increased from 60% to 75% of base salary; Mr. Ramu’s target annual incentive increased from 45% to 50% of base salary; and Mr. Thompson’s target annual incentive increased from 40% to 50% of base salary.  In each instance, the increases were based in part on an analysis conducted by Mercer of annual incentive compensation paid to comparable executives at peer group firms and other factors, including job performance, additional responsibilities, executive retention and succession planning.

Other than as related to the August 2017 executive changes, the Committee made no other changes to the annual cash incentive plan for the Named Executive Officers in 2017 or 2018.  For 2017 and 2018, the potential payout levels under the annual incentive awards for the Named Executive Officers are as follows:

Potential Payouts of Annual Incentives for 2017 and 2018

		Payout as a % of Base Salary
Named Executive Officer	Title	Threshold	Target	Maximum
Richard D. O’Dell	President & Chief Executive Officer	22.5%	90%	180%
Frederick J. Holzgrefe, III	Executive Vice President & Chief Financial Officer	18.75%	75%	150%
Raymond R. Ramu	Executive Vice President & Chief Customer Officer	12.5%	50%	100%
T. Michelle Richard	Vice President of Human Resources	11.25%	45%	90%
Craig A. Thompson	Executive Vice President Operations	12.5%	50%	100%
Mark H. Robinson	Retired Vice President & Chief Information Officer	11.25%	45%	90%

Performance Targets and Actual Performance for 2017

The operating income and operating ratio performance goals for 2017 were set by the Compensation Committee considering past performance, the strategic plan, current economic conditions and other forecasts of future results.  The performance targets and actual performance for 2017 were as follows:

	Threshold	Target	Maximum	Actual
Operating income (in millions) (50% weighting)	$59.8	$88.2	$126.1	$94.7
Operating ratio (50% weighting) (1)	95.5%	93.3%	90.4%	93.1%

(1)	Operating ratio is the calculation of operating expenses divided by operating revenue.

The Committee strives to set the threshold, target and maximum performance goals at levels such that the relative likelihood that Saia will achieve such goals remains consistent from year to year. It is the intent of the Committee that the threshold goals should be attainable a majority of the time, target goals should, on average, be reasonably expected to be achieved and maximum goals should be attained a minority of the time. These levels of expected performance are taken into consideration based on the compensation philosophy and evaluation of compensation previously discussed. Establishing the expected performance goals relative to these criteria is inherently subject to considerable judgment on the part of the Committee.

The annual incentive awards granted in 2017 were made pursuant to the Saia, Inc. Annual Cash Bonus Plan (the “Bonus Plan”), which was approved by Saia stockholders in April 2015.  The awards granted under the Bonus Plan for 2017 were designed to be tax-deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended. Please see “Tax Policies” below on page 37 for a discussion of the Committee’s approach to Section 162(m) deductibility.

Long-Term Equity Incentives

The Committee provides long-term equity incentives to the executive officers to reward executives for achieving stockholder valuation increases over a multi-year period, to tie compensation to stockholder value creation and to encourage executive retention. All executive officers are eligible to participate in the long-term equity incentive program. All equity grants are awarded under the Second Amended and Restated Saia, Inc. 2011 Omnibus Incentive Plan, which was approved by our stockholders in 2016.

For 2016, 50% of a Named Executive Officer’s long-term equity incentive opportunity was granted in performance stock units and 50% in stock options (valued using the Black-Scholes option pricing model).  For 2017 and 2018, 50% of a Named Executive Officer’s long-term equity incentive opportunity was granted in performance stock units, 25% in stock options (valued using the Black-Scholes option pricing model), and 25% in restricted stock (valued using the intrinsic-value pricing model).  The Committee began using restricted stock as part of long-term equity incentives in 2017 to conform to common peer group practice and for executive retention.  The Committee believes this mix of awards balances the focus between relative and absolute stock performance and reflects competitive practices.

For existing participants in the plan, long-term equity incentives are typically granted in early February each year on the third trading day following the release of the Company’s financial results for the prior fiscal year.  For new hires, the grant date is typically on or around their hire date.

Why options?	Why performance stock units?	Why restricted stock?
•Performance-based because their value is tied solely to the Company’s stock price, which directly correlates to Saia’s stockholders’ interests.	•Performance-based both because number of shares earned depends on performance against pre-defined goals and the value of the shares fluctuates based on the stock price.	•Inherent value upon issuance mitigates significant employee compensation swings.
•Fosters an innovative environment focused on long-term growth of the Company and stockholder value.	•Tied to total stockholder return compared to a peer group, a key metric of executive performance.	•Strong executive retention tool due to 3-year cliff vesting nature for all awards starting in 2017.
•Declines in stock price following the grant of stock options have a negative impact on executive pay (i.e., when a stock option is “underwater” it has no value).	•Incents executives to improve total stockholder return relative to Company peers.	•Promotes long-term growth and aligns interests with stockholders.
•Highly valued by employees and an important retention tool.
•Stock ownership guidelines mitigate perception that options may cause a focus on short-term stock price movement.

Long-Term Equity Incentive Plan Targets

The Committee determines the target value of the long-term equity incentives granted to each Named Executive Officer, based on a number of factors, including market data prepared by Mercer of long-term equity incentives granted to comparable officers at the peer group companies, individual performance, pay mix, internal equity, and executive retention. The specific equity grants for each executive officer are based on the last sale price of Company stock on the grant date for restricted stock and performance stock units, and on the Black-Scholes option pricing model for stock option grants.

As part of the executive changes in August 2017, the Committee approved increases in target long-term equity incentives for Mr. Holzgrefe, Mr. Ramu and Mr. Thompson for 2018.  Mr. Holzgrefe’s target increased from 115% to 170% of base salary; Mr. Ramu’s target increased from 75% to 100% of base salary; and Mr. Thompson’s target increased from 50% to 75% of base salary.  In each case, the Compensation Committee approved the increases based in part on an evaluation conducted by Mercer of long-term equity incentive grants to comparable officers of the Company’s peer group firms and other factors, including job performance, additional responsibilities, executive retention and succession planning.

Other than as described above for the August 2017 executive changes, no other changes were made to the long-term equity incentive plan for the Named Executive Officers for 2017 and 2018.  For 2017 and 2018, the target long-term equity incentive as a percentage of base salary for the Named Executive Officers was as follows:

		Target as a % of Base Salary
Named Executive Officer	Title	2017	2018
Richard D. O’Dell	President & Chief Executive Officer	200%	200%
Frederick J. Holzgrefe, III	Executive Vice President & Chief Financial Officer	115%	170%
Raymond R. Ramu	Executive Vice President & Chief Customer Officer	75%	100%
T. Michelle Richard	Vice President of Human Resources	55%	55%
Craig A. Thompson	Executive Vice President Operations	50%	75%
Mark H. Robinson	Retired Vice President & Chief Information Officer	75%	—

The key elements of the awards were established, as described below.

Performance Stock Units

Fifty percent of the Named Executive Officers’ long-term incentive opportunity is awarded in performance stock units. The role of performance stock units is to reward executives for long-term value creation relative to peer companies. Since the size of the peer companies is not critical in assessing relative total stockholder returns, the peer group used for performance stock unit comparison (“PSU Peer Group”) is broader than the peer group used for determining base salaries, annual incentives and long-term incentives. The PSU Peer Group includes public companies in the broader transportation industry, regardless of revenues, because this provides a wider spectrum from which to assess management performance. The companies included in the PSU Peer Group for open performance periods are as follows:

Air Transport Services Group, Inc.

ArcBest Corporation

Celadon Group, Inc.

CH Robinson Worldwide, Inc.

Covenant Transport, Inc.

Echo Global Logistics, Inc.

FedEx Corporation

Forward Air Corporation

Genesee & Wyoming, Inc.

Heartland Express, Inc.

Hub Group, Inc.

J.B. Hunt Transport Services, Inc.

Kansas City Southern

Kirby Corporation

Knight Transportation, Inc. (through September 11, 2017)

Knight – Swift Transportation Holdings, Inc. (effective September 11, 2017)

Landstar Systems, Inc.

Marten Transport, Ltd.

Old Dominion Freight Line, Inc.

P.A.M. Transportation Services, Inc.

Roadrunner Transportation Services, Inc.

Ryder System, Inc.

Swift Transportation Company (through September 11, 2017)

United Parcel Service, Inc.

Universal Logistics Holdings, Inc.

USA Truck Inc.

UTi Worldwide, Inc. (through January 22, 2016)

Werner Enterprises, Inc.

XPO Logistics, Inc.

YRC Worldwide, Inc.

Performance stock units are paid in shares of the Company’s common stock.  The number of shares of stock that are paid to a participant is based on the total stockholder return of Saia compared to the total stockholder return of the PSU Peer Group over a three-year performance period. At the end of the performance period, the percentile rank of the Company’s total stockholder return is calculated relative to the total stockholder return of each of the peer companies. For the performance periods beginning in 2016, 2017 and 2018, the payouts will be determined as follows:

Percent Rank of Saia’s Total Stockholder Return
Compared to PSU Peer Group	Payout Percentage of Target Incentive
At 75th percentile or higher	200%
At 50th percentile	100%
At 25th percentile	25%
Below 25th percentile	0%

The payout associated with the Company’s percentile rank is based on the chart above with payouts interpolated for performance between the 25th and 50th percentiles and the 50th and 75th percentiles. The Committee believes that setting the payout percentage based on the Company’s total stockholder return over the three-year measurement period relative to the PSU Peer Group aligns the Named Executive Officers with the interest of our stockholders. Aligning the incentive value with the interests of Saia stockholders further helps to ensure against executives taking excessive or unnecessary risks that might threaten the long-term value of the Company.

In February 2017, the Company granted performance stock units for 28,180 shares (at target) to the Named Executive Officers, representing 64% of the total target units granted at that time. In February 2018, the Company granted performance stock units for 21,425 shares (at target) to the Named Executive Officers, representing 65% of the total target units granted at that time.

For awards made in 2017 and 2018, if the Company’s total stockholder return for the three-year performance period is negative, any payouts of the target incentive are reduced in half. For example, if the Company’s total stockholder return is negative, but the PSU Peer Group results are such that the Company’s total stockholder return compared to the PSU Peer Group is at the 50th percentile, the associated payout percentage will be 50%, not 100%. Previously, if the Company’s total stockholder return over the performance period was negative, no payouts of performance stock units were made for the performance period, even if Company performance was strong compared to other companies in the peer group. Given the cyclical nature of the transportation industry, the Committee made this change to reward executive performance relative to the PSU Peer Group in instances of an economic downturn affecting the entire industry and to conform to peer group practice generally.

The following table details the payouts for the performance stock units over the last three years:

Payout Month	Performance Period	Payout Percentage of Target Incentive
February 2018	2015 to 2017	150%
February 2017	2014 to 2016	100%
February 2016	2013 to 2016	150%

See the “Potential Payments Upon Termination or Change in Control” section for a description of the effect of termination of employment or a change in control of the Company on the performance stock units awarded to the Named Executive Officers.

Stock Options

The role of stock options is to reward executives for increasing absolute long-term stockholder value. For 2017 and 2018, the value of each stock option award was equal to 25% of the target long-term incentive award for the executive using the Black-Scholes option pricing model.

The exercise price of the stock options is equal to the closing share price of Saia common stock on NASDAQ on the grant date. The Company’s Omnibus Incentive Plan strictly prohibits re-pricing of stock options. All stock options granted have been non-qualified stock options.

All stock options granted vest on the basis of passage of time, subject to earlier vesting upon a change in control and, as to Mr. O’Dell, subject to his employment agreement described below. The Committee believes time-vested awards encourage long-term value creation and executive retention because generally executives can realize value from such awards only if the Company’s stock price increases and they remain employed at Saia at least until the awards vest.  Providing for a vesting period over a number of years also helps ensure against executives taking excessive or unnecessary risks that might threaten the long-term value of the Company.

In February 2017, the Company granted a total of 35,720 stock options to the Named Executive Officers, representing 64% of the total stock options granted at that time. Stock options granted in February 2017 have an exercise price equal to the closing share price of Saia stock on the date of grant, a three-year cliff vesting schedule and a seven-year term. The grant date fair value of the stock options granted in February 2017 was determined using the Black-Scholes option pricing model with the following assumptions:

•	risk free interest rate of 1.89%;
•	expected life of 4.5 years;
•	expected volatility of 36.9%; and
•	a dividend rate of zero.

In February 2018, the Company granted a total of 30,040 stock options to the Named Executive Officers, representing 65% of the total stock options granted at that time.  Stock options granted in February 2018 have an exercise price equal to the closing share price of Saia stock on the date of grant, a three-year cliff vesting schedule and a seven-year term.

See the “Potential Payments Upon Termination or Change in Control” section for a description of the effect of termination of employment or a change in control of the Company on the stock options awarded to the Named Executive Officers.

Restricted Stock Awards

Commencing in February 2017 the Committee began utilizing restricted stock as a part of the long-term equity incentive plan to better align the Company’s long-term compensation practices with its peers and for executive retention.  The value of these restricted stock grants was equal to 25% of the target long-term incentive award for the executive.  In February 2017, the Company granted a total of 14,089 shares of restricted stock to the Named Executive Officers, representing 64% of the total restricted stock awards granted at that time. In February 2018, the Company granted a total of 10,712 shares of restricted stock to the Named Executive Officers, representing 65% of the total restricted stock awards granted at that time. These restricted stock grants have a three-year cliff vesting schedule.

The Company also uses restricted stock grants from time to time to address concerns about long-term executive retention, as part of a total compensation package granted upon initial hiring of an executive and to recognize the significant promotion of an executive.  These restricted stock grants have historically vested over a five year period in order to promote executive retention.

As part of the executive changes in August 2017, Messrs. Holzgrefe, Ramu and Thompson received 5,060, 3,680 and 2,944 shares, respectively, of restricted stock of the Company (initially valued at $275,000, $200,000 and $160,000, respectively, on the grant date). The shares of restricted stock vest 25% on August 1, 2020, and August 1, 2021, with the remaining 50% vesting on August 1, 2022. The restricted stock awards immediately vest upon a change in control of the Company.  The value of the restricted stock grants were based in part on an analysis conducted by Mercer of restricted stock paid to comparable executives at peer group firms and other factors, including job performance, additional responsibilities, executive retention and succession planning.

See the “Potential Payments Upon Termination or Change in Control” section for a description of the effect of termination of employment or a change in control of the Company on the restricted stock granted to the Named Executive Officers.

Other Benefits and Perquisites

Benefits

The Company provides customary employee benefits to substantially all employees, including the Named Executive Officers. These benefits include paid holidays and vacation, medical, disability and life insurance and a defined contribution retirement plan. The defined contribution retirement plan is a 401(k) savings plan to which employees may elect to make pre-tax contributions. The Company has the discretion to match 50% of all employee contributions, up to a maximum employee contribution of 6% of annual salary.

Deferred Compensation Plan

In addition to the benefits provided to all employees, the Company has established for officers (including all of the Named Executive Officers) and certain other employees a Capital Accumulation Plan, which is a non-qualified deferred compensation plan. The deferred compensation plan was implemented to motivate and promote the retention of key employees by providing them with greater flexibility in structuring the timing of their compensation and tax payments. The Committee believes that the Company’s deferred compensation plan provides a valuable benefit to senior executives with minimal cost to the Company.

The Company typically makes an annual discretionary contribution under the Capital Accumulation Plan for each participant equal to 5% of his or her base salary and annual incentive payment. In addition, to the extent a participant’s contribution to the 401(k) savings plan is limited under restrictions placed on “Highly Compensated Employees” under ERISA, the participant may elect to contribute the amount so limited to the Capital Accumulation Plan. To the extent the Company is unable to match participant contributions under the 401(k) savings plan because of the ERISA limitations, the matching contributions will be made by the Company to the Capital Accumulation Plan. The Company’s regular annual 5% contribution has a five-year vesting period.

The Capital Accumulation Plan also allows a participant to make an elective deferral each year of up to 50% of base salary and up to 100% of any annual incentive plan payment. The participant must irrevocably elect the base salary deferral before the beginning of the year in which compensation is being paid and the annual incentive deferral no later than six months into the performance period.

The Capital Accumulation Plan provides the same investment options to participants as are available under the 401(k) savings plan, except that participants may also elect to invest in Saia stock under the plan. Participants may elect to transfer balances between investment options without restriction at any time throughout the year, except that any investment in Saia stock is an irrevocable election and upon distribution that investment will be paid out in Saia stock, rather than cash. Vested plan balances become distributable to the participant upon termination of employment subject to Section 409A of the Internal Revenue Code.

Perquisites

The types and amounts of perquisites provided to the Named Executive Officers have been determined by the Committee with input from Mercer based on perquisites granted to comparable officers by companies in the executive compensation review peer group. The Company provides these perquisites because many companies in the peer group provide similar perquisites to their Named Executive Officers, and the Committee believes they are necessary for retention purposes. However, the perquisites that the Company provides are generally fewer and less costly than those provided by members of the peer group. The Committee reviews the perquisites provided to the Named Executive Officers in an attempt to ensure that the perquisites continue to be effective in the retention of executive talent and appropriate in light of the Committee’s overall goal of designing a compensation program that maximizes the interests of Saia’s stockholders.

The perquisites provided to the Named Executive Officers for 2017 include the following (see the “All Other Compensation” column of the Summary Compensation Table):

•	Car allowance ($7,200 annual maximum per Named Executive Officer),
•	Financial/legal planning ($5,000 annual maximum for Mr. O’Dell and $4,000 annual maximum for each other Named Executive Officer),
•	Executive term life insurance ($1,000,000 policy for Mr. O’Dell and $500,000 policies for each other Named Executive Officer) and
•	Country club membership (no maximum amount and provided only to Messrs. O’Dell, Holzgrefe and Ramu. Historically less than $10,000 per year).

Post-Employment Compensation

The Committee believes that severance and change in control arrangements are an important part of overall compensation for the Named Executive Officers because they help secure the continued employment and dedication of the Named Executive Officers notwithstanding any concern the executives might have regarding their own continued employment. The Committee also believes that these arrangements are important as a recruitment and retention device, because many of the companies with which Saia competes for executive talent have similar agreements for their senior employees.

Commencing in February 2015, stock option grants (other than options granted to Mr. O’Dell) included non-competition and employee and customer non-solicitation provisions, as well as provisions designed to protect Saia’s intellectual property. In conjunction with entering into these restrictive covenants in 2015, the Company entered into severance agreements with each employee who received a stock option grant at that time, including each of the Named Executive Officers other than Mr. O’Dell (Mr. O’Dell’s severance arrangements are governed by the terms of his employment agreement and Change in Control Severance Agreement). These severance agreements provide for severance payments equal to 12 months of base salary for any employee whose employment with Saia is involuntarily terminated without cause as defined in the agreements. To receive the severance payments, the employee must sign a general release of claims against the Company and must comply with the employee’s obligation under any other agreement with the Company, including the restrictive covenants in the employee’s stock option agreement. The employee will not receive payments under this agreement if the employee is otherwise eligible to receive payment under the Change in Control Severance Agreement described below.

The Company has entered into change in control agreements with each of the Named Executive Officers (the “Change in Control Severance Agreements”). These agreements include a “double trigger,” meaning they provide for severance payments and other benefits only if there is a change in control of the Company and only if after the change in control the executive’s employment is terminated involuntarily (other than for cause) or voluntarily with good reason within two years after the change in control. The Change in Control Severance Agreements are reviewed periodically by the Committee to ensure they are consistent with the Company’s compensation philosophy.  The Committee also receives input from Mercer and outside legal counsel to confirm that the agreements remain generally consistent with competitive practices. The Committee believes these agreements reward service and tenure and help to address the need for financial security for key executives when employment ends.

The specific payments to be made to the Named Executive Officers upon termination of employment or in connection with a change in control of the Company under these agreements are based on peer group and general industry practices and are described in the “Potential Payments Upon Termination or Change in Control” section.

Employment Agreement

To provide an incentive for executive retention and help support certain non-competition and non-solicitation provisions, the Company entered into an employment agreement with the Chief Executive Officer in 2006. Mr. O’Dell’s employment agreement is for a two-year initial term (renewing daily) and provides for a minimum base salary. The Committee with the assistance of Mercer on an annual basis makes a recommendation to the Board regarding Mr. O’Dell’s salary, subject to the minimum base salary provided in the employment agreement. The employment agreement includes a severance payment and benefits to Mr. O’Dell in the event of his employment termination under certain circumstances. All severance payments and benefits under the employment agreement are conditioned upon Mr. O’Dell’s compliance with the non-disclosure, non-competition and employee and customer non-solicitation provisions of the employment agreement. The Company believes these provisions help ensure the long-term success of the Company and facilitate executive retention.

The material terms of the employment agreement are reviewed periodically by the Committee with input from Mercer and outside legal counsel to confirm that they remain generally consistent with competitive practices. The Committee believes it is important to continue this employment agreement with Mr. O’Dell to provide continuity and stability in the Company’s leadership.

The payments to be made to Mr. O’Dell upon termination of employment or a change in control of the Company under his employment agreement are described in the “Potential Payments Upon Termination or Change in Control” section.

Risk Assessment in Compensation Programs

The Committee regularly assesses the Company’s executive and broad-based compensation and benefits programs, policies and practices to determine if they create undesired or unintended risk of a material nature. Although the Committee reviews all executive compensation programs, it focuses on those programs with variability of payout, and reviews the ability of a participant to directly affect payout, the controls on participant action and actual payouts.

Based on that assessment, the Committee concluded that the Company’s compensation programs are designed and administered with an appropriate balance of risk and reward in relation to the Company’s business strategy and do not encourage executives to take unnecessary or excessive risks. The following features of the compensation programs help to mitigate risk taking:

•	A mix of short- and long-term compensation, particularly incentive compensation, to encourage employees to focus on goals consistent with the long-term interests of Saia stockholders.
•	Short-term incentives in the form of an annual cash bonus based on annual Company performance, with caps to eliminate windfall payouts.
•

Long-term incentives awarded in performance stock units based on Company stock price performance over a three-year period relative to Company peers, stock options and restricted stock, rewarding longer-term financial performance consistent with the interests of Saia stockholders.

•	Performance stock units that are settled in common stock of the Company with a cap on the number of shares that can be awarded.
•	Stock ownership guidelines that encourage executives to retain significant amounts of Saia common stock, thereby aligning the long-term interests of management with those of the stockholders.
•

A clawback policy to provide for recoupment of performance-based compensation if a payment was predicated on the achievement of financial results that are subsequently the subject of a material restatement and a lower payment would have been made based on the restated financial results.

•

A policy that prohibits executives from engaging in short sales of Saia common stock or in transactions involving puts, calls, or other derivative securities of the Company or in hedging transactions with respect to the Company’s stock. The policy also restricts executives from holding stock in margin accounts and from pledging stock of the Company.

Other Compensation Policies

Stock Ownership Guidelines

Because the Company is committed to aligning the executives’ interests with those of Saia stockholders, the Board has adopted stock ownership guidelines for all officers who are eligible to receive long-term incentives, including all of the Named Executive Officers. The number of shares each officer is required to retain is determined by multiplying his or her current base salary by the multiple noted below and dividing by the current share price. The current guidelines for the Named Executive Officers are as follows:

Name	Title	Multiple of Salary	Compliance(1)
Richard D. O’Dell	President & Chief Executive Officer	5	Yes
Frederick J. Holzgrefe, III	Executive Vice President & Chief Financial Officer	2.5	Yes
Raymond R. Ramu	Executive Vice President & Chief Customer Officer	2	Yes
T. Michelle Richard	Vice President of Human Resources	2	(2)
Craig A. Thompson	Executive Vice President Operations	2	(2)
Mark H. Robinson	Retired Vice President & Chief Information Officer	2	Yes
(1)	As of December 31, 2017.
(2)	Ms. Richard and Mr. Thompson became officers of the Company in 2015. They have until 2020 to meet this threshold.

Executives are to satisfy the guidelines within five years of becoming subject to the guidelines. Until the guidelines are met, executives are encouraged to hold 75% of the realized share value (net of taxes) attributable to option exercises, performance stock unit payouts and vesting in restricted stock. The Committee reviews the stock ownership guidelines at each regular meeting of the Committee and monitors the progress towards, and continued compliance with, the stock ownership guidelines. The types of equity counted for purposes of the stock ownership guidelines are common stock, including restricted stock, and Company stock units held in the deferred compensation plan.

Although there are no formal penalties for not fulfilling the requirements of the ownership guidelines, non-compliance may affect future equity awards. The foregoing sets forth the Company’s current ownership guidelines for executives. The Board (or any committee designated by the Board) may, at any time, amend, modify or terminate the guidelines in full or in part. The Board (or any committee designated by the Board) may also grant waivers of the guidelines in the event of special circumstances or as otherwise determined advisable or in the best interest of the Company in given circumstances.

Prohibition Against Short Sales, Hedging and Margin Accounts

Employees subject to the Company’s insider trading policies, including the Named Executive Officers, may not engage in short sales of Saia common stock or in transactions involving puts, calls, or other derivative securities or in hedging transactions with respect to the Company’s stock. Additionally, such employees, including the Named Executive Officers, are prohibited from holding Saia stock in a margin account and from pledging Saia common stock as collateral for indebtedness.

Clawback Policy

The Board of Directors has adopted a policy that provides that the Company will, to the extent permitted by governing law, require reimbursement of all or a portion, as applicable, of any performance-based compensation paid to any participant in the Company’s long-term incentive plans if (a) the payment was predicated upon the achievement of certain financial results that were subsequently the subject of a material restatement, and (b) a lower payment, or no payment, would have been made to the participant based upon the restated financial results. In each such instance, the Company will, to the extent practicable, seek to recover the amount by which the individual participant’s performance-based compensation exceeded the amount that would have been paid based on the restated financial results, plus a reasonable rate of interest.

Tax Policies

In establishing the cash and equity incentive compensation programs for executive officers, the Committee believes that the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole or primary factor. The Committee believes that cash and equity incentive compensation must be maintained at the requisite level to attract and retain the executive officers essential to Saia’s financial success, even if all or part of that compensation may not be deductible by reason of the limitations of Section 162(m).

Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a $1 million limit on the amount that a public company may deduct for non-performance based compensation paid to the company’s CEO or any of the company’s three other most highly compensated executive officers (other than the CFO) who are employed as of the end of the year. The Company’s annual and long-term incentive plans have been structured with the intent of meeting the exception to this limitation for “performance-based” compensation, as defined in Section 162(m), so that these amounts may be fully deductible for income tax purposes. However, annual incentive payments for years prior to 2016 and grants of restricted stock do not qualify as “performance-based” compensation. To maintain flexibility and the ability to pay competitive compensation, we do not require all compensation to be deductible.

The exemption from Section 162(m)’s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered executive officers, which now includes the CFO, in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.

Despite the Compensation Committee’s efforts to structure the Company’s annual and long-term incentive plans for executives covered by Section 162(m) in a manner intended to be exempt from Section 162(m) and therefore not subject to its deduction limits, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, including the uncertain scope of the transition relief under the legislation repealing Section 162(m)’s exemption from the deduction limit, no assurance can be given that compensation intended to satisfy the requirements for exemption from Section 162(m) in fact will. Further, the Compensation Committee reserves the right to modify compensation that was initially intended to be exempt from Section 162(m) if it determines that such modifications are consistent with the Company’s business needs.  Section 409A of the Internal Revenue Code regulates deferred compensation that was not earned and vested prior to 2005. The Committee considers Section 409A in determining the form and timing of compensation paid to executives.

Sections 280G and 4999 of the Internal Revenue Code limit Saia’s ability to take a tax deduction for certain “excess parachute payments” (as defined in Code Sections 280G and 4999) and impose excise taxes on each executive that receives “excess parachute payments” related to his or her severance from the Company in connection with a change in control. The Committee considers the adverse tax liabilities imposed by Code Sections 280G and 4999, as well as other competitive factors, in structuring certain post-termination compensation payable to the Named Executive Officers. The potential adverse tax consequences to the Company and/or the executive, however, are not necessarily determinative factors in such decisions.

Accounting Policies

The Company accounts for its employee stock-based compensation awards in accordance with ASC Topic 718, Compensation-Stock Compensation. ASC Topic 718 requires that all employee stock-based compensation is recognized as a cost in the financial statements and that for equity-classified awards such costs are measured at the grant date fair value of the award.

COMPENSATION COMMITTEE REPORT
OF SAIA, INC.

The Compensation Committee of the Board of Directors of the Company has submitted the following report for inclusion in this Proxy Statement:

Our Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on the Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and in this Proxy Statement.

The foregoing report is provided by the following directors, who constitute the Committee:

Compensation Committee Members
John J. Holland, Chair

Di-Ann Eisnor

Randolph W. Melville

Jeffrey C. Ward

2017 SUMMARY COMPENSATION TABLE

The following table sets forth the compensation awarded to, earned by or paid to the Named Executive Officers for services rendered in all capacities within Saia during the fiscal years ended December 31, 2017, 2016 and 2015.

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Richard D. O'Dell,	2017	727,371	—	1,076,247	303,707	734,095	63,168	2,904,588
President & Chief Executive Officer (PEO)	2016	706,335	—	700,002	736,744	369,971	64,390	2,577,442
	2015	646,482	—	559,990	646,290	152,011	69,002	2,073,775

Frederick J. Holzgrefe, III,	2017	434,492	—	614,478	95,867	329,959	46,178	1,520,974
Executive Vice President & Chief Financial Officer (PFO)	2016	387,422	—	720,808	232,393	135,303	50,489	1,526,415
	2015	353,792	—	175,008	201,975	55,422	22,302	808,499
Raymond R. Ramu,	2017	372,443	—	396,069	55,445	198,571	34,313	1,056,840
Executive Vice President & Chief Customer Officer	2016	342,610	—	127,505	134,280	89,851	30,945	725,191
	2015	280,425	88,000	209,999	69,328	32,247	25,476	705,475

T. Michelle Richard,	2017	264,981	—	107,810	30,510	133,716	28,934	565,951
Vice President of Human Resources(4)
Craig A. Thompson,	2017	278,275	—	255,024	26,948	141,174	17,297	718,718
Executive Vice President Operations(4)
Mark H. Robinson,	2017	305,048	—	169,224	47,856	170,580	39,780	732,488
Retired Vice President & Chief Information Officer(5)	2016	296,933	—	110,075	115,897	77,580	40,648	641,133
	2015	288,052	100,000	85,504	98,754	33,846	36,671	642,827

(1)

Stock Awards are comprised of performance stock units and restricted stock. Valuation is based on aggregate grant date fair value computed in accordance with FASB ASC Topic 718. See Note 7 to the Consolidated Financial Statements in the Annual Report on Form 10-K for the year ended December 31, 2017 for valuation assumptions used. At maximum performance levels for the performance stock units, these values for Mr. O’Dell would be:  2017: $2,053,886; 2016: $1,775,890; 2015: $932,232; for Mr. Holzgrefe: 2017: $647,876; 2016: $560,184; 2015: $291,340; for Mr. Ramu: 2017: $374,158; 2016: $323,478; 2015: $99,882; for Ms. Richard: 2017: $338,997; for Mr. Thompson: 2017: $277,965; and for Mr. Robinson: 2017: $0; 2016: $186,171; 2015: $142,341.

(2)

Valuation is based on aggregate grant date fair value of the awards as computed in accordance with FASB ASC Topic 718. See Note 7 to the Consolidated Financial Statements in the Annual Report on Form 10-K for the year ended December 31, 2017 for valuation assumptions used.

(3)	Amounts received by each Named Executive Officer for 2017 are set forth below:
Name	Perquisites & Other Personal Benefits ($)(1)	Car Allowance ($)	Company Contributions to Defined Contribution Plans (401(k)) ($)	Company Contributions to Defined Contribution Plans (Def. Comp.) ($)	Life Insurance Premiums ($)
Richard D. O'Dell	3,143	4,106	8,100	42,917	4,902
Frederick J. Holzgrefe, III	9,276	7,200	6,750	22,142	810
Raymond R. Ramu	6,660	—	8,100	18,743	810
T. Michelle Richard	2,146	5,974	6,726	13,638	450
Craig A. Thompson	2,858	1,469	—	12,471	499
Mark H. Robinson	5,460	7,714	8,100	16,539	1,967
(1) Payment of country club dues and fuel and tax preparation reimbursements.
(4)	Ms. Richard and Mr. Thompson were not Named Executive Officers in the Company’s 2016 and 2017 Proxy Statements. Therefore, this table does not provide 2015 and 2016 data for them.
(5)	Mr. Robinson was Vice President and Chief Information Officer until May 26, 2017; he was an adviser until December 31, 2017 and retired on that date.

2017 Summary Compensation Table Narrative

Employment Agreement

The Company is a party to an employment agreement with Mr. O’Dell, dated October 24, 2006, as amended. The employment agreement is for a two year initial term (renewing daily) and provides for a base salary that is to be reviewed annually, with the amount of such base salary not to decrease from the rate then in effect without Mr. O’Dell’s consent. The agreement also provides that Mr. O’Dell is to participate in the Company’s annual bonus plan, long-term incentive award plan and other benefits that are or may become available to senior executives of Saia. Mr. O’Dell’s agreement includes non-competition and customer and employee non-solicitation provisions that continue during the term of Mr. O’Dell’s employment and until two years after the date he ceases to be employed by the Company. The agreement also includes provisions designed to protect the intellectual property of Saia. See “Potential Payments Upon Termination or Change in Control — Employment Agreement — Richard D. O’Dell” for additional information concerning benefits available upon termination of employment or a change in control.

Stock Awards

Stock Awards are comprised of performance stock units and restricted stock.  Participants receiving performance stock units are eligible to receive shares of common stock based on the total stockholder return of Saia compared to the total stockholder return of a peer group of companies over a three-year performance period.  The number of shares of common stock that can be received ranges from zero to 200% of the target shares.  Shares of restricted stock typically vest over three to five years.  See “Grants of Plan-Based Awards” for information regarding performance stock units and restricted stock granted in 2017.  See “Compensation Discussion and Analysis” for more information concerning performance stock units and restricted stock.  See “Potential Payments Upon Termination or Change of Control” for information concerning benefits available upon termination of employment or a change in control.

Option Awards

The exercise price for stock options is set at the last sale price of Saia stock on NASDAQ on the grant date.  Options vest in full three years after the grant date and expire seven years after the grant date.  See “Grants of Plan-Based Awards” for information on stock options granted in 2017.  See “Compensation Discussion and Analysis” for more information on the stock option component of our long-term equity incentive plan.  See “Potential Payments Upon Termination or Change in Control” for additional information that could affect the vesting and other terms of the stock options.

Non-Equity Incentive Plan Compensation

Amounts shown in this column represent amounts earned under the Company’s annual cash incentive plan.  The plan provides for cash payments to participants based 50% on achieving the Company’s annual operating income target for the year and 50% on achieving the Company’s operating ratio target for the year.  See “Compensation Discussion and Analysis” for more information concerning the annual cash incentive plan.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth the detail of grants of plan-based awards to Saia’s Named Executive Officers for services rendered in all capacities during the fiscal year ended December 31, 2017.

2017 Grants of Plan-Based Awards Table

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (3)(#)	All Other Option Awards: Number of Securities Underlying Options (4)(#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Grant Type(1)	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Richard D. O'Dell	ACI	1/30/2017	163,700	654,600	1,309,300	—	—	—	—	—	—	—
	SO	2/7/2017	—	—	—	—	—	—	—	19,610	46.35	303,707
	PSU	2/7/2017	—	—	—	3,870	15,480	30,960	—	—	—	717,498
	RS	2/7/2017	—	—	—	—	—	—	7,740	—	—	358,749

Frederick J. Holzgrefe, III	ACI	1/30/2017	81,500	325,900	651,700	—	—	—	—	—	—	—
	SO	2/7/2017	—	—	—	—	—	—	—	6,190	46.35	95,867
	PSU	2/7/2017	—	—	—	1,221	4,883	9,766	—	—	—	226,327
	RS	2/7/2017	—	—	—	—	—	—	2,441	—	—	113,140
	RS	8/1/2017	—	—	—	—	—	—	5,060	—	—	275,011

Raymond R. Ramu	ACI	1/30/2017	46,600	186,200	372,400	—	—	—	—	—	—	—
	SO	2/7/2017	—	—	—	—	—	—	—	3,580	46.35	55,445
	PSU	2/7/2017	—	—	—	705	2,820	5,640	—	—	—	130,707
	RS	2/7/2017	—	—	—	—	—	—	1,410	—	—	65,354
	RS	8/1/2017	—	—	—	—	—	—	3,680	—	—	200,008

T. Michelle Richard	ACI	1/30/2017	29,800	119,200	238,500	—	—	—	—	—	—	—
	SO	2/7/2017	—	—	—	—	—	—	—	1,970	46.35	30,510
	PSU	2/7/2017	—	—	—	388	1,551	3,102	—	—	—	71,889
	RS	2/7/2017	—	—	—	—	—	—	775	—	—	35,921

Craig A. Thompson	ACI	1/30/2017	34,800	139,100	278,300	—	—	—	—	—	—	—
	SO	2/7/2017	—	—	—	—	—	—	—	1,740	46.35	26,948
	PSU	2/7/2017	—	—	—	342	1,367	2,734	—	—	—	63,360
	RS	2/7/2017	—	—	—	—	—	—	683	—	—	31,657
	RS	8/1/2017	—	—	—	—	—	—	2,944	—	—	160,006

Mark H. Robinson(6)	ACI	1/30/2017	34,300	137,300	274,500	—	—	—	—	—	—	—
	SO	2/7/2017	—	—	—	—	—	—	—	3,090	46.35	47,856
	PSU	2/7/2017	—	—	—	609	2,434	4,868	—	—	—	112,816
	RS	2/7/2017	—	—	—	—	—	—	1,217	—	—	56,408

(1)	Type of Awards

ACI:Annual Cash Incentive

PSU:Performance Stock Unit

RS:Restricted Stock

SO:Stock Option

Annual Cash Incentive awards were granted under the Saia, Inc. Annual Cash Bonus Plan.  All other awards were granted under the Second Amended and Restated Saia, Inc. 2011 Omnibus Incentive Plan.  See the 2017 Summary Compensation Table Narrative for additional information on these types of awards.

(2)	PSU awards will be adjusted based on performance and paid in February 2021.
(3)

Shares of restricted stock granted on February 7, 2017 vest 100% on February 1, 2020, and shares of restricted stock granted on August 1, 2017 vest as follows:  25% on August 1, 2020 and August 1, 2021 and the remainder on August 1, 2022, provided, in each case, the Named Executive Officer is an employee of Saia as of such dates.

(4)

Stock Options vest 100% three years from the Grant Date, provided in each case, the Named Executive Officer is an employee of Saia as of such date.  Stock options have a seven-year term from the Grant Date.

(5)

Valuation is based on aggregate grant date fair value computed in accordance with FASB ASC Topic 718.  See Note 7 to the Consolidated Financial Statements in the Annual Report on Form 10-K for the year ended December 31, 2017 for valuation assumptions used.

(6)	Mr. Robinson PSU awards and restricted stock were forfeited on December 31, 2017 in connection with his retirement.

OUTSTANDING EQUITY AWARDS

The following table sets forth information regarding the number of shares of unexercised stock options, the number of shares and value of performance stock units and unvested restricted stock held by the Named Executive Officers at December 31, 2017.

Outstanding Equity Awards at December 31, 2017

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)(9)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)(10)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($) (9)(10)
Richard D. O'Dell	—	41,950	(1)	—	43.01	2/3/2022	7,740	(4)	547,605	81,962	5,798,812
	—	73,740	(2)	—	27.45	2/9/2023	—		—	—	—
	—	19,610	(3)	—	46.35	2/7/2024	—		—	—	—

Frederick J. Holzgrefe, III	—	13,110	(1)	—	43.01	2/3/2022	31,668	(5)	2,240,511	25,854	1,829,171
	—	23,260	(2)	—	27.45	2/9/2023	—		—	—	—
	—	6,190	(3)	—	46.35	2/7/2024	—		—	—	—

Raymond R. Ramu	—	4,500	(1)	—	43.01	2/3/2022	8,741	(6)	618,426	14,930	1,056,298
	—	13,440	(2)	—	27.45	2/9/2023	—		—	—	—
	—	3,580	(3)	—	46.35	2/7/2024	—		—	—	—

T. Michelle Richard	—	7,390	(2)	—	27.45	2/9/2023	775	(7)	54,831	8,212	580,999
	—	1,970	(3)	—	46.35	2/7/2024	—		—	—	—

Craig A. Thompson	—	6,060	(2)	—	27.45	2/9/2023	3,627	(8)	256,610	6,924	489,873
	—	1,740	(3)	—	46.35	2/7/2024	—		—	—	—

Mark H. Robinson (11)	6,410	—		—	43.01	6/29/2018	—		—	5,346	378,230
	11,600	—		—	27.45	6/29/2018	—		—	—	—
	3,090	—		—	46.35	6/29/2018	—		—	—	—

All unexercisable options were issued under the Saia, Inc. Second Amended and Restated 2011 Omnibus Incentive Plan. See also “Potential Payouts Upon Termination or Change of Control” for additional information that could affect the vesting of these awards.

(1)	Options vest on 2/2/2018.
(2)	Options vest on 2/8/2019.
(3)	Options vest on 2/6/2020.
(4)	Mr. O’Dell’s restricted stock award will vest on 2/6/2020.
(5)

Mr. Holzgrefe’s restricted stock awards will vest as follows: 1,934 shares on 9/9/2018, 4,554 shares on 2/9/2019, 4,018 shares on 9/9/2019, 2,441 shares on 2/6/2020, 4,554 shares on 2/9/2020, 1,265 shares on 8/1/2020, and 9,107 shares on 2/9/2021, 1,265 shares on 8/1/2021 and 2,530 shares on 8/1/2022.

(6)

Mr. Ramu’s restricted stock awards will vest as follows: 913 shares on 5/1/2018, 913 shares on 5/1/2019, 1,410 shares on 2/6/2020 and 1,825 shares on 5/1/2020, 920 shares on 8/1/2020, 920 shares on 8/1/2021 and 1,840 shares on 8/1/2022.

(7)	Ms. Richard’s restricted stock award will vest on 2/6/2020.
(8)	Mr. Thompson’s restricted stock awards will vest as follows: 683 shares on 2/6/2020, 736 shares on 8/1/2020, 736 shares on 8/1/2021 and 1,472 shares on 8/1/2022.
(9)	Value is based on the closing price of Saia stock of $70.75 on December 29, 2017, as reported on NASDAQ.
(10)

Reflects the maximum payout opportunity for 2018 and 2019 for the 2016 – 2018 and 2017 – 2019 performance periods under the performance stock unit portion of our long-term equity incentive plan.  The maximum payout opportunity for 2018 for the 2016 – 2018 performance period (51,002 units for Mr. O’Dell; 16,088 units for Mr. Holzgrefe; 9,290 units for Mr. Ramu; 5,110 units for Ms. Richard; 4,190 units for Mr. Thompson; and 5,346 units for Mr. Robinson), if earned, will vest on December 31, 2018.  The maximum payout opportunities for 2018 and 2019 for the 2017 – 2019 performance period (30,960 units for Mr. O’Dell; 9,766 units for Mr. Holzgrefe; 5,640 units for Mr. Ramu; 3,102 units for Ms. Richard; 2,734 units for Mr. Thompson; and 0 units for Mr. Robinson), if earned, will vest on December 31, 2019.  See the 2017 Summary Compensation Table Narrative for additional information on performance stock units.

(11)	Mr. Robinson retired from the Company effective December 31, 2017. Upon his retirement, his options vested immediately and all options are exercisable for 180 days after retirement.

2017 OPTION EXERCISES AND STOCK VESTED

The following table sets forth information regarding the number and value of stock options exercised and stock awards vested during 2017 for the Named Executive Officers.

	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Richard D. O'Dell	39,600	1,308,397	42,258	2,485,968
Frederick J. Holzgrefe, III	—	—	8,088	561,610
Raymond R. Ramu	10,525	273,406	2,093	153,522
T. Michelle Richard	—	—	—	—
Craig A. Thompson	—	—	—	—
Mark H. Robinson	6,570	108,405	9,801	534,790

(1)

Amounts shown in this column represent performance stock units and shares of restricted stock that vested in 2017.  These amounts were determined by multiplying the last sale price of Saia common stock on the vesting date by the number of shares that vested.

NON-QUALIFIED DEFERRED COMPENSATION

The following table sets forth information regarding the executive and Company contributions to the Capital Accumulation Plan, as well as investment earnings on the Plan for the Named Executive Officers in 2017.

2017 Non-Qualified Deferred Compensation Table (1)

Name	Executive Contributions in Last FY (2)($)	Company Contributions in Last FY (3)($)	Aggregate Earnings in Last FY ($)	Aggregate Balance at Last FYE ($)(4)
Richard D. O'Dell	36,997	42,917	1,572,638	4,317,094
Frederick J. Holzgrefe, III	17,380	22,142	61,864	192,626
Raymond R. Ramu	8,985	18,743	251,896	746,107
T. Michelle Richard	66,245	13,638	601	143,175
Craig A. Thompson	5,566	12,471	10,028	54,476
Mark H. Robinson	6,101	16,539	465,976	1,367,788

(1)	See description of Capital Accumulation Plan in “Other Benefits and Perquisites — Deferred Compensation Plan” in Compensation Discussion and Analysis.
(2)	Amounts reported in this column are reported as salary in the last completed fiscal year in the 2017 Summary Compensation Table.
(3)	Amounts reported in this column are included in All Other Compensation in the last completed fiscal year in the 2017 Summary Compensation Table.
(4)

Amounts reported in this column for each Named Executive Officer include amounts previously reported in Saia’s Summary Compensation Table in previous years when earned if that officer’s compensation was required to be disclosed in a previous year.  Amounts previously reported in such years include previously earned, but deferred, salary and incentive and Saia matching contributions.  This total reflects the cumulative value of each Named Executive Officer’s deferrals, Saia contributions and investment history.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Saia is obligated to provide its Named Executive Officers with certain payments or other forms of compensation upon a termination of employment or change in control.  The information below describes the circumstances under which we may be obligated to provide such compensation and provides estimates of amounts that would have become payable under existing agreements, plans and arrangements had there been a change in control on December 31, 2017 or had the Named Executive Officer’s employment been terminated on such date.

Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. The factors that could affect these amounts include the time during the year of any such event, the Company stock price and the executive’s age.

Employment Agreement — Richard D. O’Dell

The Company is party to an employment agreement with Mr. O’Dell, dated October 24, 2006. No other Named Executive Officer has an employment agreement with the Company. Mr. O’Dell’s employment agreement provides for severance payments and benefits to Mr. O’Dell in the event of his employment termination under certain circumstances. All severance payments and benefits pursuant to the employment agreement are conditioned upon Mr. O’Dell’s compliance with the non-disclosure, non-competition and employee and customer non-solicitation provisions of the employment agreement, which provisions continue during the term of Mr. O’Dell’s employment and for two years after the termination of such employment.  See “Compensation Discussion and Analysis – Other Benefits and Perquisites – Employment Agreement” and the “2017 Summary Compensation Table Narrative – Employment Agreement.”

Payments Upon Termination Without Cause or Good Reason

In the event Mr. O’Dell’s employment is terminated by the Company without cause or by Mr. O’Dell for Good Reason, he is entitled to receive base salary and benefits accrued through the termination date, along with a severance benefit equal to two times his annual rate of base salary immediately preceding his termination of employment, paid in a lump sum on the first day of the seventh month immediately following Mr. O’Dell’s last day of employment. In addition, in that event, Mr. O’Dell is entitled to a prorated target bonus based on the actual portion of the fiscal year elapsed prior to termination, paid in a lump sum on the first day of the seventh month immediately following Mr. O’Dell’s last day of employment, together with interest on such target bonus at a reasonable rate to be determined by the Company. In addition, during the period of 24 months following Mr. O’Dell’s termination of employment, Mr. O’Dell (and if covered under the applicable program, his spouse) would remain covered by the employee benefit plans and programs that covered him immediately prior to his termination of employment subject to certain exceptions. In the event Mr. O’Dell’s participation in any such employee benefit plan is barred, Saia will arrange to provide Mr. O’Dell with substantially similar benefits. All outstanding stock options held by Mr. O’Dell at the time of termination become fully exercisable upon such termination and Mr. O’Dell would have two years from the date of such termination to exercise such stock options. Benefits provided under the employment agreement are subject to a gross-up payment for any excise tax imposed by Section 4999 of the Internal Revenue Code. The employment agreement provides that in the event of an employment termination that would provide severance benefits under Mr. O’Dell’s change in control severance agreement and Mr. O’Dell’s employment agreement, Mr. O’Dell would be entitled to the greater of each benefit provided under the applicable agreements.

For purposes of the employment agreement, the term “Good Reason” means the failure of Saia in any material way either to pay or provide to Mr. O’Dell the compensation and benefits that he is entitled to receive under the employment agreement, the assignment to Mr. O’Dell of any duties that are materially inconsistent with those of a president or chief executive officer that results in a diminution in Mr. O’Dell’s normal duties, responsibility and authority as set forth in the employment agreement or Mr. O’Dell’s receipt of notice from Saia of the termination of the automatic renewal provision of the term of the agreement.

Payments Upon Death or Disability

In the event of death or disability, Mr. O’Dell or his estate would receive salary and benefits accrued through the date of the event, except that if the event occurred prior to the end of the performance period, any annual incentive would be forfeited. However, payment of performance stock units would be calculated using the event date as the end of the performance period, and then paid out based on a pro rata portion of the entire performance period. All outstanding stock options would immediately vest and would expire in one year.

Payments Upon Termination for Cause or Without Good Reason

Upon a termination for cause or without good reason, Mr. O’Dell is entitled to receive base salary and benefits accrued through the termination date.  All outstanding stock options not previously exercised by the date of termination are forfeited.

Change in Control Severance Agreements

Each of the Named Executive Officers is party to a “double trigger” change in control severance agreement. Under these agreements the executive will receive compensation as described below in the event of a “change in control” of the Company followed within two years by (i) the termination by Saia of the executive’s employment for any reason other than death, disability, retirement or “cause” or (ii) the resignation of the executive due to an adverse change in title, authority or duties, a transfer to a new location more than 50 miles from the location where the executive was employed immediately prior to the change in control, a reduction in salary, or a reduction in fringe benefits or annual bonus below a level consistent with Saia’s practice prior to the change in control.

In the event of a qualifying payment event: (i) the executive will receive on the first day of the seventh month following the executive’s last day of employment a lump sum cash payment equal to two times (three times in the case of Mr. O’Dell) the highest base salary and annual cash bonuses paid or payable in any consecutive 12 month period during the three years prior to termination; and (ii) for two years following the executive’s employment termination (three years in the case of Mr. O’Dell), the executive is deemed to remain an employee of the Company for purposes of applicable medical, life insurance and long-term disability plans and programs covering key executives of the Company and shall be entitled to receive the benefits available to key employees thereunder. If the executive’s participation under any such program is barred, the Company is required to arrange to provide the executive with substantially similar benefits.

In the event of a change in control, all outstanding stock options held by the executive immediately vest and remain exercisable for one year following the change in control (two years in the case of Mr. O’Dell).

The change in control severance agreement for Mr. O’Dell, which was last amended in 2008, provides that Saia will pay Mr. O’Dell a gross up payment to make him whole for any taxes incurred for any payment, distribution or other benefit (including any acceleration of vesting of any benefit) received or deemed received under the change in control severance agreement or otherwise that triggers the excise tax imposed by Section 4999 of the Internal Revenue Code. The change in control severance agreements for the remaining Named Executive Officers do not contain tax gross-up provisions.

For the purpose of the change in control severance agreements, a “change in control” will be deemed to have taken place if: (i) a third person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, purchases or otherwise acquires shares of Saia and as a result thereof becomes the beneficial owner of shares of Saia having 20% or more of the total number of votes that may be cast for the election of directors of Saia; or (ii) as the result of, or in connection with any cash tender or exchange offer, merger or other business combination, or contested election, or any combination of the foregoing transactions, the directors then serving on the Board of Directors cease to constitute a majority of the Board of Directors of Saia or any successor to Saia.

Severance Agreements

In conjunction with the agreement to become subject to noncompetition, employee and customer non-solicitation restrictions and provisions to protect the Company’s intellectual property, which terms are included in stock option grants beginning in February 2015, the Company entered into severance agreements with each Named Executive Officer (other than Mr. O’Dell, who is subject to restrictive covenants under his employment agreement). These agreements provide that if the Named Executive Officer is terminated by the Company without cause, the Named Executive Officer will receive a severance payment equal to 12 months of base salary, subject to satisfaction of certain conditions, including execution of a release of claims in favor of the Company and compliance with the employee’s restrictive covenant obligations.  The payment is made on the first day of the seventh month immediately following the last day of employment.  In the event the executive breaches any agreement with the Company, all severance obligations will cease and the Named Executive Officer is obligated to repay the Company the amount of any severance payments made. The severance agreements provide that if a Named Executive Officer becomes entitled to receive severance under both the severance agreement and his or her change in control severance agreement, the Named Executive Officer shall be paid severance under the change in control severance agreement only.

Annual Incentive Plan

Each of the Named Executive Officers participates in the annual incentive plan.  Upon termination of a Named Executive Officer for any reason prior to the payment date under the plan, the executive forfeits the award, except Mr. O’Dell would be entitled to a prorated target bonus to the date of termination, unless such termination is for cause, in which case the award is forfeited.  See “2017 Summary Compensation Table Narrative – Non-Equity Incentive Plan Compensation.”

Performance Stock Unit Award Agreements

Each of the Named Executive Officers is subject to one or more performance stock unit award agreements. See the “Long-Term Equity Incentives — Performance Stock Units” subsection of the “Compensation Discussion and Analysis” section for additional information on how payouts of the performance stock units are calculated.

Under these agreements, upon involuntary termination other than for “cause” or termination due to death, total disability or retirement, the executive is entitled to receive a pro rata portion of his or her performance stock unit award if he or she had been employed for at least 50% of the performance period of the agreement, otherwise the agreement is forfeited. Upon voluntary termination, the executive forfeits the award, except to the extent that the performance period of the agreement has expired before the executive’s voluntary termination, in which case the executive is entitled to payment of the award. Upon termination for cause, the executive forfeits the award regardless of whether the performance period has expired. For purposes of the performance stock unit award agreements, “cause” means gross negligence or gross neglect of duties, commission of a felony or significant misdemeanor involving moral turpitude; or fraud, disloyalty, dishonesty or willful violation of any law or Company policy resulting in an adverse effect on the Company.

Under the performance stock unit award agreements, upon a “change in control,” as that term is defined in the Second Amended and Restated 2011 Omnibus Incentive Plan, the executives would receive the percentage of the target incentive based on total stockholder return calculated as of the date of such change in control, prorated to reflect the actual number of months of service from the date of the grant of the performance stock unit to the date of the change in control. Any performance stock units that an executive is entitled to receive upon a change in control will be paid out in a lump sum concurrently with the change in control.

Stock Options

Each of the Named Executive Officers is subject to one or more non-qualified stock option agreements.  See “2017 Summary Compensation Table Narrative – Non-Equity Incentive Plan Compensation”.  Under these agreements, in the event of a “change in control” of the Company, as defined in the Second Amended and Restated 2011 Omnibus Incentive Plan, the unvested options immediately vest and remain outstanding in accordance with their terms. In addition, the Compensation Committee has the discretion to cancel the outstanding options at the time of the Change in Control in which case a payment of cash, property or combination thereof would be made to the

Named Executive Officer that is determined by the Compensation Committee to be equivalent in value to the consideration to be paid per share of Company common stock in the Change in Control transaction, less the exercise price of the option and multiplied by the number of outstanding options.

If the employment of a Named Executive Officer is terminated by the Company without cause (except with respect to Mr. O’Dell) or voluntarily by the executive, then any option then vested remains exercisable for 90 days following termination, but not beyond the expiration date of the option, and all unvested options terminate. If a Named Executive Officer’s employment is terminated for cause, then all options automatically terminate upon the termination date.

Upon the retirement after age 55 (the determination of retirement is made by the Compensation Committee) of a Named Executive Officer, the Compensation Committee has the discretion to cancel or vest any unvested options then outstanding and all vested options remain exercisable for 180 days after such retirement or until the expiration date of the option, whichever is first. In the event of a termination of the Named Executive Officer’s employment (except in the case of Mr. O’Dell) by reason of death or disability, the option automatically vests and may be exercised for 180 days after the Named Executive Officer’s death or disability or until the expiration date of the option, whichever is first. The vesting of Mr. O’Dell’s options in the event of his termination is described above under “Employment Agreement – Richard D. O’Dell”.

Stock option agreements for awards granted to the Named Executive Officers (other than Mr. O’Dell) starting in February 2015 contain restrictive covenants that are intended to protect the Company’s confidential information and intellectual property and prohibit the award recipient from working for the Company’s LTL competitors in the United States until one year (two years in the case of Mr. Holzgrefe) following such Named Executive Officer’s termination. The option agreements also prohibit the award recipient from soliciting the Company’s customers on behalf of competitors or from soliciting for hire the Company’s employees or independent contractors until two years following such Named Executive Officer’s termination. Saia has the option to extend the non-compete period for one additional year upon payment to the Named Executive Officer of an additional year of base salary. Because Mr. Holzgrefe’s non-compete already runs for a period of two years following his employment termination, his option agreements do not contain provisions that would allow Saia to extend his non-compete period for an additional year. Mr. O’Dell’s employment agreement contains restrictive covenants that continue for a period of two years following his employment termination; therefore, his stock option agreements contain no restrictive covenants.

Restricted Stock Award Agreement

Each of the Named Executive Officers is subject to one or more restricted stock award agreements.  See “Compensation Discussion and Analysis – Long-Term Equity Incentives – Restricted Stock Awards.” In the event of the death, disability or retirement of the executive more than one year after the grant date and prior to the vesting date, a pro rata portion of the award vests and the remainder of the award is forfeited.  In the event of an employment termination for any other reason, all unvested shares under the award agreement are forfeited.  Upon a change in control of Saia, all unvested shares under the award agreement are vested.

Deferred Compensation

The Named Executive Officers are entitled to receive the amount in the Capital Accumulation Plan, including the vested portion of any Company contributions in the event of termination of employment. The Company contributes five percent annually to the Saia Executive Capital Accumulation Plan for all participants, which contribution vests over a 5-year period.  See “Compensation Discussion and Analysis – Other Benefits and Perquisites – Deferred Compensation Plan.”

Life Insurance Benefits

Mr. O’Dell has a $1 million term life insurance policy and each other Named Executive Officer has a $500,000 policy. If the Named Executive Officers had died on December 31, 2017, the survivors of Mr. O’Dell would have received $1,000,000 and the survivors of the other Named Executive Officers would have received $500,000 each, under these policies.

Tabular Disclosure

Except as otherwise indicated, the amounts shown in the table below assumes that a Named Executive Officer was terminated and, as applicable, a change in control occurred as of December 31, 2017, and that the price of our common stock equals $70.75 which was the closing price on NASDAQ on December 29, 2017 (the last business day of the year).  Actual amounts that we may pay to any Named Executive Officer upon termination of employment, however, can only be determined at the time of such Named Executive Officer’s actual separation from Saia.

Name and Form of Payment	Termination for Good Reason or Involuntary Termination without Cause	Voluntary Termination for Other than Good Reason or Involuntary Termination for Cause	Retirement	Disability	Death	Change in Control
Richard D. O’Dell
Compensation:
Accrued Salary and Vacation	$50,690	$50,690	$50,690	$50,690	$50,690	$50,690
Annual Incentive (1)	654,634	—	—	—	—	—
Severance (2)	1,478,064	—	—	—	—	4,342,405
Performance Stock Units (3)	3,633,507	—	3,633,507	3,633,507	3,633,507	4,363,647
Stock Options (accelerated) (4)	4,835,119	—	4,835,119	4,835,119	4,835,119	4,835,119
Restricted Stock (accelerated) (5)	—	—	—	—	—	547,605
Benefits:
Capital Accumulation Plan (6)	69,100	—	69,100	—	—	—
Life, Disability, and Health Insurance (7)	45,388	—	45,388	1,392,877	1,000,000	68,081
Tax gross-up (8)	—	—	—	—	—	—
Mr. O’Dell’s Totals	$10,766,502	$50,690	$8,633,804	$9,912,193	$9,519,316	$14,207,548

Name and Form of Payment	Involuntary Termination without Cause	Voluntary Termination or Involuntary Termination for Cause	Retirement (10)	Disability	Death	Change in Control
Frederick J. Holzgrefe, III
Compensation:
Accrued Salary	$20,833	$20,833	$—	$20,833	$20,833	$20,833
Annual Incentive (1)	—	—	—	—	—
Severance (2)(9)	500,000	—	—	—	—	1,517,108
Performance Stock Units (3)	1,142,564	—	—	1,142,564	1,142,564	1,372,879
Stock Options (accelerated) (4)	—	—	—	1,521,865	1,521,865	1,521,865
Restricted Stock (accelerated) (5)	—	—	—	850,674	850,674	2,240,511
Benefits:
Capital Accumulation Plan (6)	—	—	—	—	—	—
Life, Disability, and Health Insurance (7)	—	—	—	2,070,184	500,000	45,388
Mr. Holzgrefe’s Totals	$1,663,397	$20,833	$—	$5,606,120	$4,035,937	$6,718,583

Name and Form of Payment	Involuntary Termination without Cause	Voluntary Termination or Involuntary Termination for Cause	Retirement (10)	Disability	Death	Change in Control
Raymond R. Ramu
Compensation:
Accrued Salary	$17,083	$17,083	$—	$17,083	$17,083	$17,083
Annual Incentive (1)	—	—	—	—	—
Severance (2)(9)	410,000	—	—	—	—	1,134,924
Performance Stock Units (3)	569,740	—	—	569,740	569,740	702,750
Stock Options (accelerated) (4)	—	—	—	794,134	794,134	794,134
Restricted Stock (accelerated) (5)	—	—	—	172,206	172,206	618,426
Benefits:
Capital Accumulation Plan (6)	—	—	—	—	—	—
Life, Disability, and Health Insurance (7)	—	—	—	2,017,856	500,000	45,388
Mr. Ramu’s Totals	$996,824	$17,083	$—	$3,571,019	$2,053,163	$3,312,705

Name and Form of Payment	Involuntary Termination without Cause	Voluntary Termination or Involuntary Termination for Cause	Retirement (10)	Disability	Death	Change in Control
T. Michelle Richard
Compensation:
Accrued Salary	$11,218	$11,218	$—	$11,218	$11,218	$11,218
Annual Incentive (1)	—	—	—	—	—
Severance (2)(9)	269,232	—	—	—	—	792,293
Performance Stock Units (3)	241,022	—	—	241,022	241,022	314,177
Stock Options (accelerated) (4)	—	—	—	368,055	368,055	368,055
Restricted Stock (accelerated) (5)	—	—	—	—	—	54,831
Benefits:
Capital Accumulation Plan (6)	—	—	—	—	—	—
Life, Disability, and Health Insurance (7)	—	—	—	2,748,572	500,000	45,388
Ms. Richard’s Totals	$521,472	$11,218	$—	$3,368,867	$1,120,295	$1,585,962

Name and Form of Payment	Involuntary Termination without Cause	Voluntary Termination or Involuntary Termination for Cause	Retirement (10)	Disability	Death	Change in Control
Craig A. Thompson
Compensation:
Accrued Salary	$13,333	$13,333	$—	$13,333	$13,333	$13,333
Annual Incentive (1)	—	—	—	—	—
Severance (2)(9)	320,000	—	—	—	—	833,844
Performance Stock Units (3)	197,628	—	—	197,628	197,628	262,105
Stock Options (accelerated) (4)	—	—	—	304,854	304,854	304,854
Restricted Stock (accelerated) (5)	—	—	—	—	—	256,610
Benefits:
Capital Accumulation Plan (6)	—	—	—	—	—	—
Life, Disability, and Health Insurance (7)	—	—	—	2,500,548	500,000	45,388
Mr. Thompson’s Totals	$530,962	$13,333	$—	$3,016,364	$1,015,816	$1,716,134

Name and Form of Payment	Retirement
Mark A. Robinson (11)
Compensation:
Accrued Salary	$12,913
Annual Incentive	170,580
Performance Stock Units	547,982
Stock Options (accelerated)	651,044
Mr. Robinson’s Totals	$1,382,519

Footnotes for Tabular Disclosure

(1)

Under his Employment Agreement, Mr. O’Dell is entitled to a pro rata amount of the target annual incentive upon termination for Good Reason or involuntary termination without Cause.  The other Named Executive Officers must be employed on the date of payment of the annual incentive, which occurs after the amount of the incentive is certified by the Compensation Committee after the end of the year.

(2)

Under his Employment Agreement, Mr. O’Dell is entitled to a severance payment of two times his annual rate of base salary upon termination for Good Reason or involuntary termination without Cause.  Under the Change in Control Severance Agreements applicable to all Named Executive Officers, payment of severance upon a Change in Control requires a qualifying employment termination within two years after the Change in Control.  In such event, the executive receives a lump sum cash payment equal to two times (three times in the case of Mr. O’Dell) the highest base salary and annual cash bonuses in any consecutive 12-month period during the three years prior to termination and coverage for two years (three years in the case of Mr. O’Dell) under applicable medical, life insurance and long-term disability plans and programs covering the executives.  Mr. O’Dell is entitled to a tax gross-up payment to make him whole for excise taxes imposed by Code Section 4999 for payments under his Employment Agreement and Change in Control Severance Agreement.  In the event Mr. O’Dell is entitled to severance benefits under his Employment Agreement and Change in Control Severance Agreement, he is entitled to the greater of each benefit under the applicable agreements.

(3)	Amounts shown are value of performance stock units earned as of December 31, 2017, under 2015-2017 and 2016-2018 long-term incentive programs based on performance through December 31, 2017.
(4)

Intrinsic value of stock options that vest upon a specified termination or a Change in Control.  All stock options vest upon a Change in Control.  Under Mr. O’Dell’s Employment Agreement, in the event of a termination for Good Reason or involuntary termination without Cause or upon death or disability, all outstanding stock options held by Mr. O’Dell vest.  For all other Named Executive Officers, stock options vest upon death or disability.  Upon retirement, the Compensation Committee has the discretion to cancel or vest any non-vested stock options held by the Named Executive Officers.

(5)

Intrinsic value of restricted stock that vests upon a specified termination or Change in Control.  All shares of restricted stock vest upon a Change in Control.  In the event of the death, disability or retirement of the executive more than one year after grant and prior to the vesting date, a pro rata portion of the award vests and the remainder of the award is forfeited.  Upon termination for any other reason, all unvested shares are forfeited.

(6)	Amounts shown represent the accelerated vesting of employer contributions under the terms of the Capital Accumulation Plan as of December 31, 2017.
(7)

In the event of death:  $1 million payment under term life insurance policy for Mr. O’Dell and a $500,000 payment under term life insurance policies for each of the other Named Executive Officers.  Disability benefit is payable by insurance carrier pursuant to disability policy on the executive.  Health insurance estimated based upon the Company’s current cost per employee per month.

(8)

Estimate of gross-up payment for excise taxes imposed by Code Section 4999 for payments under Mr. O’Dell’s Employment Agreement and Change in Control Severance Agreement.  No other Named Executive Officers are entitled to such gross-up payments.

(9)

Severance payments under Severance Agreements for all Named Executive Officers other than Mr. O’Dell.  Payment is equal to 12 months of base salary upon a termination without Cause.  The Severance Agreements provide that if the executive is entitled to a severance payment under the Severance Agreement and the

Change in Control Severance Agreement, the executive is paid severance under the Change in Control Severance Agreement only.
(10)	Executive is not eligible for retirement at December 31, 2017.
(11)

Mr. Robinson was Vice President and Chief Information Officer until May 26, 2017; he was an adviser until December 31, 2017, and retired on that date.  Amounts shown are accrued salary and annual incentive earned at retirement and an estimate for the value of performance stock units as of December 31, 2017, under 2015-2017 and 2016-2018 long-term incentive programs based on performance through December 31, 2017.  Stock option amount represents the intrinsic value of stock options as of December 31, 2017.

CEO PAY RATIO

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and rules promulgated by the Securities and Exchange Commission, we are providing the following information about the ratio of the total annual compensation of our principal executive officer, Richard D. O’Dell, Saia’s President and Chief Executive Officer (“CEO”), to Saia’s median employee’s annual total compensation.

For the year ended December 31, 2017, our last completed fiscal year:

•	the median of the annual total compensation of all employees of Saia (other than the CEO) was $62,216;
•	the annual total compensation of the CEO was $2,904,588, as reported in the Summary Compensation Table herein; and
•	the ratio of the annual total compensation of the CEO to the median of the annual total compensation of all employees was 46.7 to 1.0.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below.  The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

In determining the median employee, a listing of compensation was prepared of all of the approximately 9,800 employees (other than the CEO) as of December 31, 2017, including actual base salary and wages, bonus paid and any overtime paid during the year. Because Saia does not widely distribute annual equity awards to our employees, such awards were excluded from our compensation measure. Employees on leave of absence were excluded from the list and wages and salaries were annualized for those employees that were not employed for the full year of 2017.  The median employee was selected from the annualized list.

DIRECTOR COMPENSATION

Our non-employee directors receive annual compensation as shown in the tables below for service on the Board. Director compensation is approved by the Board each year based on the recommendation of the Compensation Committee, except the Compensation Committee sets the number of shares of stock to be issued to non-employee directors each year under the 2011 Omnibus Incentive Plan.  Mercer conducts an annual review of Saia’s non-employee director compensation program. The review is to assess the competitiveness of Saia’s compensation program for non-employee directors and advise the Company of recent market trends as to director compensation. As part of the review, Mercer analyzes Saia’s non-employee director compensation relative to a composite of peer group data and relevant cross-industry survey data. Based in part on the Mercer study, the Compensation Committee annually makes a recommendation concerning non-employee director compensation for approval by the full Board.

The amounts payable to non-employee directors for 2017 are indicated below:

•	Annual retainer of $60,000
•	Additional annual retainers for the following:
-	Chairman - $90,000
-	Lead Independent Director - $18,000
-	Audit Committee Chair - $15,000
-	Audit Committee Member - $10,000
-	Compensation Committee Chair - $15,000
-	Compensation Committee Member - $7,500
-	Nominating and Governance Committee Chair - $10,000
-	Nominating and Governance Committee Member - $5,000
•	Grant of shares of restricted stock with a target value of $90,000

There are no separate fees paid for meeting attendance. If a director serves on more than one committee, any additional compensation applies separately for each committee. All non-employee directors are reimbursed for travel and other out-of-pocket incidental expenses related to meetings.

As a result of the assessment of non-employee director compensation by the Compensation Committee in December 2017, the Board has approved increases in the annual director retainer from $60,000 to $65,000 and in the lead independent director retainer from $18,000 to $20,000.  These increases will be effective immediately after the annual meeting of stockholders in April 2018.  In addition, the Compensation Committee has approved an increase in the target value of stock to be issued to non-employee directors from $90,000 to $100,000, effective in 2018.  These are the first increases in non-employee director compensation since 2015.

Under the 2011 Omnibus Incentive Plan, each non-employee director has the option to receive up to 100% of his or her annual Board and committee retainers in shares of common stock in lieu of cash, with the value of the shares to be computed by reference to the fair market value of Saia’s common stock on the date of payment.

Under the 2011 Omnibus Incentive Plan, on May 1 of each year (or any later date within each calendar year, as determined by the Compensation Committee) each non-employee director is to receive not more than 12,000 shares of common stock, with the actual number of shares to be determined by the Compensation Committee. For 2017, the Compensation Committee approved a grant of 1,942 shares of common stock to each non-employee director. The number of shares was determined based on the Committee’s decision to grant $90,000 in restricted stock, based on the Company’s closing stock price on February 7, 2017, which was the date of the Committee’s decision. The shares of restricted stock were issued on May 2, 2017, and were valued at $90,497, based on the Company’s closing stock price on May 2, 2017, of $46.60. For 2018, the Committee approved a grant of 1,363 shares of common stock to each non-employee director.  The number of shares was determined based on the Committee’s decision to grant $100,000 in restricted shares, based on the Company’s closing stock price on February 6, 2018, which was the date of the Committee’s decision.  These shares will be issued after the 2018 annual meeting of stockholders.  Shares issued each year pursuant to this provision are subject to a three-year cliff vesting restriction. Any unvested portion of such award will become fully vested upon cessation of the director’s service on the Board, other than for cause, or a Change in Control of the Company. Any non-employee director joining the Board other than at the Company’s annual meeting of stockholders is granted upon his or her appointment an award of not more than 12,000 shares of common stock, with the actual number of shares granted determined by the Compensation Committee. These shares are subject to the same vesting restrictions as described above.

Under the Director’s Deferred Fee Plan, non-employee directors may defer all or a portion of annual fees earned. The deferrals are converted into phantom stock units equivalent to the value of Company common stock.

Upon the directors’ termination, death or disability, accumulated deferrals are distributed in the form of Company common stock in accordance with elections made by the directors.

Directors who are Company employees do not receive any additional compensation for their service as directors. Mr. O’Dell, as an employee of Saia, does not receive any compensation for his service as a director.

The following table sets forth all compensation earned by the Company’s non-employee directors for the year ended December 31, 2017.

2017 Non-Employee Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)(2)	Stock Awards ($)(3)	Total ($)
Di-Ann Eisnor(4)	—	65,343	65,343
Linda J. French(5)	—	—	—
William F. Evans	85,000	90,497	175,497
John P. Gainor, Jr.	46,900	113,611	160,511
John J. Holland	92,500	90,497	182,997
Randolph W. Melville	—	157,974	157,974
Bjorn E. Olsson	93,000	90,497	183,497
Douglas W. Rockel	75,000	90,497	165,497
Herbert A. Trucksess, III	150,000	90,497	240,497
Jeffrey C. Ward	—	163,007	163,007

(1)	Amounts represent cash payments in 2017 for Board and Committee service.
(2)

Amount of cash fees deferred under the Director’s Deferred Fee Plan with phantom stock units in 2017: Mr. Gainor $23,100; Mr. Melville $67,500; and Mr. Ward $72,500.  Ms. Eisnor received 410 shares in lieu of $27,925 of cash fees.  All stock was issued on May 2, 2017, except shares granted to Ms. Eisnor upon joining the Board in November 2017.  The non-employee directors held phantom stock units under the Directors Deferred Fee Plan as of December 31, 2017, for the following number of shares:  Mr. Evans 11,418; Mr. Gainor 7,430; Mr. Holland 56,765; Mr. Melville 11,866; Mr. Olsson 47,124; Mr. Rockel 45,075; Mr. Trucksess 2,199; and Mr. Ward 46,549.

(3)	This column represents the dollar amount of aggregate grant date fair value of stock granted in 2017.
(4)

Ms. Eisnor received 410 shares in lieu of pro-rata cash compensation for her annual retainer and 546 shares as the pro-rata grant of her restricted stock, effective upon joining the Board in November 2017.

(5)	Ms. French retired from the Board on February 3, 2017.

In order to align non-employee directors’ interests with those of the Company and its stockholders, the Board has approved stock ownership guidelines for the Company’s non-employee directors. Under the guidelines, non-employee directors have three years from the date they joined the Board to acquire shares of the Company’s common stock valued at five times the then-current retainer for non-employee directors. Units held in the Company’s Director’s Deferred Fee Plan are included as units of stock for the purposes of the guidelines. Under Company policy, directors are precluded from selling shares earned as a director until the director is in compliance with the stock ownership guidelines.

Saia provides customary liability insurance for its directors and officers. The annual cost of this coverage for 2017 was $650,000.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee operates pursuant to a written charter which has been approved and adopted by the Board of Directors and is reviewed and reassessed annually by the Audit Committee. The Committee charter is available within the investor relations section of the Company’s website at www.saiacorp.com. For the year ended December 31, 2017, the Audit Committee was comprised of William F. Evans, John P. Gainor, Jr., John J. Holland, and Douglas W. Rockel, each of whom met the independence and experience requirements of The NASDAQ Global Select Market. Messrs. Evans, Holland and Rockel are “audit committee financial experts” as defined by the applicable rules of the Securities and Exchange Commission.

The Audit Committee oversees Saia’s financial reporting process on behalf of the Board of Directors and oversees the entire audit function including the selection, evaluation and compensation of the independent registered public accounting firm. Management has the primary responsibility for the consolidated financial statements and the financial reporting process including internal control over financial reporting and the Company’s legal and regulatory compliance. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements for the year ended December 31, 2017 including a discussion of the acceptability and quality of the accounting principles, the reasonableness of significant accounting judgments and critical accounting policies and estimates, the clarity of disclosures in the consolidated financial statements, and management’s assessment and report on internal control over financial reporting. The Audit Committee also discussed with the Chief Executive Officer and Chief Financial Officer their respective certifications with respect to Saia’s Annual Report on Form 10-K for the year ended December 31, 2017.

The Audit Committee reviewed with the independent registered public accounting firm, who is responsible for expressing opinions on (i) the conformity of those audited consolidated financial statements with U.S. generally accepted accounting principles, the reasonableness of significant accounting judgments and critical accounting policies and estimates and (ii) the effectiveness of internal control over financial reporting, their judgments as to the acceptability and quality of Saia’s accounting principles and such other matters as are required to be discussed with the Audit Committee in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB) including those matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm those disclosures and other matters relating to their independence from Saia and management.

The Audit Committee discussed with Saia’s director of internal audit and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the director of internal audit and independent registered public accounting firm, with and without management present, to discuss the results of their audits of Saia’s internal controls, including internal control over financial reporting, and the overall quality of Saia’s financial reporting.

Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm. In reliance on the reviews and discussions with management and with the independent registered public accounting firm referred to above and the receipt of an unqualified opinion from KPMG LLP dated February 22, 2018 regarding the audited consolidated financial statements of Saia for the year ended December 31, 2017, as well as the opinion of KPMG LLP on the effectiveness of internal control over financial reporting, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the Securities and Exchange Commission.

Audit Committee Members
William F. Evans, Chair,
John P. Gainor, Jr.,
John J. Holland,
Douglas W. Rockel

The foregoing Report of the Compensation Committee of the Board of Directors and Report of the Audit Committee of the Board of Directors shall not be deemed to be soliciting material or be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent Saia specifically incorporates this information by reference, and shall not otherwise be deemed to be filed with the Securities and Exchange Commission under such Acts.

PROPOSAL 2

APPROVAL OF THE SAIA, INC. 2018 OMNIBUS INCENTIVE PLAN

On February 1, 2018, upon the recommendation of the Compensation Committee, the Saia Board of Directors approved and adopted the 2018 Omnibus Incentive Plan (the “2018 Plan”), subject to approval by the stockholders at the 2018 annual meeting. The Board recommends that stockholders vote for the approval of the 2018 Plan. The Board believes the 2018 Plan will enhance Saia’s ability to recruit, retain and reward outstanding employees, directors and consultants and to motivate such individuals to exert their best efforts by providing incentives to better align their interests with those of Saia and Saia’s stockholders.

Saia stockholders previously approved the Company’s Second Amended and Restated 2011 Omnibus Incentive Plan (the “2011 Plan”) which currently allows the Company to grant awards of stock, stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”) and performance stock units to employees, directors and consultants.  The 2011 Plan is the only plan pursuant to which stock-settled awards can be granted.  If our stockholders approve the 2018 Plan, no further awards will be made under the 2011 Plan, except for a grant on May 1, 2018, to our non-employee directors described below and except to the extent additional awards under the 2011 Plan are determined to be advantageous to the Company under transition guidance under the Tax Cuts and Jobs Act, as described below.  If our stockholders do not approve the 2018 Plan, then it will not become effective, no awards will be granted under the 2018 Plan and the 2011 Plan will continue in accordance with its terms as previously approved by the stockholders.

The Company believes the ability to provide equity-based awards under the 2018 Plan is critical to the Company’s ability to recruit, retain and reward high quality employees and directors.  The Company also believes that the use of our stock as part of our compensation program helps to focus pay on performance, which is an important element of our overall compensation philosophy.  Equity compensation also aligns the compensation interests of our directors and employees with those of our stockholders and promotes a focus on long-term value creation because our equity compensation awards can be subject to vesting or performance thresholds.

The Board’s approval and recommendation of the 2018 Plan follow a review and evaluation of Saia’s existing equity compensation plans by the Compensation Committee after consultation with Mercer, the executive compensation consultant to the Compensation Committee. The Compensation Committee determined that the remaining shares available for issuance under the 2011 Plan are not sufficient to continue to achieve the long-term purposes of the 2011 Plan and goals of the Company’s compensation programs.

The 2018 Plan provides for grants and awards of stock, stock options, SARs, restricted stock, RSUs and performance stock units. The 2018 Plan would permit total equity awards over the life of the 2018 Plan of 1,100,000 shares of common stock, subject to adjustment as described below for (a) certain events such as stock or extraordinary cash dividends, stock splits, reverse stock splits and other extraordinary corporate transactions; (b) awards issued by the Company in substitution for outstanding awards previously granted by an entity acquired by Saia or with which Saia combines; and (c) available shares under a shareholder approved plan of an entity acquired by Saia.

As of March 7, 2018, there are 371,734 shares available for issuance under the 2011 Plan. If stockholders approve the 2018 Plan at the 2018 annual meeting, then the Company will make no new awards under the 2011 Plan, other than an award to each non-employee director on May 1, 2018 of 1,363 shares of common stock each (for a total of 12,267 shares in the aggregate). In the event that IRS transition guidance under the Tax Cuts and Jobs Act will permit Saia to continue to deduct the compensation expense of awards under the 2011 Plan to employees earning over $1 million in annual compensation during a transition period, then the Company may continue to issue awards under the 2011 Plan, but for purposes of counting shares available under the 2018 Plan, the Company would treat such awards under the 2011 Plan as unavailable under the 2018 Plan.

In considering this Proposal 2, stockholders should consider the information under “Summary of the 2018 Plan” below, as well as the other information in this proxy statement, including the “Compensation Discussion and Analysis” on page 21.

Key Data

The 1,100,000 shares under the 2018 Plan are intended to satisfy Saia’s equity award needs for the next three or four years based on Saia’s recent history of stock grants of approximately 300,000 per year, Saia’s recent stock price and assuming no forfeitures. The sufficiency of shares in the Reserve (as defined below) depends on Saia’s stock price. The lower the stock price, the more shares are needed for stock and stock option grants and payout levels for the performance stock units. The 1,100,000 shares represents about 4.3% of common stock outstanding at December 31, 2017.  If the 2018 Plan is approved, total potential dilution is 6.8% as of December 31, 2017. Potential dilution is calculated as the number of shares authorized to be issued under the 2018 Plan (i.e., 1,100,000), plus the number of shares represented in outstanding awards under the 2011 Plan (i.e., 648,033), divided by the number of shares of common stock outstanding (i.e., 25,551,617 as of December 31, 2017).

The following table provides information regarding the annual aggregate burn rate for Saia’s equity plans for the past three fiscal years:

Burn Rate

Year	Stock Options Granted	Restricted Stock Granted	Common Shares Granted	Performance Stock Units Earned	Total	Basic Weighted Average Number of CSO(1)	Burn Rate(2)
2017	56,150	33,800	19,992	30,893	140,835	25,518,000	0.6%
2016	209,310	18,215	36,092	49,983	313,600	25,038,000	1.3%
2015	117,600	3,651	22,154	148,242	291,647	24,919,999	1.2%
3-year average	127,687	18,555	26,079	76,373	248,694	25,158,666	1.0%
(1)	As reported in Note 5 in the Company’s financial statements filed with its Annual Report on Form 10-K for the fiscal years ended December 31, 2017, 2016 and 2015.
(2)	Burn Rate = % of (Total Granted or Earned) / (Basic Weighted Average Number of Common Shares Outstanding).

The following table provides information regarding outstanding equity awards and shares available for future issuance under Saia’s equity plans (without taking into effect the additional shares authorized under the 2018 Plan) as of December 31, 2017:

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuances under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	335,000	$34.75	476,847
Equity compensation plans not approved by security holders	—	—	—

Total	335,000	$	476,847

Certain Features of the 2018 Plan

The following features of the 2018 Plan are designed to protect the interests of our stockholders:

•

Limitation on authorized shares. If the 2018 Plan is approved, the maximum number of shares as to which awards may be granted under the 2018 Plan, subject to the adjustments as described herein, will be 1,100,000 shares.

•

Limitation on share counting. Shares surrendered as full or partial payment of the purchase price related to an award under the 2018 Plan, or used to satisfy an applicable tax withholding obligation may not again be made available for issuance under the 2018 Plan.

•	No repricing of stock options. The 2018 Plan does not permit the repricing of options or SARs, except for adjustments for recapitalization events.
•

No grant of discounted stock options. The 2018 Plan prohibits the granting of stock options or SARs with an exercise price less than the fair market value of Saia stock on the date of grant, except when issued as a substitute award.

•	Limitation on terms of stock options and stock appreciation rights. The maximum term of each stock option and SAR is ten years.
•	Minimum vesting. The 2018 Plan provides that stock options and SARs shall be subject generally to a vesting period of at least one year, with limited exceptions.
•

Clawback policy. All awards issued under the 2018 Plan will be subject to the Company’s right to cancel such award, require reimbursement of any award value, or recoup equity or other compensation provided for under the 2018 Plan in accordance with any clawback policy or policies that may be adopted and/or modified by the Company from time to time.

Summary of the 2018 Plan

The principal features of the 2018 Plan are summarized below. The summary of the 2018 Plan does not purport to be a complete description of all the provisions of the 2018 Plan. It is qualified in its entirety by reference to the complete text of the 2018 Plan, which is attached as Annex A to this proxy statement. The capitalized terms not otherwise defined in this summary shall have the meaning assigned to them in the 2018 Plan.

Term

The 2018 Plan will terminate on February 1, 2028 unless terminated earlier by the Board of Directors. Termination of the 2018 Plan will not affect grants made prior to termination, but grants may not be made after termination.

Administration

The 2018 Plan will be administered by the Board’s Compensation Committee. Subject to the terms of the 2018 Plan, the Compensation Committee will have plenary authority, in its sole discretion (i) to determine when and to whom awards will be granted; (ii) to determine the number of shares covered by awards; (iii) to determine all other terms or conditions of awards; (iv) to construe and interpret the 2018 Plan; (v) to prescribe, amend and rescind rules and regulations with respect to the administration of the 2018 Plan; (vi) to correct any defect or supply an omission or reconcile any inconsistency or ambiguity in the 2018 Plan or any award agreement; (vii) to determine the terms and provisions of the respective award agreements; and (viii) to make such other determinations or take any other actions as the Committee deems necessary or advisable with respect to the administration of the 2018 Plan.

Eligibility

Eligibility under the 2018 Plan is limited to directors, employees, and consultants of Saia and its subsidiaries. As of March 7, 2018, there were approximately 9,800 individuals eligible to participate in the 2018 Plan.

Securities Subject to the 2018 Plan

The maximum number of shares of common stock that may be issued under the 2018 Plan is 1,100,000 shares (the “Reserve”).  This number is subject to adjustment at the discretion of the Compensation Committee in the event of changes in the outstanding common stock or capital structure of Saia by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange or other relevant change in capitalization (“recapitalization events”). In addition, the Compensation Committee may grant awards under the 2018 Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines (“substitute awards”) and such substitute awards are not counted against the Reserve. Subject to applicable stock exchange requirements, available shares under a shareholder-approved plan of an entity directly or indirectly acquired by Saia or with which Saia combines may be used for awards under the 2018 Plan and will not count against the Reserve.

If any stock award granted pursuant to the 2018 Plan terminates, expires or lapses, the shares subject to the award will again be available for purposes of the 2018 Plan.

As of March 7, 2018, the last reported sale price of Saia’s common stock on The NASDAQ Global Select Market was $71.10 per share.  Based on that share price, the aggregate market value as of March 7, 2018, of the 1,100,000 shares requested for issuance under the 2018 Plan was $78,210,000.

Equity Compensation for Non-Employee Directors

Under the 2018 Plan, each non-employee director will have the option to receive up to 100% of his or her annual Board and committee retainers in common stock in lieu of cash with the value of the shares to be computed by reference to the fair market value of Saia’s common stock on the date of payment. Should any non-employee director desire to take advantage of the option to receive some or all of his or her annual retainers in Saia common stock, such non-employee director is required to notify the Compensation Committee at least seven days prior to each annual meeting of stockholders.

In addition, on May 1 of each year (or any later date within each calendar year, as determined by the Compensation Committee), each non-employee director will be granted shares of common stock with a fair market value on the grant date of not more than $500,000, with the dollar amount to be determined by the Compensation Committee each year. Any non-employee director appointed to the Board other than at the Company’s annual meeting of stockholders will be granted upon his or her appointment an award of shares of common stock with a fair market value on the grant date of not more than $500,000, with the dollar amount to be determined by the Compensation Committee.  All such grants of shares of common stock to non-employee directors (“Annual Non-Employee Director Stock Award”) will be subject to a vesting period of not less than one (1) year; however, any unvested shares of common stock will become fully vested upon: (a) the non-employee director’s cessation of service with the Board for a reason other than “cause,” as provided under Section 141(k) of the Delaware General Corporation Law; or (b) a Change in Control of the Company. All Annual Non-Employee Director Stock Awards will be further subject to such other restrictions and conditions, including those with respect to voting and dividend rights, as may be established by the Compensation Committee and set forth in the Award Agreement.

Stock Options

The 2018 Plan authorizes grants of stock options to eligible participants from time to time as determined by the Compensation Committee. Subject to the incentive stock option limits of the 2018 Plan as described below, the Compensation Committee may grant options to eligible participants under the 2018 Plan for such number of shares of common stock and having such terms as the Compensation Committee designates.

The Compensation Committee shall specify whether or not any option is intended to be an incentive stock option (“incentive stock option”) as described in Section 422 of the Internal Revenue Code, or a nonstatutory or nonqualified stock option (“nonqualified stock option”). The maximum aggregate value of common stock with respect to which incentive stock options are exercisable for the first time by an individual during any calendar year under all Saia plans may not exceed $100,000. Stock options may not be exercised more than ten years from the date of grant (five years in the case of incentive stock options granted to a 10% or more stockholder). No more than 500,000 shares of common stock may be issued as incentive stock option awards in the aggregate during the term of the 2018 Plan, except as that number may be modified by recapitalization events.

Each stock option shall be subject to a vesting period of not less than one year, except for (a) adjustments to stock options resulting from recapitalization events, (b) stock options awarded as a result of Change in Control events, (c) substitute awards, (d) awards made to new employees (i.e. “sign-on awards”) and (e) options with respect to common stock for up to five percent of the Reserve.  The Compensation Committee in its sole discretion may also provide for the acceleration of vesting under certain circumstances, which need not be uniform for all participants.

With the limited exception of substitute awards, each stock option shall have an exercise price that is not less than the fair market value of the common stock on the date the option is granted (110% of the fair market value in the case of incentive stock options granted to a 10% or more stockholder). The 2018 Plan prohibits the repricing of stock options, except for adjustments for recapitalization events.

Payment for shares received upon exercise of a stock option may be made by an optionee in cash or in the discretion of the Compensation Committee by tendering shares of common stock, a combination of cash or shares of stock, through a cashless exercise, or in the case of a nonqualified stock option, by means of net exercise.

The Compensation Committee has the discretion to determine the effect on outstanding stock options in the event of a participant’s death or termination of employment (by reason of retirement, disability, or otherwise).

Stock Appreciation Rights (SARs)

The 2018 Plan authorizes the Compensation Committee to grant SARs to participants. SARs provide an eligible participant the right to receive from Saia a payment, in shares of common stock, cash or a combination thereof, equal to the excess of the fair market value of the shares of common stock as of the date of exercise of the SAR over the fair market value of such shares of common stock on the date of grant. The term of each SAR shall not be more than ten (10) years from the date of grant. Except in connection with recapitalization events or upon a Change in Control, SARs may not be re-priced, exchanged or cashed out. SARs shall be subject to a vesting period of not less than one year, except for SARs with respect to common stock for up to five percent of the Reserve. The Compensation Committee may also in its sole discretion provide for the acceleration of vesting under certain circumstances, which need not be uniform for all participants.

Restricted Stock

The 2018 Plan permits the Compensation Committee to grant restricted stock awards to eligible participants. The Compensation Committee will determine the nature and extent of the restrictions on grants of restricted stock, the duration of such restrictions, and any circumstances under which restricted shares will be forfeited. Subject to the terms of the 2018 Plan, the restrictions may not lapse earlier than one year from the date of grant (except in connection with capitalization events or upon a Change in Control) or later than the tenth anniversary of the date of the award; provided that the Compensation Committee may grant restricted stock awards without a minimum vesting requirement for up to five percent of the Reserve. The Compensation Committee may establish terms and conditions under which a participant granted a restricted stock award shall be entitled to receive a credit equivalent to any dividend payable with respect to the number of shares of common stock which, as of the record date for such dividend, have been awarded to the participant but remain subject to limitations and restrictions under such restricted stock award. Any such dividend equivalents shall be paid to the participant only at such time, if any, that the limitations and restrictions applicable to such shares lapse, but in no event later than 2 1/2 months after the end of the year in which such limitations and restrictions lapse. The Compensation Committee has the discretion to determine the effect on outstanding restrictions of a participant’s death or termination of employment (by reason of retirement, disability or otherwise).

Restricted Stock Units (RSUs)

The Compensation Committee may grant RSUs to eligible participants under the 2018 Plan.  An RSU award is a contractual commitment that is valued by reference to the fair market value of one share of stock and which is earned and vested upon the achievement of certain conditions and subject to other terms, conditions, limitations and restrictions as established by the Compensation Committee.  No limitations or restrictions shall lapse within one year of the date of grant of an RSU, except as a result of a recapitalization event or a Change in Control; however, the Compensation Committee may (a) provide in an Award Agreement for the lapse of limitations or restrictions under certain circumstances, which need not be uniform for all participants and (b) grant RSU awards without a minimum vesting requirement for up to five percent of the Reserve. An RSU may be settled in shares of common stock, cash, or a combination of both. Holders of RSUs have no rights as a stockholder in respect of the RSU during the period in which the RSU is subject to limitations or restrictions unless specifically provided in the applicable Award Agreement.

Performance Stock Units

The 2018 Plan permits the Compensation Committee to grant performance stock units to eligible participants. Performance stock units provide participants with the right to receive a specified number of shares of common stock if the performance goals for a performance period are met.

The Compensation Committee will establish the time periods over which performance will be measured (the “Performance Period”) and the performance criteria for the Performance Period. The performance criteria will be established by the Compensation Committee in its sole discretion and may relate to Saia, a parent or subsidiary of Saia, or an entity in which Saia directly or indirectly has a controlling interest.

The Compensation Committee determines whether or to what extent, the applicable performance goals have been met.  The Compensation Committee may adjust performance stock unit awards in its sole discretion. The Compensation Committee may exclude the impact of any event or occurrence which the Compensation Committee determines should appropriately be excluded such as, for example, a restructuring or other nonrecurring charge, an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or a change in applicable accounting standards.

Performance stock units will be payable in shares of common stock in accordance with the terms of the applicable award agreement after the Compensation Committee has determined whether or to what extent, if any, the performance goals for the Performance Period were met, but in no event later than 2 1/2 months after the end of the Performance Period, provided that the participant was employed on the last day of the Performance Period. If the participant’s employment is involuntarily terminated without Cause (as defined in the 2018 Plan) or the participant terminates employment due to death, total disability or retirement, in each case, after completing at least 50% of the Performance Period, such participant will be entitled to a pro rata portion of the performance unit award.  A participant has no rights as a stockholder with respect to shares of common stock subject to such performance stock unit until such time, if any, as such shares are issued to the participant.

Amendment

The Board may at any time terminate or amend the 2018 Plan as it deems advisable, except that the Board may not, without further approval of the stockholders, amend the 2018 Plan so as to (i) increase the maximum number of shares of common stock which may be issued under the 2018 Plan (except for adjustments upon changes in capitalization); (ii) increase the share limit applicable to incentive stock options (except for adjustments upon changes in capitalization); (iii) eliminate the repricing prohibitions; (iv) change the class of employees eligible to receive incentive stock options; or (v) withdraw the authority to administer the 2018 Plan from a committee comprised solely of two or more Non-Employee Directors (as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended), and whose members satisfy the independence requirements under any applicable stock exchange rules. No termination, suspension or amendment of the 2018 Plan may, without the consent of an affected participant, adversely affect any of the rights granted such participant under the 2018 Plan; but it shall be conclusively presumed that any adjustments pursuant to changes in capitalization or a Change in Control do not adversely affect such rights. Presentation of the 2018 Plan or any amendment of the 2018 Plan for stockholder approval is not to be construed to limit the Company’s authority to offer similar or dissimilar benefits through plans that are not subject to stockholder approval.

Adjustments Upon Changes in Capitalization

In the event of changes in the outstanding stock or in the capital structure of the Company by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization, awards granted under the 2018 Plan and any award agreements, the exercise price of options and SARs, and the maximum number of shares of common stock which may be issued under the 2018 Plan or pursuant to any part of the 2018 Plan will be equitably adjusted or substituted, as to the number, price or kind of a share of stock or other consideration subject to the 2018 Plan or such awards to the extent necessary to preserve the economic intent of the 2018 Plan or such award. The determination of (a) whether such a change in the outstanding common stock or change in the capital structure of the Company has occurred and (b) what adjustment is appropriate to be made to the 2018 Plan or outstanding awards, shall be made in the sole discretion of the Compensation Committee. Unless the Compensation Committee specifically determines that such adjustment is in the best interests of the Company or its affiliates, the Compensation Committee shall, in the case of incentive stock options, ensure that any such adjustments will not constitute a modification, extension or renewal of the incentive stock options within the meaning of Section 424(h)(3) of the Internal Revenue Code (the “Code”) and in the case of nonqualified stock options, ensure that any such adjustments will not constitute a modification of such nonqualified stock options within the meaning of Section 409A of the Code. Upon notice of an adjustment to a participant, such adjustment shall be conclusive and binding for all purposes.

Change in Control

The 2018 Plan provides that the terms of any award agreement thereunder may provide that upon a Change in Control (as that term is defined in the 2018 Plan) of the Company, any and all options and SARs outstanding as of the date of the Change in Control shall be immediately vested and become exercisable, that restrictions and deferral limitations on any restricted stock awards and RSUs shall immediately lapse and the awards become free of all restrictions and limitations and become fully vested, that all performance stock unit awards will be considered earned and payable and any deferral or other restrictions shall lapse and such performance stock units shall be immediately settled or distributed, the restrictions, deferral limitations and other conditions applicable to any other awards shall lapse and such awards shall become free of all restrictions, limitations, or conditions and be immediately vested and transferable to the full extent of the original award and such other additional benefits as the Compensation Committee deems appropriate shall apply, subject in each case to any terms and conditions contained in the award agreements.

Further, the 2018 Plan provides that, in the sole discretion of the Compensation Committee, the Compensation Committee may determine that, upon the occurrence of a Change in Control of the Company, any vested or unvested award outstanding as of the effective date of such Change in Control will be cancelled in consideration for a cash payment or alternative award (whether from the Company or another entity that is a party to the Change in Control) or a combination thereof made to the holder of such cancelled award substantially equivalent in value to the fair market value of the consideration to be paid per share of common stock in the Change in Control, reduced by the exercise or purchase price per share, if any, under such award. In the case of any option or SAR with an exercise or purchase price per share that equals or exceeds the price paid for a share of common stock in the Change in Control, the Compensation Committee may cancel the option or SAR without the payment of consideration. Alternatively, the terms of any award agreement may also provide that, if in the event of a Change in Control the successor company assumes an award or issues a substitute award to substantially preserve the terms of any awards previously granted under the 2018 Plan and not previously exercised or settled, then each outstanding award assumed or substituted shall not be accelerated.

The 2018 Plan includes a definition of “change in control” which provides that a change in control will generally be deemed to have occurred upon the occurrence of any of the following events:

•

If during any 12 month period a person or group (excluding the Company, any subsidiary, any employee benefit plan sponsored or maintained by the Company or any subsidiary or underwriters in certain cases) directly or indirectly becomes the beneficial owner of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities.

•

If during any 12 month period the individuals who, as of the beginning of such period, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided that any individual becoming a director subsequent to the effective date of the 2018 Plan whose election, or nomination for election by the stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered to be a member of the Incumbent Board, but excluding for this purpose certain individuals whose initial assumption of office occurs as a result of an actual or threatened election contest.

•

If there is a consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation (a “Business Combination”), provided, that a Business Combination will not constitute a change in control if the following three conditions are satisfied following such Business Consolidation:

(A)

All or substantially all of the individuals and entities who were the beneficial owners of the Company’s common stock and the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors immediately prior to such Business Combination beneficially own more than 50% of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination;

(B)

No person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from Business Combination) becomes, by reason of such Business Combination, the beneficial owner of 30% or more of the combined voting power of the then outstanding voting securities of such corporation, but disregarding for this purpose any beneficial ownership held more than 12 months prior to the effective time of such Business Combination; and

(C)

At least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the initial agreement, or action of the Board, providing for such Business Combination.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur as a result of any event or transaction to the extent that treating such event or transaction as a Change in Control would cause any tax to become due under Section 409A of the Code.

Federal Income Tax Effects

The federal income tax consequences applicable to transactions under the 2018 Plan are complex and depend, in large part, on the particular facts and circumstances.  The following is only a brief summary of the effect of federal income taxation of certain transactions under the 2018 Plan based on the U.S. federal income tax laws in effect as of January 1, 2018.  It is not intended to be exhaustive and does not discuss the tax consequences arising in the context of the awardee’s death or the income tax laws of any municipality, state or foreign country or the gift, estate, excise (including application of Code Section 409A), or any tax law other than U.S. federal income tax law.

Tax Consequences to Participants

•

Incentive stock options. The grant of an incentive stock option will not result in any immediate tax consequences to the optionee. An optionee will not realize taxable income, upon the timely exercise of an incentive stock option, but the excess of the fair market value of the common stock acquired over the option price will be treated as an item of tax adjustment for purposes of the alternative minimum tax. If the optionee disposes of the acquired common stock more than one year after its receipt or more than two years after the date the option was granted, the gain or loss realized on the subsequent disposition of the common stock will be treated as long-term capital gain or loss. The optionee’s tax at that time is measured by the difference between the amount realized on the disposition of the shares and the aggregate purchase price paid by the optionee. If the optionee disposes of the acquired common stock within one year after its receipt and within two years after the option was granted, the optionee will realize ordinary income in an amount equal to the excess of the fair market value of the common stock acquired on the date of exercise over the exercise price. However, if the disqualifying disposition triggers a loss, then the amount of ordinary income recognized by the optionee is limited to the excess of the amount realized on the disposition over the optionee’s adjusted basis in the shares. Any ordinary income is added to the basis of the stock to determine the capital gain or loss that must be recognized on the disqualifying disposition.

•

Nonqualified stock options. The grant of a nonqualified stock option will not result in any immediate tax consequences to the optionee, provided that the options are not actively traded on an established market and the fair market value of the option cannot be measured with reasonable accuracy at the time of grant. Upon the exercise of a nonqualified stock option, the optionee will generally realize ordinary income in an amount equal to the difference between the exercise price and fair market value on the date of exercise. Upon a sale of any shares acquired pursuant to the exercise of a nonqualified stock option, the difference between the sale price and the optionee’s tax basis in the shares will be treated as a long-term or short-term capital gain or loss, as the case may be, depending on the optionee’s holding period for the shares. The optionee’s tax basis for determination of such gain or loss will ordinarily be the sum of the amount paid for the shares (i.e., the exercise price), plus any ordinary income recognized by the optionee as a result of the exercise of the option.

•

SARs. Generally, the grantee of a standalone SAR will not recognize taxable income at the time the award is granted. Upon the exercise of any SAR, any cash received and the fair market value on the exercise date of any common stock received will constitute ordinary income to the grantee. If the grantee receives the appreciation inherent in the SAR in stock, the spread between the then current fair market value of the stock and the base price will be taxed as ordinary income to the grantee at the time the stock is received.

•

Restricted stock. A participant generally will not realize taxable income upon an award of restricted stock. However, a participant who receives restricted stock will realize as ordinary income at the time of the lapse of the restrictions an amount equal to the fair market value of the common stock at the time of such lapse unless the participant elects to realize ordinary income on the date of receipt of the restricted common stock by filing an election with the Internal Revenue Service under Code Section 83(b) no later than 30 days after the date on which the shares are acquired to report the income, based on the value of the shares on the award date.

•

RSUs. A participant generally will not recognize income upon the grant of RSUs. At the time the participant receives payment under any RSU award, he or she will recognize compensation taxable as ordinary income in an amount equal to the fair market value of common stock received.

•

Payments in respect of performance stock units. Any common stock received as payment in respect of performance stock units under the 2018 Plan will constitute ordinary income to the participant in an amount equal to the fair market value of the common stock in the year in which paid.

Tax Consequences to the Company

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code, and is not disallowed by the $1 million limitation on executive compensation under Section 162(m) of the Code.

The Tax Cuts and Jobs Act (the “Tax Law”), which is effective for taxable years beginning after December 31, 2017, makes significant changes to the tax deductibility of compensation paid to our Named Executive Officers.  In general, Section 162(m) limits the annual corporate tax deduction for compensation paid to “covered employees” to $1 million per person.  Prior to enactment of the Tax Law, “performance-based compensation”, such as stock options, performance share units and certain annual cash incentives, as well as compensation paid after termination of employment, such as severance, nonqualified deferred compensation and death benefits, were excepted from the $1 million limit on the annual corporate tax deduction.

The Tax Law eliminates the performance-based compensation exception, expands the definition of “covered employee” to include the chief financial officer (in addition to the other Named Executive Officers) and permanently treats any individual who was a covered employee in 2017 (or who becomes a covered employee thereafter) as a covered employee regardless of termination of officer status or termination of employment.

As a result, compensation paid to the Named Executive Officers, including the CFO, in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.

New Plan Benefits

The benefits that will be awarded or paid under the 2018 Plan are not currently determinable. Awards granted under the 2018 Plan are within the discretion of the Compensation Committee, and the Committee has not determined future awards or who might receive them.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
“FOR” THE APPROVAL OF THE SAIA, INC. 2018 OMNIBUS INCENTIVE PLAN.

PROPOSAL 3

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires that Saia’s stockholders have the opportunity to cast a non-binding advisory vote regarding the approval of the compensation disclosed in this proxy statement of Saia’s executive officers who are named in the Summary Compensation Table and the other compensation tables (the “Named Executive Officers”) on the frequency basis determined by the Company. In 2011, the Company determined to present an advisory vote to the stockholders regarding the compensation disclosed in the proxy statement every year until the Company determines to present the information on some other frequency. The decision to hold the vote every year is consistent with advisory votes of Saia’s stockholders in 2011 and 2017 to hold such advisory vote on compensation every year going forward.

Saia believes that the compensation policies for the Named Executive Officers are designed to attract, motivate and retain talented executive officers and are aligned with the long-term interests of Saia’s stockholders. Held pursuant to Section 14A of the Securities Exchange Act of 1934, this advisory stockholder vote gives you as a stockholder the opportunity to approve or not approve the compensation of the Named Executive Officers that is disclosed in this proxy statement by voting for or against this Proposal 3 (or you may abstain from voting).

Saia’s executive compensation program received substantial stockholder support and was approved, on an advisory basis, by 96.5% of the votes cast at the 2017 annual meeting of stockholders.  The Compensation Committee believes that this level of approval of our executive compensation program is indicative of our stockholders’ strong support of our compensation philosophy and goals and the compensation decisions made by the Compensation Committee.

Vote Required for Approval

The approval of the advisory vote on executive compensation requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote. Because your vote is advisory, it will not be binding on either the Board of Directors or Saia. However, Saia’s Compensation Committee will take into account the outcome of the stockholder vote on this Proposal 3 when considering future executive compensation arrangements.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE FOLLOWING ADVISORY RESOLUTION:

RESOLVED, THAT THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DISCLOSED PURSUANT TO ITEM 402 OF REGULATION S-K, INCLUDING THE COMPENSATION DISCUSSION AND ANALYSIS, COMPENSATION TABLES AND NARRATIVE DISCUSSION, IS HEREBY APPROVED.

PROPOSAL 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

Appointment of Independent Registered Public Accounting Firm

KPMG LLP audited Saia’s annual consolidated financial statements and internal control over financial reporting for the fiscal year ended December 31, 2017. The Audit Committee has appointed KPMG LLP to be Saia’s independent registered public accounting firm for the fiscal year ending December 31, 2018. The stockholders are asked to ratify this appointment at the annual meeting. KPMG LLP has served as Saia’s independent registered public accounting firm since 2002. The Audit Committee and the Board believe it is in the best interests of Saia and its stockholders to retain KPMG LLP as Saia’s independent registered public accounting firm for fiscal year  2018 and recommend that stockholders ratify that appointment. A representative of KPMG LLP is expected to be present at the meeting to respond to appropriate questions and to make a statement if they so desire.

The Audit Committee has the sole authority and responsibility to hire, evaluate and, where appropriate, replace Saia’s independent registered public accounting firm and is directly responsible for the appointment, compensation and general oversight of the work of the independent registered public accounting firm.  The Audit Committee’s oversight includes regular private sessions with KPMG, discussions with KPMG regarding the scope of its audit, an annual evaluation whether to engage KPMG, and direct involvement in the transition of the new lead engagement partner in connection with the regulatory five-year rotation of that position.  As part of the annual review, the Audit Committee considers, among other things:

•	KPMG’s historical and recent performance on the Saia audit;
•	KPMG’s capability and expertise in handling the breadth and complexity of our operations;
•	Appropriateness of KPMG’s fees for audit and non-audit services, on both an absolute basis and as compared to its peer firms;
•	External data on audit quality and performance, including recent Public Company Accounting Oversight Board reports on KPMG and its peer firms;
•	The quality and candor of KPMG’s communication with the Audit Committee and management; and
•	KPMG’s independence and tenure, including the benefits of being a long-tenured auditor and controls and processes that help insure KPMG’s independence (as described below).

Independent Registered Public Accounting Firm’s Fees

The following table details fees billed by KPMG LLP for its services during fiscal years 2016 and 2017:

	2016	2017
Audit Fees	$737,658	$771,700
Audit-Related Fees	27,400	20,500
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$765,058	$792,200

•

Audit Fees. This category includes the fees and out-of-pocket expenses for the audit of Saia’s annual consolidated financial statements and internal control over financial reporting and review of Saia’s quarterly reports.

•

Audit-Related Fees. This category consists of fees for assurance and related services reasonably related to the performance of the audit or the review of Saia’s consolidated financial statements, not otherwise reported under Audit Fees, including services related to the Company’s financing activities, assistance with an SEC “comment letter” and audits of financial statements of employee benefit plans.

•	Tax Fees. This category consists of fees for tax compliance, tax advice and tax planning.
•	All Other Fees. This category consists of fees for any services not included in the first three categories.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee has a written policy governing the engagement of Saia’s independent registered public accounting firm for audit and non-audit services. Under this policy, the Audit Committee is required to pre-approve all audit and non-audit services performed by the Company’s independent registered public accounting firm to assure that the provision of such services does not impair the independent registered public accounting firm’s independence. The Audit Committee may delegate its pre-approval authority to one or more of its members but not to management. The member or members to whom such authority is delegated are required to report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Each fiscal year, the Audit Committee reviews with management and the independent registered public accounting firm the types of services that are likely to be required throughout the year. Those services are comprised of four categories: audit services, audit-related services, tax services and all other permissible services. At that time, the Audit Committee pre-approves a list of specific audit related services that may be provided within each of these categories and sets fee limits for each specific service or project. The Audit Committee must review and approve in advance, on a case-by-case basis, all other projects, services and fees to be performed by or paid to the independent registered public accounting firm and any fees for pre-approved services that exceed the pre-established limits.

The Audit Committee pre-approved 100% of the Company’s 2016 and 2017 audit fees, audit-related fees, tax fees and all other fees.

Vote Required For Ratification

The Audit Committee was responsible for selecting Saia’s independent registered public accounting firm for fiscal year 2018. The submission of this proposal for approval by the stockholders is not legally required, but the Board and the Audit Committee believe the submission provides an opportunity for stockholders through their vote to communicate with the Board and the Audit Committee about an important aspect of corporate governance. In the event the stockholders do not ratify the appointment of KPMG LLP, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.

The ratification of the appointment of KPMG LLP as Saia’s independent registered public accounting firm requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
“FOR” THE RATIFICATION OF KPMG LLP AS INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR 2018.

BENEFICIAL OWNERSHIP

The following table lists certain persons and entities known by Saia to own beneficially, as of December 31, 2017, more than five percent of Saia’s common stock.

Name and Address of Beneficial Owner	Number of Shares		Percent of Class(1)
BlackRock, Inc.	3,257,409	(2)	12.7%
55 East 52nd Street, New York, NY 10055
Dimensional Fund Advisors LP	2,060,465	(3)	8.1%
Palisades West, Building One, 6300 Bee Cave Road, Austin, TX 78746
The Vanguard Group	1,355,743	(4)	5.3%
100 Vanguard Boulevard, Malvern, PA 19355

(1)

For each person or group, the percentage ownership was determined by dividing the number of shares shown in the table by 25,551,617 (the number of shares of Saia common stock outstanding as of December 31, 2017).

(2)

The amount shown and the following information are derived from Amendment No. 9 to Schedule 13G filed by BlackRock, Inc. (“BlackRock”) on January 19, 2018. According to the amended Schedule 13G, BlackRock possesses sole dispositive power over 3,257,409 shares and sole voting power over 3,202,775 shares of Saia common stock.

(3)

The amount shown and the following information are derived from Amendment No. 12 to Schedule 13G filed by Dimensional Fund Advisors LP (“Dimensional”) on February 9, 2018. According to the amended Schedule 13G, Dimensional possesses sole dispositive power over 2,060,465 shares and sole voting power over 1,988,871 shares of Saia common stock. Dimensional, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional may act as an adviser or sub adviser to certain Funds. In its role as investment advisor, subadviser and/or manager, Dimensional or its subsidiaries may possess voting and/or investment power over the shares of Saia that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of Saia held by the Funds. However, all shares reported in this table are owned by the Funds. Dimensional disclaims beneficial ownership of such securities and this table shall not be construed as an admission that Dimensional or any of its affiliates is the beneficial owner of any shares set forth on this table.

(4)

The amount shown and the following information are derived from Schedule 13G filed by The Vanguard Group (“Vanguard”) on February 7, 2018. According to the Schedule 13G, Vanguard possesses sole dispositive power over 1,355,743 shares, shared dispositive power over 39,359 shares, sole voting power over 36,944 shares and shared voting power over 4,265 shares of Saia common stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors and certain officers of Saia and persons who own more than ten percent of Saia’s common stock to file with the Securities and Exchange Commission initial reports of beneficial ownership (Form 3) and reports of subsequent changes in their beneficial ownership (Form 4 or Form 5) of Saia’s common stock. Such directors, officers and greater-than-ten-percent stockholders are required to furnish Saia with copies of the Section 16(a) reports they file. The Securities and Exchange Commission has established specific due dates for these reports and Saia is required to disclose in this proxy statement any late filings or failures to file.

Based solely upon a review of the copies of the Section 16(a) reports (and any amendments thereto) furnished to Saia and written representations from certain reporting persons that no additional reports were required, Saia believes that its directors, reporting officers and greater-than-ten-percent stockholders complied with all these filing requirements for the fiscal year ended December 31, 2017.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is currently comprised of John J. Holland, Di-Ann Eisnor, Randolph W. Melville and Jeffrey C. Ward. Linda J. French served on the Compensation Committee until her retirement in February 2017. None of these individuals is or has ever been an officer or employee of Saia. During fiscal 2017, no executive officer of Saia served as a director of any corporation for which any of these individuals served as an executive officer and there were no other Compensation Committee interlocks with the companies with which these individuals or Saia’s other directors are affiliated.

RELATED PARTY TRANSACTIONS

The Audit Committee of the Board of Directors is responsible for the review and approval of each related party transaction. In January 2007, the Board of Directors formalized in writing its Related Party Transaction Policies and Procedures.

The Related Party Transaction Policies and Procedures provide for approval or ratification by the Audit Committee of each related person transaction disclosable under SEC rules. The Policies and Procedures provide for the Audit Committee to review the material facts of all related party transactions that require the Audit Committee’s approval, subject to certain exceptions. If advance Audit Committee approval is not practicable, then the related party transaction shall be considered and, if the Audit Committee deems appropriate, ratified at its next regularly scheduled meeting.

In determining whether to approve or ratify a related party transaction, the Committee will take into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable to the Company than terms generally available to an unaffiliated third-party under the same or similar circumstances, and the extent of the related party’s interest in the transaction. The Audit Committee has established standing pre-approvals for certain classes of related party transactions. In addition, the Board of Directors has given the Chair of the Audit Committee the authority to pre-approve any related party transaction in which the aggregate amount involved is less than $500,000. Each related party transaction approved pursuant to the standing pre-approvals or pursuant to the authority granted the Chair of the Audit Committee is described to the Audit Committee at its next regularly scheduled meeting.

The Company has entered into indemnification agreements with the members of its Board of Directors. Under these agreements, the Company is obligated to indemnify its directors to the fullest extent permitted under the Delaware General Corporation Law for expenses, including attorneys’ fees, judgments and settlement amounts incurred by them in any action or proceeding arising out of their services as a director. The Company believes that these agreements are helpful in attracting and retaining qualified directors. The Company’s Amended and Restated Certificate of Incorporation also provides for indemnification of its officers and directors to the fullest extent permitted by the Delaware General Corporation Law.

There have been no related party transactions requiring disclosure under the rules or regulations of the Securities and Exchange Commission since January 1, 2017.

OTHER MATTERS

We know of no other business that will be presented at the meeting. If any other matter properly comes before the stockholders for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

ADDITIONAL INFORMATION

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on April 26, 2018:

This proxy statement and our annual report to stockholders are also available to you on the Company’s website (www.saiacorp.com) under the Investor Relations page.

Proxy Solicitation

Saia will bear the entire cost of this proxy solicitation. In addition to soliciting proxies by this mailing, we expect that our directors, officers and regularly engaged employees may solicit proxies personally or by mail, telephone, facsimile or other electronic means, for which solicitation they will not receive any additional compensation. Saia will reimburse brokerage firms, custodians, fiduciaries and other nominees for their out-of-pocket expenses in forwarding solicitation materials to beneficial owners upon our request.

Stockholder Proposals for 2019 Annual Meeting

Any stockholder who intends to present a proposal at the annual meeting in 2019 must deliver the proposal to Saia’s corporate Secretary at 11465 Johns Creek Parkway, Suite 400, Johns Creek, Georgia 30097:

•	Not later than November 20, 2018, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.
•

On or after December 27, 2018, and on or before January 26, 2019, if the proposal is submitted pursuant to Saia’s By-Laws, in which case we are not required to include the proposal in our proxy materials.

By order of the Board of Directors,

Frederick J. Holzgrefe, III
Secretary

SAIA, INC.

2018 OMNIBUS INCENTIVE PLAN

SAIA, INC.

2018 OMNIBUS INCENTIVE PLAN

Table of Contents

Page

1.Purpose of the Plan A-3

2.Definitions A-3

3.Stock Subject to the Plan A-5

4.Administration A-5

5.Committee A-6

6.Options. A-6

7.Stock Appreciation Rights A-7

8.Restricted Stock Awards A-8

9.Restricted Stock Unit Awards A-8

10.Performance Unit Awards A-8

11.Stock Awards for Non-Employee Directors A-9

12.Clawback A-9

13.Termination of EmploymentA-10

14.Nontransferability of AwardsA-10

15.Postponement of ExerciseA-10

16.Adjustments Upon Changes in CapitalizationA-10

17.Adjustments Upon Change in ControlA-11

18.Amendment and TerminationA-11

19.Effectiveness of the PlanA-12

20.Term of PlanA-12

21.Time of Granting of an AwardA-12

22.TaxesA-12

23.Unfunded PlanA-12

24.No Fractional SharesA-12

25.Code Section 409AA-12

26.Beneficiary DesignationA-13

27.No Right To Continued EmploymentA-13

28.Notices A-13

29.Choice of LawA-13

SAIA, INC.

2018 OMNIBUS INCENTIVE PLAN

1.	Purpose of the Plan.

The purpose of the Plan is to provide the Company with a means to assist in recruiting, retaining and rewarding certain employees, directors and consultants and to motivate such individuals to exert their best efforts on behalf of the Employer by providing incentives through the granting of Awards.  By granting Awards to such individuals, the Company expects that the interests of the recipients will be better aligned with those of the Employer.

2.	Definitions.

Unless the context clearly indicates otherwise, the following capitalized terms shall have the meanings set forth below:

“Award” means a grant under the Plan of an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Unit Award or Stock.

“Award Agreement” means a written agreement entered into between the Company and a Participant setting forth the terms and provisions applicable to Awards granted under the Plan.

“Board” means the Board of Directors of the Company.

“Cause” means gross negligence or gross neglect of duties, commission of a felony or of a misdemeanor involving moral turpitude or fraud, disloyalty, dishonesty or willful violation of any law or significant Company or Employer policy resulting in an adverse effect on the Company or such Employer.

“Change in Control” means, unless otherwise defined, the happening of any of the following:

(i)When during any 12 month period any “person” as defined in Section 3(a)(9) of the Securities Exchange Act of 1934 and as used in Sections 13(d) and 14(d) thereof, including any “group” within the meaning of Section 13(d) of the Securities Exchange Act of 1934, but excluding the Company, any Subsidiary or any employee benefit plan sponsored or maintained by the Company or any Subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended from time to time), of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities; provided, however, that the event described in this subpart (i) shall not be deemed to be a Change in Control by virtue of any of the following situations:  (a) an acquisition by the Company or any Subsidiary; (b) an acquisition by any employee benefit plan sponsored or maintained by the Company or any Subsidiary; or (c) an acquisition by an underwriter temporarily holding securities pursuant to an offering of such securities;

(ii)When during any 12 month period the individuals who, as of the beginning of such period, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual (x) whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board and (y) who is a nominee or other representative of the person(s) who conducted or threatened such contest or solicitation or an affiliate thereof; or

(iii)Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation (a “Business Combination”); provided; however, that a Business Combination will not constitute a Change in Control if each of the following three conditions is satisfied following such Business Combination:

(A)all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the then outstanding shares of Stock of the Company and the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries);

(B)no person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) becomes, by reason of such Business Combination, the beneficial owner, directly or indirectly, of thirty percent (30%) or more of the combined voting power of the then outstanding voting securities of such corporation, but disregarding for this purpose any beneficial ownership held more than 12 months prior to the effective time of such Business Combination; provided, however, that the requirements described in this subpart (iii)(B) shall be deemed satisfied by virtue of any of the following situations:  (a) an acquisition by the Company or any Subsidiary; or (b) an acquisition by any employee benefit plan sponsored or maintained by the Company or any Subsidiary; and

(C)at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur as a result of any event or transaction to the extent that treating such event or transaction as a Change in Control would cause any tax to become due under Section 409A of the Code.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

“Committee” means the committee described in Section 5.

“Company” means Saia, Inc., a Delaware corporation, and any successor thereto.

“Employer” means the Company and any other entity in which the Company directly or indirectly has a controlling interest, within the meaning of Treas. Reg. Section 1.409A-1(b)(5)(iii)(E).

“Fair Market Value” means the closing price per share of Stock as reported by the National Association of Securities Dealers Automated Quotation System or, if the closing price is not so reported, the bid price of the shares as so reported.

“Incentive Stock Option” means a stock option which is an incentive stock option within the meaning of Code Section 422.

“Non-Qualified Stock Option” means a stock option which is not an Incentive Stock Option.

“Option” means both an Incentive Stock Option and a Non-Qualified Stock Option.

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Award, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, or such other meaning as may be hereafter ascribed to it in Code Section 424.

“Participant” means an employee, director or consultant of the Company or an Employer who is selected by the Committee to receive an Award.

“Performance Period” means a specified period of time of at least twelve months over which performance goals with respect to a Performance Unit Award must be satisfied.

“Performance Unit Award” means a right to receive shares of Stock if performance goals established by the Committee are met over a specified Performance Period.

“Plan” means the Saia, Inc. 2018 Omnibus Incentive Plan.

“Predecessor Plan” means the Second Amended and Restated Saia, Inc. 2011 Omnibus Incentive Plan as in effect on the date this Plan is initially approved by stockholders and as hereafter amended.

“Restricted Stock Award” means a grant of shares of Stock subject to such limitations and restrictions as the Committee shall determine.

“Restricted Stock Unit Award” means an Award that is valued by reference to the Fair Market Value of one share of Stock, and which is earned and vested upon the achievement of certain conditions established by the Committee.

“Stock” means the common stock, par value of $.001 per share, of the Company.

“Stock Appreciation Right” or “SAR” means a right granted under the terms of the Plan to receive an amount equal to the excess of the Fair Market Value of one share of Stock as of the date of exercise of the SAR over the price per share of Stock specified in the Award Agreement of which it is a part.

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting an Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, or such other meaning as may be hereafter ascribed to it in Code Section 424.

“Total Disability” means total disability as defined under the Company’s or applicable Employer’s group insurance plan covering total disability or, in the absence of any such insurance plan, as determined by the Committee.  However, for purposes of determining the term of an Incentive Stock Option, the determination of whether an individual has a disability will be based on the definition ascribed to such term under Code Section 22(e)(3).

3.	Stock Subject to the Plan.

Subject to adjustment in accordance with Section 16, one million one hundred thousand (1,100,000) shares of Stock (the “Reserve”) have been allocated to the Plan and will be reserved to satisfy Awards under the Plan.  Subject to adjustment in accordance with Section 16, no more than five hundred thousand (500,000) shares of Stock may be issued in the aggregate during the term of the Plan pursuant to the exercise of Incentive Stock Options (the “ISO Limit”).

Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines, or pursuant to Section 16 or Section 17 herein (“Substitute Awards”).  Substitute Awards shall not be counted against the Reserve; provided, that, Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as Incentive Stock Options shall be counted against the ISO Limit.  Subject to applicable stock exchange requirements, available shares under a shareholder-approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect such acquisition or transaction) may be used for Awards under the Plan and shall not count toward the Reserve.

The Company may, in its sole discretion, use shares held in the treasury in lieu of authorized but unissued shares.  Awards settled in cash shall not reduce the number of shares of Stock available for purposes of the Plan and Awards payable only in cash shall not reduce the Reserve.  If any Award shall expire or terminate for any reason, the shares subject to the Award shall again be available for the purposes of the Plan.  Any shares of Stock which are used by a Participant as full or partial payment to the Company to satisfy the purchase price related to an Award, and any shares subject to an Award which are not delivered to a Participant because such shares are used to satisfy an applicable tax withholding obligation, shall not be available for the purposes of the Plan, and shall not be included in the number of shares of Stock reserved hereunder.

4.	Administration.

The Plan shall be administered by the Committee.  The Committee’s determinations on the matters referred to in this Section 4 shall be final and binding on all persons. All expenses of administering the Plan shall be borne by the Company.

A.Eligibility/Award Terms.  Subject to the express provisions of the Plan, the Committee shall have plenary authority, in its sole discretion, to determine the individuals to whom, and the time or times at which, Awards shall be granted, the number of shares of Stock to be subject to each Award and the terms of any Award.  In making such determinations, the Committee may take into account the nature of services rendered by the respective individuals, their present and potential contributions to the Employer’s success and such other factors as the Committee, in its sole discretion, shall deem relevant.

B.Plan Terms.  Subject to the express provisions of the Plan, the Committee shall also have plenary authority, in its sole discretion, to construe and interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan’s administration, to determine the terms and provisions of the respective Award Agreements (which need not be identical), to correct any defect or supply any omission or reconcile any inconsistency or ambiguity in the Plan or Award Agreement and to make all other determinations or take any other actions necessary or advisable for the administration of the Plan.

5.	Committee.

The Committee shall be comprised of directors on the compensation committee of the Board and shall at all times be constituted to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or any successor to such Rule, and the independence requirements under any applicable stock exchange rules.

The Committee shall hold its meetings at such times and places as it may determine.  A majority of the Committee’s members shall constitute a quorum.  All determinations of the Committee shall be made by a majority of its members present at any meeting at which there is a quorum.  Any decision or determination reduced to writing and signed by all of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held.  The Committee may appoint a secretary, shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

6.	Options.

The Committee may, in its sole discretion, grant Options which are Incentive Stock Options or Non-Qualified Stock Options, as evidenced by the Award Agreement, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

A.Type of Option.  Incentive Stock Options may be granted to any individual classified as an employee of the Company, a Parent or a Subsidiary.  A Non-Qualified Stock Option may be granted to any employee, director or consultant of the Company or an Employer selected by the Committee.

B.Purchase Price.  Except with respect to Substitute Awards, the purchase price of the Stock under each Option shall not be less than 100% of the Fair Market Value of such Stock on the date such Option is granted; provided that, in the case of an Incentive Stock Option granted to a Participant who owns more than 10% of the total combined voting power of all classes of stock of the Company, a Parent or a Subsidiary, the purchase price of the Stock under such Incentive Stock Option shall not be less than 110% of the Fair Market Value of such Stock on the date such Incentive Stock Option is granted.

C.Exercise– Elections and Restrictions.  The purchase price under an Option is to be paid in full upon the exercise of the Option, either (i) in cash, (ii) in the sole discretion of the Committee, by the tender to the Company (either actual or by attestation) of shares of Stock already owned by the Participant and registered in his or her name, having a Fair Market Value equal to the cash purchase price under the Option being exercised, (iii) in the sole discretion of the Committee, by any combination of the payment methods specified in clauses (i) and (ii) hereof, or (iv) in the sole discretion of the Committee, in the case of a Non-Qualified Stock Option, by means of a net exercise in which the person entitled to exercise the Non-Qualified Stock Option shall receive the number of shares of Stock equal to the aggregate number of shares being purchased less the number of shares having a Fair Market Value equal to the aggregate purchase price of the shares being purchased and any applicable tax withholdings; provided that, no shares of Stock may be tendered in exercise of an Incentive Stock Option if such shares were acquired by the Participant through the exercise of an Incentive Stock Option unless (1) such shares have been held by the Participant for at least one year, and (2) at least two years have elapsed since such prior Incentive Stock Option was granted.  The Committee may provide in an Award Agreement that payment in full of the purchase price need not accompany the written notice of exercise provided that the notice of exercise directs that the certificate or certificates for the shares of Stock for which the Option is exercised be delivered to a licensed broker acceptable to the Company as the agent for the individual exercising the Option and, at the time such certificate or certificates are delivered, the broker tenders to the Company cash (or cash equivalents acceptable to the Company) equal to the purchase price for the shares of Stock purchased pursuant to the exercise of the Option plus the amount (if any) of any withholding obligations on the part of the Company.  The proceeds of sale of Stock subject to the Option are to be added to the general funds of the Company or to the shares of the Stock held in its Treasury, and used for its corporate purposes as the Board shall determine.

D.Minimum Vesting.  Except as otherwise provided under Sections 16 and 17 herein, for Substitute Awards, for sign-on Awards and for Options with respect to Stock for up to five percent (5%) of the Reserve, each Option shall be subject to a vesting period of not less than one (1) year; however, notwithstanding such one year vesting requirement, the Committee in its sole discretion may provide in an Award Agreement for the acceleration of vesting under certain circumstances, which need not be uniform for all Participants.

E.Option Terms.  The term of each Option shall not be more than ten (10) years from the date of grant thereof or such shorter period as is prescribed in the Award Agreement; provided that, in the case of a Participant who owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, a Parent or a Subsidiary, the term of any Incentive Stock Option shall not be more than five (5) years from the date of grant thereof or such shorter period as prescribed in the Award Agreement.  The holder of an Option shall have none of the rights of a stockholder with respect to the shares subject to Option until such shares shall be issued to him or her upon the exercise of his or her Option.

F.Successive Option Grants.  As determined by the Committee, successive option grants may be made to any Participant under the Plan.

G.Limitations.  Except as otherwise provided in Sections 16 and 17, in no event (i) may an underwater Option be re-priced, exchanged or cashed out, or (ii) may any other Option be re-priced.

H.Additional Incentive Stock Option Requirements.  The maximum aggregate Fair Market Value (determined at the time an Option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Company, a Parent and a Subsidiary) shall not exceed $100,000.  A Participant who disposes of Stock acquired upon the exercise of an Incentive Stock Option either (i) within two years after the date of grant of such Incentive Stock Option or (ii) within one year after the transfer of such shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition.

7.	Stock Appreciation Rights.

A.Grant Terms.  The Committee may, in its sole discretion, grant a Stock Appreciation Right.  Such SAR may be granted on a “free-standing” basis or in conjunction with all or a portion of the shares of Stock covered by an Option.  Except as otherwise provided in this Plan, a SAR shall be subject to the same terms and conditions as an Option, and any additional limitations set forth in this Section 7 or the Award Agreement.  The term of each SAR shall not be more than ten (10) years from the date of grant thereof or such shorter period as is prescribed in the Award Agreement.

B.Exercise Terms.  Each SAR shall entitle the holder thereof to elect, prior to its cancellation or termination, to exercise such SAR and receive an amount equal to the excess of the Fair Market Value of the Stock on the date of such election over the Fair Market Value on the date of grant of the SAR; except that if an Option is amended to include SARs, the designated Fair Market Value in the applicable Award Agreement may be the Fair Market Value on the date that the Option was granted.  Payment under a SAR may be made, in the sole discretion of the Committee, in (i) Stock, (ii) cash or (iii) any combination of Stock and cash.  Cash shall be paid for fractional shares of Stock upon the exercise of a SAR.

C.Limitations.  A SAR may not be issued in conjunction with shares of Stock covered by an Incentive Stock Option under terms which provide for cancellation of such Incentive Stock Options upon exercise of the SAR.  Except as otherwise provided in Sections 16 and 17, in no event (i) may an underwater SAR be re-priced, exchanged or cashed out, or (ii) may any other SAR be re-priced.

D.Minimum Vesting.  Except for SAR’s with respect to Stock for up to five percent (5%) of the Reserve, each SAR shall be subject to a vesting period of not less than one (1) year; however, notwithstanding such one year vesting requirement, the Committee in its sole discretion may provide in an Award Agreement for the acceleration of vesting under certain circumstances, which need not be uniform for all Participants.

8.	Restricted Stock Awards.

The Committee may, in its sole discretion, grant Restricted Stock Awards that are subject to such limitations and restrictions as the Committee shall determine, including, but not limited to:  the right to receive one or more shares of Stock upon the completion of a specified period of service, the occurrence of an event or the attainment of performance objectives; or restrictions on transfer or on the ability of the Participant to make elections with respect to the taxation of the Award without the consent of the Committee; provided that, no such limitations or restrictions shall lapse (i) earlier than one (1) year from the date of grant of the Restricted Stock Award, except to the extent otherwise provided in Section 16 or 17 of the Plan, or (ii) later than the tenth anniversary of such date; provided further, the Committee may grant Restricted Stock Awards without a minimum vesting requirement for up to five percent (5%) of the Reserve.

The Committee may establish terms and conditions under which a Participant granted a Restricted Stock Award shall be entitled to receive a credit equivalent to any dividend payable with respect to the number of shares of Stock which, as of the record date for such dividend, have been awarded to the Participant but remain subject to limitations and restrictions under such Restricted Stock Award.  Any such dividend equivalents shall be paid to the Participant only at such time, if any, that the limitations and restrictions applicable to such shares lapse, but in no event later than 2½ months after the end of the year in which such limitations and restrictions lapse.  Any arrangement for the payment of dividend equivalents shall terminate if, in accordance with the limitations and restrictions under the Restricted Stock Award, the shares of Stock being held pursuant to the terms of such Restricted Stock Award are forfeited.

9.	Restricted Stock Unit Awards.

The Committee may, in its sole discretion, grant Restricted Stock Unit Awards that are subject to such terms, conditions, limitations and restrictions as the Committee shall determine and set forth in the Award Agreement, including, but not limited to the specified period of service, the occurrence of an event or the performance objectives required to earn the Restricted Stock Units awarded.  Restricted Stock Unit Awards shall be settled in shares of Stock, cash, or a combination of both, in accordance with the terms of the applicable Award Agreement.  No limitations or restrictions shall lapse within one year of the date of grant of the Restricted Stock Unit, except to the extent otherwise provided in Section 16 or 17 of the Plan; however, notwithstanding such one year vesting requirement, the Committee in its sole discretion may (i) provide in an Award Agreement for the lapse of limitations or restrictions under certain circumstances, which need not be uniform for all Participants and (ii) grant Restricted Stock Units Awards without a minimum vesting requirement for up to five percent (5%) of the Reserve.  A Participant shall have no rights as a stockholder in respect of any Restricted Stock Units during the period in which the Restricted Stock Unit Award is subject to limitations or restrictions unless specifically provided in the applicable Award Agreement.

10.	Performance Unit Awards.

The Committee may, in its sole discretion, grant Performance Unit Awards, under which a Participant shall be entitled to receive a specified number of shares of Stock if the performance goals for a Performance Period are met, as established by the Committee and set forth in the Award Agreement.

The Committee shall determine the extent to which a Participant shall participate in a partial Performance Period because of becoming eligible to be a Participant after the beginning of such Performance Period.

The performance measures to be used for a Performance Unit Award shall be chosen by the Committee, in its sole discretion and may relate to the Company, a Parent, a Subsidiary, an Employer or one or more units of such an entity.

The Committee shall determine whether or to what extent, with respect to a Performance Period, the applicable performance goals have been met with respect to an Award and, if they have, to so certify and ascertain the amount of the applicable Performance Unit Award.  The Committee may in its sole discretion adjust Performance Unit Awards.  The Committee may exclude the impact of any event or occurrence which the Committee determines should appropriately be excluded such as, for example, a restructuring or other nonrecurring charge, an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or a change in accounting standards required by U.S. generally accepted accounting principles.

Performance Unit Awards shall be payable in shares of Stock in accordance with the terms of the applicable Award Agreement after the Committee has determined whether or to what extent, if any, the performance goals for the applicable Performance Period have been met, but in no event later than 2½ months after the end of such Performance Period, provided that the Participant is employed by the Company, a Parent, a Subsidiary or an Employer on the last day of such Performance Period; provided that, if a Participant’s employment is involuntarily terminated without Cause or the Participant terminates employment due to death, Total Disability or retirement (as determined by the Committee), in each case, after completing at least 50% of the Performance Period for a Performance Unit Award, such Participant shall be entitled to a pro rata portion of the Performance Unit Award to which such Participant would otherwise be entitled if the applicable performance goals are met for such Performance Period, payable in accordance with the foregoing.  A Participant to whom a Performance Unit Award has been granted shall have none of the rights of a stockholder with respect to the shares of Stock subject to such Performance Unit Award until such time, if any, as such shares shall be issued to him or her.

11.	Stock Awards for Non-Employee Directors.

Each member of the Board who is not an employee of the Company or any Employer (“non-employee directors”) may elect in writing to receive up to 100% of his or her annual Board and committee retainers for any year in shares of Stock in lieu of cash.  Such election must be received by the Committee no later than seven (7) days prior to each year’s annual meeting of stockholders, and must indicate the percentage of the annual Board and committee retainers that the non-employee director wishes to receive in shares of Stock in lieu of cash.  The number of shares of Stock granted to a non-employee director in accordance with his or her election shall be based on the Fair Market Value of the Stock on the date of payment, with any fractional share rounded off to the nearest whole share.

In addition, on May 1 of each calendar year (or any later date within each calendar year, as determined by the Committee), each non-employee director shall be granted shares of Stock with a Fair Market Value on the grant date of not more than $500,000, with the dollar amount to be determined by the Committee.  Any non-employee director appointed to the Board other than at the Company’s annual meeting of stockholders shall be granted upon his or her appointment an award of shares of Stock with a Fair Market Value on the grant date of not more than $500,000, with the dollar amount to be determined by the Committee.  Notwithstanding the foregoing, shares shall not be granted under this paragraph to the extent such non-employee director is granted shares of Stock in the same calendar year under any other comparable provision of Saia’s other equity incentive plans, including the Predecessor Plan.  All grants of shares of Stock to non-employee directors under this paragraph (“Annual Non-Employee Director Stock Award”) shall be subject to a vesting period of not less than one (1) year; however, any unvested shares of Stock shall become fully vested upon: (a) the non-employee director’s cessation of service with the Board for a reason other than “cause,” as provided under Section 141(k) of the Delaware General Corporation Law; or (b) a Change in Control of the Company.  All Annual Non-Employee Director Stock Awards shall be further subject to such other restrictions and conditions, including those with respect to voting and dividend rights, as may be established by the Committee and set forth in the Award Agreement.

Notwithstanding the preceding, each non-employee director shall have the right to elect to have all or a portion of his or her Stock award (as described in this Section 11) deferred under the Saia, Inc. Directors’ Deferred Fee Plan.

12.	Clawback.

Notwithstanding any other provisions in this Plan, the Company may cancel any Award, require reimbursement of any Award by a Participant, and effect any other right of recoupment of equity or other compensation provided under the Plan in accordance with any Company policy or policies that may be adopted and/or modified from time to time (“Clawback Policy”). In addition, a Participant may be required to repay to the Company previously paid compensation, whether provided pursuant to the Plan or an Award Agreement, in accordance with the Clawback Policy. By accepting an Award, the Participant is agreeing to be bound by the Clawback Policy, as in effect or as may be adopted and/or modified from time to time by the Company in its sole discretion (including, without limitation, to comply with applicable law or stock exchange listing requirements).

13.	Termination of Employment.

Subject to the provisions of the Plan, the Committee may make such provisions concerning exercise or lapse of Awards on death or termination of employment as it shall, in its sole discretion, determine.  The term “employment” shall refer to the provision of service as an employee, director or consultant of the Company, an Employer or a Subsidiary.  Transfers of employment between the Company, an Employer and a Subsidiary, or between Employers or Subsidiaries, shall not constitute a termination of employment for purposes of any Award.  The Committee may specify in the terms and conditions of an Award, whether any authorized leave of absence or absence for military or government service or for any other reason shall constitute a termination of employment for purposes of the Award and the Plan.

14.	Nontransferability of Awards.

Unless otherwise determined by the Committee and expressly set forth in an Award Agreement, an Award granted under the Plan shall, by its terms, be non-transferable otherwise than by will or the laws of descent and distribution and an Award may be exercised, if applicable, during the lifetime of the Participant thereof, only by the Participant or his or her guardian or legal representative.  Notwithstanding the foregoing, to the extent consistent with applicable law, the Committee may permit a Non-Qualified Stock Option to be transferred to (a) a member or members of the Participant’s immediate family (child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships); (b) a trust in which such persons have more than 50% of the beneficial interest, a foundation in which such persons (or the Participant) control the management of assets, and any other entity in which such persons (or the Participant) own more than 50% of the voting interests; and (c) such other transferees as may be permitted by the Committee in its sole discretion.

15.	Postponement of Exercise.

The Committee may postpone any exercise of an Option or SAR, or the distribution of any portion of a Restricted Stock Award or shares under a Performance Unit Award or Restricted Stock Unit Award or the grant of Stock for such time as the Committee, in its sole discretion, may deem necessary in order to permit the Company (i) to effect or maintain registration of the Plan or the Stock issuable upon the exercise of an Option or a SAR or distributable in satisfaction of a Restricted Stock Award, Performance Unit Award, Restricted Stock Unit Award or pursuant to a grant of Stock under the Securities Act of 1933, as amended, or the securities laws of any applicable jurisdiction, (ii) to permit any action to be taken in order to comply with restrictions or regulations incident to the maintenance of a public market for its shares, or (iii) to determine that such shares and the Plan are exempt from such registration or that no action of the kind referred to in (i) or (ii) above needs to be taken.  The Company shall not be obligated by virtue of any terms and conditions of any Award or any provision of the Plan to recognize the exercise of an Option or an SAR or to sell or issue shares in violation of the Securities Act of 1933 or the law of any government having jurisdiction thereof.  Any such postponement shall not extend the term of an Option or SAR nor shorten the term of any restriction attached to any Restricted Stock Award or Restricted Stock Unit Award.  Neither the Company nor its directors or officers shall have any obligation or liability to any Participant, to the Participant’s successor or to any other person with respect to any shares with respect to which the Option or SAR shall lapse because of such postponement or as to which issuance under a Restricted Stock Award or Restricted Stock Unit Award was delayed.

16.	Adjustments Upon Changes in Capitalization.

In the event of changes in the outstanding Stock or in the capital structure of the Company by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization, Awards granted under the Plan and any Award Agreements, the exercise price of Options and Stock Appreciation Rights, and the maximum number of shares of Stock which may be issued under the Plan as stated in

Section 3 or pursuant to any part of the Plan will be equitably adjusted or substituted, as to the number, price or kind of a share of Stock or other consideration subject to the Plan or such Awards to the extent necessary to preserve the economic intent of the Plan or such Award. The determination of (a) whether such a change in the outstanding Stock or change in the capital structure of the Company has occurred and (b) what adjustment is appropriate to be made to the Plan or outstanding Awards, shall be made in the sole discretion of the Committee. In the case of adjustments made pursuant to this Section 16, unless the Committee specifically determines that such adjustment is in the best interests of the Company or its affiliates, the Committee shall, in the case of Incentive Stock Options, ensure that any adjustments under this Section 16 will not constitute a modification, extension or renewal of the Incentive Stock Options within the meaning of Section 424(h)(3) of the Code and in the case of Non-Qualified Stock Options, ensure that any adjustments under this Section 16 will not constitute a modification of such Non-Qualified Stock Options within the meaning of Section 409A of the Code. Any adjustments made under this Section 16 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

17.	Adjustments Upon Change in Control.

A.Impact of Change in Control.  The terms of any Award may provide in the Award Agreement evidencing the Award that, upon a “Change in Control”, (a) Options and Stock Appreciation Rights outstanding as of the date of the Change in Control immediately vest and become fully exercisable, (b) restrictions and deferral limitations on Restricted Stock Awards and Restricted Stock Unit Awards lapse and the Restricted Stock and Restricted Stock Units becomes free of all restrictions and limitations and becomes fully vested, (c) all Performance Unit Awards shall be considered to be earned and payable (either in full or pro-rata based on the portion of the Performance Period completed as of the date of the Change in Control), and any deferral or other restriction shall lapse and such Performance Unit Awards shall be immediately settled or distributed, (d) the restrictions and deferral limitations and other conditions applicable to any other Awards shall lapse, and such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant, and (e) such other additional benefits as the Committee deems appropriate shall apply, subject in each case to any terms and conditions contained in the Award Agreement evidencing such Award.  The determination as to the occurrence of a Change in Control shall be based on objective facts and in accordance with the requirements of Code Section 409A and the regulations promulgated thereunder.

B.Assumption/Substitution Upon Change in Control.  Notwithstanding the foregoing, the terms of any Award Agreement may also provide that, if in the event of a Change in Control the successor company assumes an Award or issues a substitute award to substantially preserve the terms of any Awards previously granted under the Plan and not previously exercised or settled, then each outstanding Award assumed or substituted for under this Section 17B shall not be accelerated as described above.  Notwithstanding the foregoing, no Award shall be assumed or substituted pursuant to this Section 17B if such action would cause an Award not otherwise “deferred compensation” within the meaning of Code Section 409A to become or create “deferred compensation” within the meaning of Code Section 409A or otherwise trigger adverse tax consequences under Code Section 409A.

C.Committee Discretion Upon Change in Control.  Notwithstanding any other provision of the Plan or Award Agreement to the contrary, the Committee may, in its sole discretion, determine that, upon the occurrence of a Change in Control, any vested or unvested Award outstanding as of the effective date of such Change in Control will be cancelled in consideration for a cash payment or alternative award (whether from the Company or another entity that is a party to the Change in Control) or a combination thereof made to the holder of such cancelled Award substantially equivalent in value to the fair market value of the consideration to be paid per share of Stock in the Change in Control, reduced by the exercise or purchase price per share, if any, under such Award.  The determination of fair market value shall be made by the Committee in its sole discretion.  In the case of any Option or SAR with a purchase price that equals or exceeds the price paid for a share of Stock in connection with the Change in Control, the Committee may cancel the Option or SAR without the payment of consideration therefor.

18.	Amendment and Termination.

The Board may at any time terminate the Plan, or make such modifications to the Plan as it shall deem advisable; provided that, the Board may not, without further approval by the holders of Stock, increase the maximum number of shares as to which Awards may be granted under the Plan (except under the provisions of Section 16), increase the ISO Limit established in Section 3, eliminate the repricing prohibitions in Sections 6.G and 7.C, or change the class of employees to whom Incentive Stock Options may be granted, or withdraw the authority to administer the Plan from a committee whose members satisfy the requirements of Section 5.  No termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted, adversely affect the rights of such Participant under such Award; but it shall be conclusively presumed that any adjustment for changes pursuant to Section 16 or 17 as provided for herein does not adversely affect any such rights.

19.	Effectiveness of the Plan.

This Plan shall become effective upon adoption by the Board subject, however, to its further approval by the stockholders of the Company given within twelve (12) months of the date the Plan is adopted by the Board at a regular meeting of the stockholders or at a special meeting duly called and held for such purpose.

20.	Term of Plan.

The Plan shall terminate ten (10) years after the date on which this Plan is approved and adopted by the Board and no Award shall be granted hereunder after the expiration of such ten (10) year period.  Awards outstanding at the termination of the Plan shall continue in accordance with their terms and shall not be affected by such termination.

21.	Time of Granting of an Award.

An Award grant under the Plan shall be deemed to be made on the date on which the Committee, by formal action of its members duly recorded in the records thereof, makes an Award to a Participant (but in no event prior to the adoption of the Plan by the Board); provided that such Award is evidenced by a written Award Agreement duly executed on behalf of the Company and on behalf of the Participant within a reasonable time after the date of the Committee action.

22.	Taxes.

Upon (i) exercise of an Option, (ii) the lapse of the limitations and restrictions under a Restricted Stock Award, unless such Award has previously been subject to taxation, or (iii) payment of a Performance Unit Award or other Award, the Company in its sole discretion may withhold a number of shares of Stock which have a value sufficient to satisfy the amount of taxes required to be withheld; provided, that the number of shares of Stock withheld may not be less than the minimum or more than the maximum number required based on the tax withholding rate for the Participant; provided further that, in lieu of all or part of such withholding, the Participant may pay an equivalent amount of cash to the Company.

23.	Unfunded Plan.

The Plan shall be unfunded. Neither the Company, the Board nor the Committee shall be required to establish any special or separate fund or to segregate any assets to assure the performance of its obligations under the Plan.

24.	No Fractional Shares.

No fractional shares of Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, additional Awards or other securities or property shall be issued or paid in lieu of fractional shares of Stock or whether any fractional shares should be rounded, forfeited or otherwise eliminated.

25.	Code Section 409A.

The Plan is intended to comply with Section 409A of the Code (or an exemption thereto) to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Code Section 409A shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Code Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Participant’s termination of employment shall instead be paid on the first day of the month immediately following the six-month anniversary of the Participant’s separation from service (or the Participant’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under Code Section 409A and neither the Company nor the Committee will have any liability to any Participant for such tax or penalty.

26.	Beneficiary Designation.

Each Participant under the Plan may from time to time name any beneficiary or beneficiaries in accordance with the procedures established by the Committee by whom any right under the Plan is to be exercised in case of such Participant’s death. Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Committee and shall be effective only when filed by the Participant in writing with the Company during the Participant's lifetime.

27.	No Right To Continued Employment.

Nothing in the Plan or in any Award granted pursuant to the Plan shall confer on any individual any right to continue in the employ of the Employer or interfere in any way with the right of the Employer to terminate his or her employment at any time.

28.	Notices.

All Plan related notices or communications from a Participant shall be deemed made upon delivery to the Secretary of the Company.

29.	Choice of Law.

The Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of law.

* * *

The foregoing Plan was approved and adopted by the Board on February 1, 2018, subject to approval by the stockholders of the Company at the 2018 annual meeting of stockholders.

SAIA

IMPORTANT ANNUAL MEETING INFORMATION

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ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
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C123456789

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on April 25, 2018.

Vote by Internet

- Go to **www.investorvote.com/SAIA**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees and FOR Proposals 2, 3 and 4.

1. Election of Directors:

	For	Against	Abstain
01 - Di-Ann Eisnor *for a term of three years*	☐	☐	☐
02 - William F. Evans *for a term of three years*	☐	☐	☐
03 - Herbert A. Trucksess *for a term of three years*	☐	☐	☐
04 - Jeffrey C. Ward *for a term of three years*	☐	☐	☐

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B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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C 1234567890 J N T

1 P C F 3 6 6 3 5 7 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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02S5WB

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

SAIA

Proxy — Saia, Inc.

Notice of 2018 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — April 26, 2018

Björn E. Olsson, Richard D. O'Dell, and Frederick J. Holzgrefe, III, or any of them (the "Proxies"), each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Saia, Inc. to be held at the Renaissance Concourse Atlanta Airport Hotel, One Hartsfield Centre Parkway, Atlanta, GA 30354, on April 26, 2018 at 10:30 a.m. ET or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the stockholders. If no such directions are indicated, the Proxies will vote FOR all nominees in Proposal 1 and FOR Proposals 2, 3 and 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees and FOR Proposals 2, 3 and 4.

1. Election of Directors:

Nominee	For	Against	Abstain
01 - Di-Ann Eisnor *for a term of three years*	☐	☐	☐
02 - William F. Evans *for a term of three years*	☐	☐	☐
03 - Herbert A. Trucksess *for a term of three years*	☐	☐	☐
04 - Jeffrey C. Ward *for a term of three years*	☐	☐	☐

+

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 3 6 6 3 5 7 2 +

02S85B

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Saia, Inc.

Notice of 2018 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — April 26, 2018

Björn E. Olsson, Richard D. O'Dell, and Frederick J. Holzgrefe, III, or any of them (the "Proxies"), each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Saia, Inc. to be held at the Renaissance Concourse Atlanta Airport Hotel, One Hartsfield Centre Parkway, Atlanta, GA 30354, on April 26, 2018 at 10:30 a.m. ET or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the stockholders. If no such directions are indicated, the Proxies will vote FOR all nominees in Proposal 1 and FOR Proposals 2, 3 and 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)